   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                                                          REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                         HONDA AUTO LEASE TRUST 1999-A
                      (Issuer with respect to the Notes)

                             HONDA TITLING C L.P.
  (Originator of the Trust described herein and Transferor of the 99.8% SUBI
                            Certificate to the Trust)

                                HONDA LEASE TRUST
        (Issuer with respect to the SUBI and the 99.8% SUBI Certificate)

                  HONDA TITLING A L.P. AND HONDA TITLING B L.P.
     (Originators of Honda Lease Trust and transferors of the SUBI to Honda
                                Titling C.L.P.)
                (Exact name as specified in Originator's charter)


          DELAWARE                     6146                ________________
(State or other jurisdiction    (Primary Standard          (I.R.S. Employer
   of incorporation or       Industrial Classification  Identification Number)
      organization)                 Code Number)

                              700 VAN NESS AVENUE
                          TORRANCE, CALIFORNIA 90501
                                (310) 781-4376

              (Address, including zip code, and telephone number,
                including area code, of Originator's principal
                              executive offices)

                                   Y. KOHAMA
                              700 VAN NESS AVENUE
                          TORRANCE, CALIFORNIA 90501
                                (310) 781-4376

            (Name, address, including zip code, and telephone number,
             including area code, of agent for service with respect
                               to the Registrant)

                            ----------------------

                                  COPIES TO:
        Warren R. Loui                              Reed D. Auerbach
    O'Melveny & Myers LLP                     Stroock & Stroock & Lavan LLP
    400 South Hope Street                            180 Maiden Lane
    Los Angeles, CA 90071                       New York, New York 10038

                            ----------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed Maximum   Proposed Maximum
              Proposed Title of Each Class of           Amount to         Offering           Aggregate          Amount of
                Securities to be Registered           Be Registered   Price Per Unit(1)  Offering Price(1)  Registration Fee(1)
----------------------------------------------------------------------------------------------------------------------------------
Auto Lease Asset Backed Notes, Class A-1...........      $200,000            100%             $200,000            $55.60
----------------------------------------------------------------------------------------------------------------------------------
Auto Lease Asset Backed Notes, Class A-2...........      $200,000            100%             $200,000            $55.60
----------------------------------------------------------------------------------------------------------------------------------
Auto Lease Asset Backed Notes, Class A-3...........      $200,000            100%             $200,000            $55.60
----------------------------------------------------------------------------------------------------------------------------------
Auto Lease Asset Backed Notes, Class A-4...........      $200,000            100%             $200,000            $55.60
----------------------------------------------------------------------------------------------------------------------------------
Auto Lease Asset Backed Notes, Class B.............      $200,000            100%             $200,000            $55.60
----------------------------------------------------------------------------------------------------------------------------------
99.8% 1999-A Special Unit of Beneficial Interest
Certificate(2).....................................         (3)              (3)                 (3)                (3)
----------------------------------------------------------------------------------------------------------------------------------
Total..............................................     $1,000,000           100%            $1,000,000            $278
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) The 1999-A Special Unit of Beneficial Interest ("SUBI") issued by Honda Lease Trust will constitute a beneficial interest in specified assets of the assets of Honda Lease Trust, including certain lease contracts and the automobiles relating to such lease contracts. The SUBI is not being offered to investors hereunder but will be transferred first by Honda Titling A L.P. and Honda Titling B L.P. to Honda Titling C L.P. A 99.8% 1999-A Special Unit of Beneficial Interest Certificate (the "SUBI Certificate") issued by Honda Lease Trust and representing a 99.8% undivided interest in the SUBI will then be transferred to the Owner Trustee for the Honda Auto Lease Trust 1999-A issuing the Automobile Lease Asset Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4 and Class B. The SUBI Certificate is not being offered to investors hereunder.
(3)      Not applicable.

                            ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Subject to Completion, Preliminary Prospectus dated ________ __, 1999


                                   $----------

                          HONDA AUTO LEASE TRUST 1999-A
                          AUTO LEASE ASSET BACKED NOTES

                              HONDA TITLING C L.P.
                                   TRANSFEROR

                       AMERICAN HONDA FINANCE CORPORATION
                                    SERVICER



    The notes will be issued by a trust. The sources for payment of the notes are a pool of motor vehicle lease contracts and the related Honda and Acura leased vehicles, payments due thereon and cash held beneficially by the trust. Interest and principal on the notes are scheduled to be paid monthly on the 15th day of the month. The first scheduled
                       distribution date is May 17, 1999.


          THE TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES FOR SALE:

                                                                                               Underwriting
                              Original        Interest                                           Discounts     Proceeds to
                              Principal         Rate      Final Scheduled       Price to            and        Honda Titling
                               Amount       (per annum)   Distribution Date     Public(1)      Commissions(2)     C L.P.(1)
                               ------       -----------   -----------------     ---------      --------------     ---------
   Per Class A-1 Note..    $____________       _____%     ___________ _____    __________%         _____%        __________%
   Per Class A-2 Note..    $____________       _____%     ___________ _____    __________%         _____%        __________%
   Per Class A-3 Note..    $____________       _____%     ___________ _____    __________%         _____%        __________%
   Per Class A-4 Note..    $_____________      _____%     ___________ _____    __________%         _____%        __________%
   Per Class B Note....    $_____________      _____%     ___________ _____    __________%         _____%        __________%

   (1) Plus accrued interest, if any, from the date of initial issuance. Total price to public (excluding such interest) :
       $__________.
   (2) Total underwriting discount : $_____________.

       Credit Suisse First Boston Corporation will purchase the notes from the trust and will offer the notes to you at the prices set forth above.
            The aggregate proceeds to the trust, before deducting expenses payable by or on behalf of the trust estimated at $_______, will be $___________.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
         COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
          DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS
              TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

Before you purchase any notes, consider carefully the risk factors beginning on page __ of this Prospectus. The notes are asset backed securities issued by a trust. The notes are not interests in or obligations of Honda Titling C L.P., American Honda Finance Corporation or any of their affiliates.

Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Cedelbank, SOCIETE ANONYME and the Euroclear System on or about _________ __, 1999, against payment in immediately available funds. The notes will not be listed on any exchange.


                           CREDIT SUISSE FIRST BOSTON

                       Prospectus dated ________ __, 1999

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

CONTENT OF PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date at the bottom of the front page.

     We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located. You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page ___ of this prospectus.

LIMITATIONS ON OFFERS OR SOLICITATIONS

     We do not intend this document to be an offer or solicitation:

     (1) if used in a jurisdiction in which such offer or solicitation is not authorized;

     (2) if the person making such offer or solicitation is not qualified to do so; or

     (3) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE NOTES

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of any class of notes. Such transactions may include stabilizing. For a description of these activities, see "Underwriting."

DEALER PROSPECTUS DELIVERY REQUIREMENTS

     Until _______ __, 1999 all dealers that effect transactions in the notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

DIAGRAM OF TRANSACTION ....................................................   5

SUMMARY ...................................................................   6

RISK FACTORS ..............................................................  10
     You May Have Difficulty Selling Your Notes ...........................  10
     You May Experience Losses on Your Investment
          Resulting From Contract Defaults or Residual Value Losses .......  10
     The Return on Your Investment Will
          Change Over Time ................................................  11
     Risks to Class B Noteholders resulting from
          Subordination of the Class B Notes ..............................  12
     Risks Associated with Sequential Payment
          of Principal on the Notes .......................................  12
     Geographic Concentration Increases Risk
          of Loss on Your Investment ......................................  12
     Vehicle Concentration Type Increases Risk ............................  13
     Possible Effects of Consumer Protection Laws .........................  13
     Possible Liens Due to ERISA Liabilities ..............................  13
     Possible Liability as a Result of Lessees'
          Operation of Leased Vehicles ....................................  14
     Possible Effects of an American Honda Finance
          Corporation or Honda Titling C L.P. Bankruptcy ..................  14
     Risks Associated with Event of Default ...............................  15
     Computer Problems in the Year 2000 May
          Result in Losses ................................................  15
     The Notes Are Not Suitable Investments for
          All Investors ...................................................  16
     Withdrawal or Downgrading of Initial Ratings Will
          Affect the Prices for Notes Upon Resale .........................  16

OVERVIEW OF TRANSACTION ...................................................  17

THE TRUST AND THE SUBI ....................................................  18
     General ..............................................................  18
     The Trust ............................................................  18

                                                                            Page
                                                                            ----

     The SUBI .............................................................  19
THE ORIGINATION TRUST .....................................................  20
     General ..............................................................  20
     Allocation of Origination Trust Liabilities ..........................  20
     HTA LP and HTB LP. ...................................................  21
     The Origination Trustee ..............................................  21
     Property of the Origination Trust ....................................  22
     Contract Origination; Titling of Leased Vehicles .....................  22

USE OF PROCEEDS ...........................................................  23

THE TRANSFEROR ............................................................  23

AMERICAN HONDA FINANCE CORPORATION ........................................  23
     General ..............................................................  23
     Lease Contract Underwriting Procedures ...............................  24
     Determination of Residual Values .....................................  25
     Remarketing Program ..................................................  25
     Insurance ............................................................  26
     Collection and Repossession Procedures ...............................  26
     Extension Policy .....................................................  27
     Methods of Vehicle Disposal ..........................................  27
     Year 2000 ............................................................  28
     Delinquency, Repossession and Loss Data ..............................  29

THE CONTRACTS .............................................................  33
     General ..............................................................  33
     Characteristics of the Contracts .....................................  35
     General ..............................................................  35
     Representations, Warranties and Covenants ............................  37

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS .............................  38

NOTE FACTORS AND TRADING INFORMATION REPORTS TO NOTEHOLDERS ...............  44

DESCRIPTION OF THE NOTES ..................................................  45
     General ..............................................................  45
     Transfer of the SUBI Certificate .....................................  47
     Reallocation Payments ................................................  47
     Calculation of Investor Percentage ...................................  47
     Distributions on the Notes ...........................................  48
     The Accounts .........................................................  55
     Statements to Noteholders ............................................  58
     Termination of the Trust; Redemption of the Notes ....................  60
     Book-Entry Registration ..............................................  60
     Definitive Notes .....................................................  65
     The Indenture Trustee ................................................  66

SECURITY FOR THE NOTES ....................................................  67
     General ..............................................................  67
     The Reserve Fund .....................................................  68
     The Contingent and Excess Liability Insurance Policies ...............  69

ADDITIONAL DOCUMENT PROVISIONS ............................................  70
     The Indenture ........................................................  70
     Additional Agreement Provisions ......................................  72
     The SUBI Trust Agreement .............................................  73
     The Servicing Agreement ..............................................  76
     Amendment of Basic Documents .........................................  85

CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST AND THE SUBI ...............  85
     The Origination Trust ................................................  85
     Qualification of HVT, Inc. as Fiduciary ..............................  86
     Structural Considerations ............................................  86
     Allocation of Origination Trust Liabilities ..........................  87
     Back-up Security Interest in Certain SUBI Assets .....................  87
     The SUBI .............................................................  88
     Insolvency Related Matters ...........................................  89
     Legal Proceedings ....................................................  90

CERTAIN LEGAL ASPECTS OF THE CONTRACTS AND THE LEASED VEHICLES ............  91
     Back-up Security Interests ...........................................  91
     Vicarious Tort Liability .............................................  91
     Repossession of Leased Vehicles ......................................  92
     Deficiency Judgments .................................................  92
     Consumer Protection Laws .............................................  93
     Other Limitations ....................................................  94

MATERIAL INCOME TAX CONSIDERATIONS ........................................  94
     Federal Taxation .....................................................  94
     Federal Income Tax Consequences
          to United States Noteholders ....................................  95
     Federal Income Tax Consequences
          to Foreign Investors ............................................  97
     Backup Withholding ...................................................  98
     New Withholding Regulations ..........................................  98
     Possible Alternative Treatment of the Notes ..........................  98

ERISA CONSIDERATIONS ......................................................  99

UNDERWRITING .............................................................. 100

RATINGS OF THE NOTES ...................................................... 102

LEGAL MATTERS ............................................................. 102

AVAILABLE INFORMATION ..................................................... 102

FORWARD LOOKING STATEMENTS ................................................ 103

                                                                            Page
                                                                            ----

INDEX OF TERMS ............................................................ 104

ANNEX I:  GLOBAL CLEARANCE,
     SETTLEMENT AND TAX
     DOCUMENTATION PROCEDURES .............................................   1

                             DIAGRAM OF TRANSACTION

                                                                          Dealer
                                                                          Agreements      American Honda Finance
                                                               Dealers ------------------     Corporation
                                                                  |                            (Servicer)
                                                                  |       Vehicles
         1% Proceeds                                              |       Leases
                                                                  |
 |---------------------------------------------------------   Honda Lease                           Origination
 |   |-----------------------------------------------------     Trust        ---------------------   Trustee
 |   |                                                      (Origination Trust)
 |   |                                                         |     |
 |   |   1% Beneficial                                         |     |
 |   |   Interest in UTI     99% Beneficial Interest           |     |         99%
 |   |   and SUBI*           in UTI and SUBI*                  |     |         Proceeds
 |   |                                                         |     |
Honda Titling B                                            Honda Titling A.L.P.
  L.P (UTI                                                  (UTI Beneficiary)
 Beneficiary)                                                  |     |
 |   |                                                         |     |
 |   |                       99% Beneficial                    |     |         99%
 |   |                       Interest in SUBI*                 |     |         Proceeds
 |   |                                                         |     |
 |   |   1% Beneficial                                         |     |
 |   |   Interest SUBI*                                        |     |
 |   |----------------------------------------------------- Honda Titling C.L.P.
 |---------------------------------------------------------   (Transferor)
         1% Proceeds                                           |     |
                             SUBI Certificate                  |     |         Certificates
                             (99.8% Beneficial                 |     |         and Proceeds
                             Interest in SUBI)*                |     |
                                                               |     |
                   Owner                                      Honda Auto            Pledge
                  Trustee ---------------------------------   Lease Trust
                                                                 1999-A  --------------- Indenture
                                                                (Issuer)                  Trustee
                                                                                              |
                                                                                              |         Reserve
                                                                                              |-------- Fund
                                                                                              |
                                                                                      --------|--------
                                                                                      |               |
                                                                                      |               |
                                                                                      |               |
                                                                                 Class A            Class B
                                                                               Noteholders        Noteholders

* The SUBI represents the beneficial interest in the Leased Vehicles and the Contracts.

                                   SUMMARY

- This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, you should read carefully this entire prospectus.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.

- You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page __ in this prospectus.


OVERVIEW OF TRANSACTION

Certain motor vehicle dealers in the American Honda Finance Corporation network of dealers have assigned closed-end motor vehicle lease contracts to Honda Lease Trust. Honda Lease Trust was created to avoid the administrative difficulty and expense associated with retitling leased vehicles in the securitization of motor vehicle lease contracts. Honda Lease Trust will issue to the trust a special unit of beneficial interest (or a SUBI) which will represent the beneficial interest in the contracts and leased vehicles backing payment on the notes. The trust and the noteholders will have no interest in any assets of Honda Lease Trust other than the assets backing the special unit of beneficial interest (or SUBI) transferred to the trust. You should review the Diagram of Transaction that appears on the prior page for additional detail.

PRINCIPAL PARTIES

     THE TRUST
     - Honda Auto Lease Trust 1999-A

     THE TRANSFEROR
     - Honda Titling C L.P.

     THE OWNER TRUSTEE
     - U.S. Bank National Association

     THE INDENTURE TRUSTEE
     - The Bank of New York

     THE ORIGINATION TRUST
     - Honda Lease Trust

     THE ORIGINATION TRUSTEE
     - HVT, Inc.

     THE SERVICER
     - American Honda Finance Corporation

DESCRIPTION OF THE SECURITIES

GENERAL

The trust is offering the following securities pursuant to this prospectus:

     -    ___% Class A-1 Notes in the aggregate principal amount of $______;

     -    ___% Class A-2 Notes in the aggregate principal amount of $______;

     -    ___% Class A-3 Notes in the aggregate principal amount of $______;

     -    ___% Class A-4 Notes in the aggregate principal amount of $______; and

     -    ___% Class B Notes in the aggregate principal amount of $______.

The trust is also issuing $__________ aggregate principal amount of ___ % certificates. The trust is not offering the certificates pursuant to this prospectus.

MINIMUM DENOMINATIONS

The trust will issue the notes in book-entry form in minimum denominations of $1,000 and in multiples thereof.

CLEARANCE, REGISTRATION AND SETTLEMENT

You may hold your notes through The Depository Trust Company, Cedel Bank, societe anonyme or the Euroclear System.


INTEREST RATES AND PAYMENTS

The rates of interest for each class of notes are specified on the cover page hereof. Interest with respect to the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed in the related interest period and a 360-day year. Interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months.

PRINCIPAL PAYMENTS

Principal will be paid on the notes on each distribution date in an amount generally equal to 99.8% of the principal collections (and the reimbursement of 99.8% of losses to the extent of available funds) with respect to the related contracts and leased vehicles for the preceding month until the notes have been paid in full.

Principal payments on the notes generally will be made to the holders of the notes sequentially. No principal will be paid on any class of notes until each class of notes with a lower numerical or alphabetical designation has been paid in full (E.G., no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full).

An exception to this rule is that after the Class A-3 Notes have been paid in full, the Class A-4 Notes and the Class B Notes will both receive principal payments, pro rata, based on the principal balance of the related class of notes on the day the Class A-3 Notes have been paid in full.

A second exception is that principal received from the sale of the assets of the trust following a default under the indenture and the acceleration of the notes or the insolvency of Honda Titling C L.P., will be paid first on a pro rata basis, to the Class A Notes until they have been paid in full, and second, to the Class B Notes until they have been paid in full.

Principal collections generally will equal all payments on or in respect of the contracts and leased vehicles allocable to principal, after principal payments on contracts with certain low lease rates have been discounted as described herein.

ALLOCATION OF LOSSES

The trust may experience losses on the contracts due to defaults, early terminations and insufficient proceeds upon disposition of the related leased vehicles. To the extent funds are not available to pay an amount equal to such losses to the noteholders, the servicer will allocate loss amounts in the following order of priority:

     - to the certificates until the principal balance of the certificates has been reduced to zero;

     - to the Class B Notes until the principal balance of the Class B Notes has been reduced to zero; and

     -    to each class of Class A Notes, pro rata.

FINAL SCHEDULED DISTRIBUTION DATES

To the extent not previously paid prior to such dates, the unpaid principal amount of each class of notes will be payable in full on the final scheduled distribution dates listed on the cover page of this prospectus.

OPTIONAL REDEMPTION

The servicer has the option to purchase all of the assets of the trust if the unpaid principal amount of the notes and the certificates is less than or equal to 10% of the initial unpaid principal amount of the notes and the certificates.

Any notes that remain outstanding on any distribution date on which the servicer exercises its option to purchase all of the assets of the trust will be prepaid in whole at the applicable redemption price on such distribution date. The redemption price for any class of notes will equal the unpaid principal amount of that class, plus accrued and unpaid interest thereon.

DATES

DISTRIBUTION DATES

Payments on the notes will be made on the fifteenth day of each month. If the fifteenth is not a business day, payments will be made on the next business day. The first distribution date is May 17, 1999.

RECORD DATE

Payments on the notes will generally be made to the holders of record of the notes on the business day prior to the distribution date.

CUTOFF DATE

__________, 1999. The trust will receive payments made on the related contracts and leased vehicles on and after this date.

CLOSING DATE

On or about _______ _, 1999.

TRUST PROPERTY

GENERAL

The primary property of the trust will be:

      - The certificate representing the special unit of beneficial interest (or SUBI) evidencing a right to receive 99.8% of the payments made on or in respect of the related contracts and leased vehicles; and

      -   Monies on deposit in the reserve fund.

THE SUBI CERTIFICATE

The certificate representing the special unit of beneficial interest (or
SUBI) will evidence a 99.8% beneficial interest, rather than a direct ownership interest, in certain assets of Honda Lease Trust. These assets consist of a specified portfolio of the assets of Honda Lease Trust and consist primarily of certain contracts and leased vehicles. By holding such certificate, the trust will receive 99.8% of all payments made on or in respect of the related contracts and leased vehicles. Payments made in respect of the 0.2% beneficial interest not evidenced by the trust's certificate will not be available to make payments on the notes or the certificates.

THE CONTRACTS AND THE LEASED VEHICLES

The contracts consist of retail closed-end lease contracts originated throughout the United States for the lease of Honda and Acura motor vehicles. As of _________ __, 1999, the cutoff date:

     - the [discounted] outstanding principal balance of the contracts was $__________;

     - the aggregate residual value of the leased vehicles (or the expected value of the leased vehicles at the time the lease contract terminates) was $__________;

     -    the weighted average lease interest rate of the contracts was ____%;

     - the weighted average original maturity of the contracts was ____ months; and

     - the weighted average remaining term to maturity of the contracts was _____ months.

SERVICING

SERVICING FEE

The trust will pay to American Honda Finance Corporation, the servicer, a servicing fee on each distribution date equal to the product of one-twelfth of 1.00% and the outstanding principal balance of the contracts at the beginning of the preceding month.

ADVANCES

The servicer will be obligated to advance to the trust the aggregate monthly payments on contracts due but not received during the related collection period with respect to contracts that are 31 days or more past due. However, the servicer will not be required to make an advance if it believes that the advance is not recoverable. The servicer will be entitled to be reimbursed in subsequent periods for advances.

CREDIT ENHANCEMENT

In addition to payments on the contracts, the payment to you of interest and principal will be supported by the following:

     -    The reserve fund; and
     -    Subordination of the certificates.

The credit enhancement for the Class A Notes will also include the subordination of the Class B Notes.

THE RESERVE FUND

Honda Titling C L.P. will establish a reserve fund with the indenture trustee. Funds on deposit in the reserve fund on each distribution date will be available to cover shortfalls in distributions of interest and principal on the notes to the extent described herein. The reserve fund will be funded as follows:

     - On or prior to the closing date, Honda Titling C L.P. will make an initial deposit of $__________ into the reserve fund.
     - On each distribution date, any excess interest collections remaining after (1) interest on the notes and certificates has been paid, (2) the servicer has been paid its servicing compensation and (3) certain expenses of the trust and the trustees have been paid, will be deposited into the reserve fund.
     - The required reserve fund balance will generally equal ___% of 99.8% of the sum of the discounted outstanding principal balances of the contracts and the residual value of certain terminated contracts.

INVESTOR INFORMATION

The mailing address of Honda Titling C L.P. is:

700 Van Ness Avenue
Torrance, California 90501
The telephone number is (310) 781-____.

The mailing address of American Honda Finance Corporation is:

700 Van Ness Avenue
Torrance, California  90501
The telephone number is (310) 781-4100

CUSIP NUMBERS

-    Class A-1 Notes:
-    Class A-2 Notes:
-    Class A-3 Notes:
-    Class A-4 Notes:
-    Class B Notes:

                                RISK FACTORS

        You should consider the following risk factors in deciding whether to purchase any of the notes.

 YOU MAY HAVE DIFFICULTY SELLING
   YOUR NOTES                      The notes will not be listed on any
                                   securities exchange. As a result, if you want to sell your notes you must locate a purchaser that is willing to purchase those notes. There is currently no secondary market for the notes. We cannot assure you that a secondary market will develop. The underwriter intends to make a secondary market for the notes. The underwriter will do so by offering to buy the notes from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive upon any sales of your notes.

 YOU MAY EXPERIENCE LOSSES ON
   YOUR INVESTMENT RESULTING
   FROM CONTRACT DEFAULTS OR       The trust may experience losses on the lease
   RESIDUAL VALUE LOSSES           contracts due to default or early
                                   termination or if the proceeds from the sale of a leased vehicle following termination of the related lease contract are less than the residual value for such leased vehicle. The residual value for each leased vehicle is established by American Honda Finance
                                   Corporation at the time of origination of each leased vehicle. The trust will not be entitled to receive payments made by lessees for any excess wear and tear on the leased vehicles. This increases the likelihood that proceeds from the sale of a leased vehicle will be insufficient and cause a loss. The servicer will allocate losses to the securities if the losses experienced on the contracts are in excess of the funds available to pay an amount equal to such losses as a principal payment on the notes on the related distribution date.
                                   Consequently, you may incur a loss on your investment. The servicer will allocate any such losses (1) first, to the certificates until the certificate balance has been reduced to zero, (2) second, to the Class B
                                   Notes until the related note balance has been reduced to zero and (3) third, to the Class A Notes, pro rata, based on the outstanding principal balance of the notes.

                                   The severity of losses experienced by the
                                   trust in connection with the disposition of
                                   leased vehicles will be affected by:

                                   -    the servicer's pro-active lease
                                        maturity termination program;
                                   -    the supply of vehicles similar to the
                                        leased vehicles;
                                   -    the demand for vehicles similar to the
                                        leased vehicles; and
                                   -    the economic and geographic conditions
                                        generally at the time of disposition of
                                        a leased vehicle.

      THE RETURN ON YOUR
        INVESTMENT WILL CHANGE
        OVER TIME                  Your pre-tax return on your investment will
                                   change from time to time for a number of reasons including the following:

                                   -    THE RATE OF RETURN OF PRINCIPAL IS
                                   UNCERTAIN. The amount of distributions of principal on the notes and the times when you receive those distributions depends on the amount and the times at which lessees make principal payments on the contracts. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the contracts. Additionally, to the extent of available funds, an amount equal to losses on the contracts and leased vehicles will be distributed as payments of principal on the notes.

                                   -    YOU BEAR REINVESTMENT RISK.  Asset
                                   backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the contracts and produce less returns of principal when market interest rates are above the interest rates on the contracts. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

                                   -    AN EARLY TERMINATION MAY AFFECT THE
                                   YIELD. Your investment in the notes may be ended before you expected if American Honda Finance Corporation exercises its option to purchase all of the assets of the trust.

      RISKS TO CLASS B
        NOTEHOLDERS RESULTING FROM
        SUBORDINATION OF THE
        CLASS B NOTES              -    PRIORITY OF PAYMENTS.  The Class B
                                   Notes are subordinated to the Class A Notes.
                                   If there are insufficient funds to make the payments described herein on all of the notes, the Class B Noteholders will not be paid some or all of the amounts otherwise distributable on the Class B Notes.

                                   -    ALLOCATION OF LOSSES.  The Class B
                                   Notes are scheduled to be outstanding longer than the Class A-1, Class A-2, Class A-3 Notes and Class A-4 Notes. As a result, to the extent losses on the contracts are incurred later in the transaction, there is a greater likelihood that the credit enhancement provided by the certificates will not be available to support the Class B Notes. At any time after the certificate balance has been reduced to zero, losses in respect of the contracts and leased vehicles allocable to the notes exceed the amounts available to reimburse such losses, any further losses will be borne by the holders of the Class B Notes. As a result, investors in the Class B Notes could incur a loss on their investment.

                                   -    VOTING.  Until the principal amount of
                                   the Class A Notes has been reduced to zero, the Class B Noteholders can not declare an event of default without the vote of the Class A Noteholders.

      RISKS ASSOCIATED WITH
        SEQUENTIAL PAYMENT OF      Following the reduction of the certificate
        PRINCIPAL ON THE NOTES     balance to zero,  losses (if, at the time of
                                   any such loss, there are insufficient funds to make principal payments) will be allocated (1) first, to the Class B Notes until its principal balance has been reduced to zero and (2) second, to the Class A
                                   Notes, pro rata, based on the outstanding principal balance for each class of Class A
                                   Notes.  As a result of the sequential
                                   payment of principal on each class of Class
                                   A Notes, Class A-2 Notes may be allocated more losses than the Class A-1 Notes as a relative percentage of their respective initial principal balances, Class A-3 Notes may be allocated more losses than the Class
                                   A-1 or Class A-2 Notes as a relative
                                   percentage of their respective initial
                                   principal balances, and Class A-4 Notes may be allocated more losses than the Class A-1, Class A-2 or Class A-3 Notes as a relative percentage of their respective initial principal balances.

      GEOGRAPHIC CONCENTRATION     Economic conditions in the states where
        INCREASES RISK OF LOSS     lessees reside may affect the delinquency,
        ON YOUR INVESTMENT         loss and prepayment experience of the trust
                                   with respect to the contracts and the leased vehicles.

                                   Economic factors such as unemployment,
                                   interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the contracts, the ability to sell or otherwise dispose of the leased vehicles and the prices received upon disposition of leased vehicles. As of the cutoff date, the billing addresses of the lessees with respect to approximately __%, ___%, and __% of the receivables (based on outstanding principal balance) were located in California, ___________ and ___________, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the lessees in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

      VEHICLE CONCENTRATION TYPE   The used car market for any particular model
        INCREASES RISK             type may be affected by factors not
                                   affecting other model types. These factors include changes in consumer tastes and discovery of defects in respect of a particular model type. By number of vehicles, ____, ____ and ______ represent approximately __%, __% and __% of the related leased vehicles. Any adverse change with respect to a specific model type would result in reduced proceeds upon the disposition of leased vehicles of such model type. As a result you may could incur a loss on your investment.

      POSSIBLE EFFECTS OF          There are many federal and state consumer
        CONSUMER PROTECTION LAWS   protection laws which impose requirements on
                                   retail lease contracts.  If Honda Lease
                                   Trust fails to comply with these laws, it could be subject to liability. Many states have adopted laws which permit lessees certain rights with respect to substandard vehicles (referred to as lemon laws). The lessee's remedies may include the right to terminate the related contract and/or to a refund of some or all of the payments made under the lease. As a result you could suffer a loss on your investment. However, American Honda Finance Corporation will be required to reimburse the trust for the amount of liabilities or losses that arise in connection with any liability of Honda
                                   Lease Trust or the trust relating to
                                   consumer protection laws.


      POSSIBLE LIENS DUE TO ERISA
        LIABILITIES                It is possible that the contracts and leased
                                   vehicles could become subject to liens in favor of the Pension Benefit Guaranty
                                   Corporation to satisfy unpaid ERISA
                                   obligations of any member of an "affiliated group" that includes American Honda Finance
                                   Corporation and its affiliates.  However,
                                   Honda Titling C L.P.  believes that the
                                   likelihood of any such
                                   liability being asserted against the related contracts and leased vehicles or, if so asserted, being successfully pursued, is remote. You can not be certain the contracts and leased vehicles will not become subject to an ERISA liability.

      POSSIBLE LIABILITY AS A      State laws differ as to whether a party that
        RESULT OF LESSEES'         incurs an injury involving a leased vehicle
        OPERATION OF LEASED        may sue the owner of the vehicle merely by
        VEHICLES                   virtue of that ownership.  Most states
                                   either prohibit such liability or limit the lessor's liability to the amount of liability insurance that the lessee was required to carry (but failed to maintain) under applicable law. However, if liability imposed on the origination trust in connection with any leased vehicles it owns
                                   (and not just the leased vehicles backing the notes) exceeds the coverage provided by the liability insurance policies held by the origination trust, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you.

                                   In contrast to many other states, under New
                                   York law, the holder of title of a motor vehicle, including a titling trust, as lessor, or the agent of the titling trust, may be considered an "owner" and thus may be held jointly and severally liable with the lessee for the negligent use or operation of a motor vehicle. As a result, liabilities and losses could arise if lawsuits are brought against either Honda Lease Trust or American Honda Finance Corporation, as agent of Honda Lease Trust, in connection with the negligent use or operation of a leased vehicle backing payment on the notes. If any such lawsuits were commenced, you could incur a loss on your investments due to any liabilities suffered as a result of those lawsuits.


      POSSIBLE EFFECTS OF AN       If American Honda Finance Corporation or
        AMERICAN HONDA FINANCE     Honda Titling C L.P. were to become subject
        CORPORATION OR HONDA       to bankruptcy proceedings, a court could
        TITLING C L.P.             conclude that American Honda Finance
        BANKRUPTCY                 Corporation or the Honda Titling C L.P. owns
                                   the special unit of beneficial interest (or
                                   SUBI) conveyed to the trust. This could result in losses or delays in the payment of your notes. This conclusion could be either because the transfer of the special unit of beneficial interest (or SUBI) from Honda
                                   Titling C L.P. to the trust was not a "true sale" or Honda Titling C L.P. or the trust should be treated as the same entity as American Honda Finance Corporation for bankruptcy purposes. If this were to occur, you could experience delays in payments due on your notes, or may not ultimately receive all interest and principal due on your notes as a result of, among other things:

                                   -    the "automatic stay" which prevents
                                        secured creditors from exercising
                                        remedies against a debtor in bankruptcy
                                        without permission from the court and
                                        provisions of the U.S. Bankruptcy Code
                                        that permit substitute of collateral in
                                        certain circumstances;

                                   -    certain tax or government liens on
                                        American Honda Finance Corporation's
                                        property (that arose prior to the
                                        transfer of a contract to the trust)
                                        having a prior claim on collections
                                        before the collections are used to make
                                        payments on your securities; or

                                   -    the trust not having a perfected
                                        security interest in (a) one or more of
                                        the leased vehicles securing the
                                        contracts or (b) any cash collections
                                        held by American Honda Finance
                                        Corporation at the time that American
                                        Honda Finance Corporation becomes the
                                        subject of a bankruptcy proceeding.

                                   Honda Titling C L.P. has taken steps in
                                   structuring the transactions described in this prospectus to minimize the risk that a court would consolidate Honda Titling C L.P. with American Honda Finance Corporation for bankruptcy purposes or conclude that the sale of the lease contracts to Honda Titling C L.P. was not a "true sale."

 RISKS ASSOCIATED WITH EVENT OF    You should be aware that the amount of
   DEFAULT                         principal or interest required to be paid to
                                   you prior to the final scheduled
                                   distribution date for a class of notes
                                   generally will be limited to amounts
                                   available. Therefore, the failure to pay principal or interest on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled distribution date for such class of notes.

 COMPUTER PROBLEMS IN THE YEAR
   2000 MAY RESULT IN LOSSES       Many computers and computer chips were not
                                   programmed to recognize more than two digits in a year of a date. As a result, in the year 2000 (year '00 to the computer), those computers will not know whether the '00 refers to the year 1900 or the year 2000.
                                   If American Honda Finance Corporation, its affiliates or an external supplier were to experience a year 2000 problem in its computer system, such a problem could result in errors or delays in making collections on the leases and payments on your notes. To address this problem, American Honda Finance
                                   Corporation initiated a
                                   comprehensive program to coordinate its
                                   compliance efforts, which is anticipated to be completed in the spring of 1999 for year 2000. These actions are described under "American Honda Finance Corporation" in this prospectus. To the extent that American Honda Finance Corporation systems have problems in the year 2000 and later, the amount and timing of distributions to noteholders could be adversely affected.

 THE NOTES ARE NOT SUITABLE
   INVESTMENTS FOR ALL
   INVESTORS                       The notes are not a suitable investment for
                                   any investor that requires a regular or
                                   predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.


 WITHDRAWAL OR DOWNGRADING OF
   INITIAL RATINGS WILL AFFECT
   THE PRICES FOR NOTES UPON
   RESALE A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for the notes.

                             OVERVIEW OF TRANSACTION


         Certain motor vehicle dealers ("Dealers") in the American Honda Finance Corporation ("AHFC") network of dealers have assigned and will assign retail closed-end motor vehicle lease contracts to Honda Lease Trust, a Delaware business trust (the "Origination Trust") pursuant to agreements ("Dealer Agreements") between each Dealer and AHFC. The Origination Trust was created in July 1997 to avoid the administrative difficulty and expense associated with retitling leased vehicles in connection with the securitization of motor vehicle lease contracts. The Origination Trust has issued to Honda Titling A L.P. ("HTA LP") and Honda Titling B L.P. ("HTB LP" and, together with HTA LP, the "UTI Beneficiaries") a 99% and a 1% beneficial interest, respectively (the "99% UTI Interest" and "1% UTI Interest"), in the undivided trust interest (the "UTI") representing the entire beneficial interest in the unallocated assets of the Origination Trust. See "The Origination Trust -- Property of the Origination Trust".

         The UTI Beneficiaries will instruct the trustee of the Origination Trust to allocate a separate portfolio of lease contracts and leased vehicles within the Origination Trust and create a special unit of beneficial interest (the "SUBI") which will represent the entire beneficial interest in such separate portfolio. Upon its creation, such separate portfolio will no longer be a part of the Origination Trust Assets represented by the UTI. The Origination Trust will issue a 99% and a 1% beneficial interest in the SUBI to HTA LP and HTB LP, respectively, each of which will sell such interest in the SUBI to Honda Titling C L.P. (the "Transferor"). The Transferor will in turn contribute and transfer 99.8% of its beneficial interest in the SUBI (the "SUBI Interest") to the Honda Auto Lease Trust 1999-A (the "Trust"). In return, the Trust will issue the Class A Notes and the Class B Notes offered hereby and the Certificates. The Certificates are the undivided equity interest in the Trust and will be permanently retained by the Transferor. The UTI Beneficiaries from time to time in the future may cause additional special units of beneficial interest similar to the SUBI ("Other SUBIs") to be created out of the UTI and sold to the Transferor or one or more other entities.

         Pursuant to a servicing agreement dated as of April 1, 1998 (the "Basic Servicing Agreement"), as supplemented by a servicing supplement dated as of __________1, 1999 (the "Servicing Supplement" and together with the Basic Servicing Agreement, the "Servicing Agreement"), each among the Origination Trust, the UTI Beneficiaries and AHFC. Pursuant to the Servicing Agreement, AHFC is the servicer for the Origination Trust Assets, including the SUBI Assets (in such capacity, the "Servicer").

         The Trust will issue the following aggregate principal amounts of notes pursuant to an indenture, dated as of __________1, 1999 (the "Indenture"), between the Trust and the Indenture Trustee: (i) $__________(the "Initial Class A-1 Note Balance") of Class A-1 Notes (the "Class A-1 Notes "); (ii) $__________ (the "Initial Class A-2 Note Balance") of Class A-2 Notes (the "Class A-2 Notes "); (iii) $__________ (the "Initial Class A-3 Note Balance") of Class A-3 Notes (the "Class A-3 Notes "); (iv) $__________ (the "Initial Class A-4 Note Balance" and, together with the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance and the Initial Class A-3 Note Balance, the "Initial Class A Note Balance") of Class A-4 Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"); and (v) $__________ (the "Initial Class B Note Balance" and, together with the Initial Class A Note Balance, the "Initial Note Balance") of Class B Notes (the "Class B Notes")" and, together with the Class A Notes, the "Notes"). Each class of Notes is referred to as a "Class."

         The Trust will also issue $__________ ( the "Initial Certificate Balance") of Certificates (the "Certificates") which will be retained by the Transferor.

                          THE TRUST AND THE SUBI

GENERAL

         The Trust and the Noteholders will have no interest in the UTI, any Other SUBI or any assets of the Origination Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of the Origination Trust Assets not represented by the SUBI will not be available to make payments on the Notes. For further information regarding the Origination Trust, see "The Origination Trust".

THE TRUST

         The Trust was formed pursuant to a trust agreement, dated as of February __, 1999 , between the Transferor and U.S. Bank National Association ("U.S. Bank"), as owner trustee (in such capacity, the "Owner Trustee") and Wilmington Trust Company, as Delaware co-trustee (in such capacity, the "Co-Trustee") and will be amended and restated pursuant to a securitization trust agreement dated as of __________ 1, 1999 (the "Agreement"), among the Transferor, the Owner Trustee and The Bank of New York ("BONY"), as indenture trustee (in such capacity, the "Indenture Trustee"). Pursuant to the Agreement, on the date of initial issuance of the Notes (the "Closing Date"), the Transferor will create the Trust by transferring and assigning the SUBI Interest and SUBI Certificate, to the Owner Trustee in exchange for the Notes and the Certificates. The property of the Trust will primarily include (i) the SUBI Interest, (ii) the right of the Trust to such amounts as from time to time may be held in the Note Distribution Account, the SUBI Collection Account and the Reserve Fund and investments of such amounts, and (iii) the Owner Trustee's rights as a third-party beneficiary to the Servicing Agreement and the SUBI Trust Agreement. Through its ownership of the SUBI Certificate, the Trust also will have a beneficial interest in certain amounts as from time to time may be held in the SUBI Collection Account and investments of such amounts.

         Because of the administrative difficulty and expense associated with retitling leased vehicles, including federal and state regulatory requirements to obtain odometer readings and to pay vehicle transfer fees and taxes, the Trust will have an interest only in the SUBI Certificate and the related SUBI Assets transferred to it by the Transferor, and will not have a direct ownership interest in any Leased Vehicles.

         Credit enhancement for the Noteholders is generally provided by (i) certain excess Interest Collections; (ii) amounts otherwise payable to the Transferor in respect of the Certificates; (iii) available monies on deposit in the Reserve Fund; and (iv) in the case of the Class A Notes, the subordination of payments otherwise payable to the Class B Noteholders. As a result, if the foregoing protection is insufficient, the Noteholders ultimately will have to look to payments made on or in respect of the Contracts and the Leased Vehicles (including under certain related insurance policies) and the proceeds of Dealer repurchase obligations, if any, to make distributions on or in respect of the SUBI Assets to the Indenture Trustee which in turn will be distributed to the Noteholders. In such event, certain factors, such as the fact that the Trust will not have a direct ownership interest in the Contracts or the Leased Vehicles or a perfected security interest in the Leased Vehicles (which will be titled in the name of the Origination Trust or the Origination Trustee) may limit the amount realized to less than the amount due from the related lessees. Investors in the Notes may thus be subject to delays in payment and may incur losses on their investment in the Notes as a result of defaults or delinquencies by lessees and because of depreciation in the value of the related Leased Vehicles. See "The
Origination Trust -- Allocation of Origination Trust Liabilities", "Security for the Notes -- The Reserve Fund", "Additional Document Provisions -- The Servicing Agreement -- Insurance on Leased Vehicles", "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI" and "Certain Legal Aspects of the Contracts and the Leased Vehicles" for a discussion of these matters.

THE SUBI

         Pursuant to a supplement to the Origination Trust Agreement, dated as of _____________, 1999 (the "SUBI Supplement" and, together with the Origination Trust Agreement, the "SUBI Trust Agreement"), the Origination Trust will, upon the order of HTA LP and HTB LP, respectively, issue a 99% and a 1% beneficial interest in the SUBI to the Transferor. On the Closing Date, the Transferor will exchange the 99% and the 1% beneficial interests in the SUBI for the SUBI Interest (99.8% of the SUBI) and a 0.2% beneficial interest in the SUBI (the "Retained SUBI Interest"), each evidenced by a certificate (respectively, the "SUBI Certificate" and the "Retained SUBI Certificate"). The Indenture Trustee and the Owner Trustee will be third-party beneficiaries of the SUBI Trust Agreement.

         The Transferor will then transfer and assign the SUBI Certificate to the Owner Trustee pursuant to the Agreement as property of the Trust, and the Trust will pledge and deliver the SUBI Certificate to the Indenture Trustee pursuant to the Indenture. The Retained SUBI Certificate will not be transferred to the Trust and will be permanently retained by the Transferor. Accordingly, the Transferor will be entitled to receive 0.2% of all payments made on or in respect of the SUBI Assets and will share in 0.2% of all losses and liabilities incurred by the SUBI Assets. Any payments made in respect of the Retained SUBI Interest will not be available to make payments on the Notes.

         The SUBI will be issued pursuant to the SUBI Supplement and will evidence a beneficial interest in certain specified Origination Trust Assets consisting of (i) certain lease contracts (the "Contracts"), automobiles, minivans and sport utility vehicles relating to the Contracts (the "Leased Vehicles") and all proceeds or payments received or due on or after __________ 1, 1999 (the "Cutoff Date"), and (ii) all other Origination Trust Assets allocated to the SUBI, including (a) the SUBI Collection Account (to the extent of funds therein relating to the Contracts and Leased Vehicles),
(b) certain rights to receive payments made to AHFC, the Origination Trust or the Origination Trustee under any insurance policies relating to the Contracts, the related lessees or the Leased Vehicles, and (c) all proceeds of the foregoing (collectively, the "SUBI Assets"). See "The Origination Trust -- Property of the Origination Trust."

         The SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the SUBI Assets. The SUBI will not represent a beneficial interest in any Origination Trust Assets other than the SUBI Assets. Payments made on or in respect of Origination Trust Assets other than the SUBI Assets will not be available to make payments on the Notes.

                          THE ORIGINATION TRUST

GENERAL

         The Origination Trust is a Delaware business trust formed as of July 17, 1997 and is governed by a second amended and restated trust and servicing agreement (the "Origination Trust Agreement"), among the UTI Beneficiaries, the Servicer, HVT, Inc., as trustee (the "Origination Trustee"), Delaware Trust Capital Management, Inc., as Delaware trustee, and U.S. Bank, as trust agent (in such capacity, the "Trust Agent"). The primary business purpose of the Origination Trust is to take assignments of, and serve as record holder of title to, substantially all lease contracts and the related leased vehicles originated through Dealers in the AHFC network of dealers. Pursuant to the Servicing Agreement, AHFC will service the lease contracts included in the Origination Trust Assets, including the Contracts. See "Additional Document Provisions -- The SUBI Trust Agreement" and " -- The Servicing Agreement" and "Certain Legal Aspects of the Origination Trust and the SUBI -- The Origination Trust".

         Except as otherwise described under "Additional Document Provisions --The Origination Trust Agreement", pursuant to the Origination Trust Agreement the Origination Trust may not (i) issue interests therein or securities thereof other than the SUBI Interest, the Retained SUBI Interest, the SUBI Certificate, the Retained SUBI Certificate, Other SUBIs representing divided interests in other portfolios of Origination Trust Assets (the "Other SUBI Assets") and certificates representing Other SUBIs or portions thereof (the "Other SUBI Certificates"), the UTI representing a divided interest in all Origination Trust Assets not allocated as SUBI Assets or Other SUBI Assets (the "UTI Assets") and the certificates representing the UTI (the "UTI Certificates"); (ii) borrow money (except from the UTI Beneficiaries or their affiliates or as described in clause (vi)) in connection with funds used to acquire lease contracts and the related leased vehicles; (iii) make loans;
(iv) invest in or underwrite securities, other than Eligible Investments or as otherwise permitted by the Origination Trust Agreement or the SUBI Trust Agreement; (v) offer securities in exchange for property (other than the SUBI Certificate, the Retained SUBI Certificate, the Other SUBI Certificates and the UTI Certificates); or (vi) repurchase or otherwise reacquire its securities (other than for purposes of cancellation) except in connection with financing or refinancing the acquisition of lease contracts and the related leased vehicles or as otherwise permitted by each such financing or refinancing.

ALLOCATION OF ORIGINATION TRUST LIABILITIES

         The UTI Beneficiaries may from time to time allocate Origination Trust Assets to Other SUBIs and may sell or pledge Other SUBI Certificates in connection with other financings. Similarly, the UTI Beneficiaries may some time in the future, pledge the UTI Certificates as security for obligations to third-party lenders. The Origination Trust Agreement will permit the Origination Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. Pursuant to the Origination Trust Agreement, as among the beneficiaries of the Origination Trust and their pledgees, an Origination Trust liability relating to a particular Origination Trust Asset will be allocated to and charged against the allocated portfolio of Origination Trust Assets to which it belongs. Origination Trust liabilities that are incurred with respect to the Origination Trust Assets generally will be borne pro rata among all portfolios of Origination Trust Assets in proportion to the value of the lease contracts and leased vehicles in each portfolio. The Origination Trustee, the beneficiaries of the Origination Trust (including the Owner Trustee) and their pledgees (including the Indenture Trustee) will be bound by this allocation. In particular, the Origination Trust Agreement will require the holders from time to time of Other SUBI Certificates and any UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding Notes or a beneficial interest in the Notes, Noteholders and Note Owners will be deemed to have waived any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets. See "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBI, the Other SUBIs and the UTI" and "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI".

HTA LP AND HTB LP

         HTA LP and HTB LP are the UTI Beneficiaries under the Origination Trust Agreement. The sole general partners of HTA LP and HTB LP are Honda Titling A LLC ("HTA LLC") and Honda Titling B LLC ("HTB LLC"), respectively, each a Delaware limited liability company formed in July 1997 for the purpose of serving as such general partners. AHFC is the sole limited partner of each of the UTI Beneficiaries. Honda Titling Inc., a Delaware corporation ("HTI"), is a wholly owned special purpose subsidiary of AHFC and is the independent member of each of HTA LLC and HTB LLC. HTI's certificate of incorporation requires it to at all times have two independent directors who are unaffiliated with AHFC. AHFC is the other member of each of HTA LLC and HTB LLC. The UTI Beneficiaries were formed as limited partnerships under the laws of Delaware in July 1997 for the purpose of being the grantors and the initial beneficiaries of the Origination Trust, holding the UTI Certificates, acquiring, pledging and transferring interests in the SUBI and Other SUBIs and engaging in related transactions. The limited liability company agreements of each of HTA LLC and HTB LLC and the limited partnership agreements of each UTI Beneficiary limit their respective activities to the foregoing purposes and to any activities incidental thereto or necessary therefor. Neither HTA LLC nor HTB LLC may transfer its general partnership interest in the related UTI Beneficiary. The principal offices of HTA LP and HTB LP are located at 700 Van Ness Avenue, Torrance, California 90501 and their telephone numbers are (310) 781-8726 and (310) 781-8730, respectively.

THE ORIGINATION TRUSTEE

         The Origination Trustee is a wholly owned, special purpose subsidiary of U.S. Bank that was organized in October 1996 solely for the purpose of acting as Origination Trustee. HVT, Inc. is not affiliated with AHFC or any of its affiliates. U.S. Bank, as Trust Agent, serves as agent for the Origination Trustee to perform certain functions of the Origination Trustee pursuant to the Origination Trust Agreement. The Origination Trust Agreement provides that if U.S. Bank no longer can be the Trust Agent, the designee of the UTI Beneficiaries (who may not be either UTI Beneficiary or any affiliate thereof) will have the option to purchase the stock of the Origination Trustee for a nominal amount. If such designee does not timely exercise this option, then the Origination Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Origination Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Origination Trustee to another party.

PROPERTY OF THE ORIGINATION TRUST

         The property of the Origination Trust consists of (i) fixed rate retail closed-end lease contracts originated throughout the United States and assigned to the Origination Trust by AHFC or Dealers and all monies due from lessees thereunder; (ii) the automobiles, minivans and sports utility vehicles (collectively, the "motor vehicles") leased pursuant thereto and all proceeds thereof; (iii) all of AHFC's rights (but not its obligations) with respect to the lease contracts and leased vehicles, including the right to receive proceeds of Dealer repurchase obligations, if any; (iv) the rights to certain insurance proceeds received by the Servicer, the Origination Trust or the Origination Trustee on behalf of the Origination Trust, from any physical damage, credit life, disability and all other insurance policies or self-insurance, if any, to the extent applicable to the Origination Trust, any contract or leased vehicle or the ability of a lessee to make required payments with respect to the related contract or the related leased vehicle (each, an "Insurance Policy"), including the Contingent and Excess Insurance Policies; (v) all security deposits with respect to such lease contracts to the extent due to the lessor thereunder; and
(vi) all proceeds of the foregoing (collectively, the "Origination Trust Assets"). From time to time after the date of this

Prospectus, AHFC will cause Dealers to originate additional retail closed-end lease contracts and to assign such lease contracts to the Origination Trust and, as described below, title the related leased vehicles in the name of the Origination Trust or the Origination Trustee.

CONTRACT ORIGINATION; TITLING OF LEASED VEHICLES

         All lease contracts originated by the Dealers and assigned to the Origination Trust have been, or will be, underwritten using the underwriting criteria described under "American Honda Finance Corporation -- Lease Contract Underwriting Procedures". In connection with the origination of each lease contract, the Origination Trust or, if required by the department of motor vehicles of a particular state, the Origination Trustee or a Co-trustee, will be listed as the owner of the related leased vehicle on the related certificate of title. Liens will not be placed on such certificates of title, and new certificates of title will not be issued, to reflect the interest of the Owner Trustee, as holder of the SUBI Certificate, or the Indenture Trustee, as pledgee of the SUBI Certificate, in the Leased Vehicles. The certificates of title to the leased vehicles registered in many states will, however, reflect a first lien in any of the Origination Trust, AHFC or HVT, Inc. (the "Administrative Lien") which will exist solely to assure delivery of the certificates of title to the leased vehicles to the Servicer. Each entity in which an Administrative Lien is recorded has entered into an agreement in which it acknowledges that it has no interest in the related leased vehicles and additionally waives, quitclaims and releases any claim that it may have against such leased vehicles by virtue of such liens.

         Pursuant to the Dealer Agreements, each Dealer is obligated, after origination of lease contracts and assignment thereof to the Origination Trust, to repurchase such lease contracts which do not meet certain representations and warranties made by such Dealer. These representations and warranties relate primarily to the origination of the lease contracts and the titling of the related leased vehicles, and do not typically relate to the creditworthiness of the related lessees or the collectibility of such lease contracts. The Dealer agreements do not generally provide for recourse to the Dealer for unpaid amounts in respect of a defaulted lease contract, other than in connection with the breach of the foregoing representations and warranties. The rights of the Origination Trust to receive proceeds of such Dealer repurchase obligations will constitute Origination Trust Assets (and accordingly will constitute SUBI Assets to the extent they relate to the Contracts and Leased Vehicles), although the related Dealer agreements will not constitute Origination Trust Assets.


                               USE OF PROCEEDS

         The net proceeds from the sale of the Notes (I.E., the proceeds of the public offering of the Notes minus expenses relating thereto) will be applied by the Transferor to purchase the SUBI from HTA LP and HTB LP.


                               THE TRANSFEROR

         The Transferor is a limited partnership formed under the laws of State of Delaware on February 1, 1999. The sole general partner of the Transferor is Honda Titling C LLC, a Delaware limited liability company ("HTC LLC"). AHFC is the sole limited partner of the Transferor. Honda Funding Inc., a Delaware special purpose corporation ("HFI") and wholly owned subsidiary of AHFC, is the independent member of HTC LLC. HFI's certificate of incorporation requires it to at all times have two independent directors who are unaffiliated with AHFC. AHFC is the other member of HTC LLC. HTC LLC may not transfer its general partnership interest in the Transferor. The principal office of the Transferor is located at 700 Van Ness Avenue, Torrance, California 90501 and its telephone number is (310) 781-4376.

         HTC LLC was organized for the purpose of serving as the general partner of the Transferor. The Transferor was organized for the purpose of acting as the grantor of entities such as the Trust, acquiring, pledging or transferring interests in the SUBI and Other SUBIs, causing securities similar to the Notes to be issued, and engaging in related transactions. The limited partnership agreement of the Transferor and the limited liability company agreement of HTC LLC limit their respective activities to such purposes and to any activities incidental or necessary thereto.

                    AMERICAN HONDA FINANCE CORPORATION

GENERAL

         American Honda Finance Corporation ("AHFC") was incorporated in the State of California in February 1980. AHFC and its wholly owned subsidiary, Honda Canada Finance Inc. ("HCFI") provide wholesale and retail financing to authorized dealers of Honda and Acura automobiles, minivans, sport utility vehicles, Honda motorcycles (including scooters and all terrain vehicles) and Honda power equipment, such as lawn and utility tractors, lawnmowers, snow throwers, water pumps, portable outboard motors, outboard marine engineers and generators, to their customers in the United States and Canada. AHFC and HCFI also offer retail leasing for Honda and Acura motor vehicles throughout the United States and Canada. AHFC and its wholly owned subsidiary American Honda Service Contract Corporation ("AHSCC") administer the sale of vehicle service contracts for American Honda Motor Co., Inc. ("AHMC"), a California corporation throughout the United States. AHFC has four wholly owned special purpose finance subsidiaries: American Honda Receivables Corp., American Honda Receivables Corp. II, Honda Titling Inc. and Honda Funding Inc.

         AHFC is a wholly owned subsidiary of AHMC that is the sole authorized distributor of Honda and Acura motor vehicles, power equipment, parts and accessories in the United States. AHMC is a wholly owned subsidiary of Honda Motor Co., Ltd., a Japanese corporation which is a worldwide manufacturer and distributor of motor vehicles and power equipment. The principal executive offices of AHFC are located at 700 Van Ness Avenue, Torrance, California 90501. Its telephone number is (310) 781-4100.

         As of December 31, 1998, December 31, 1997 and December 31, 1996, AHFC and its affiliates (excluding HCFI) had approximately ________, ________ and ________ retail lease contracts outstanding, respectively. The aggregate net outstanding principal balances of retail lease contracts at such dates (including retail lease contracts that were sold but are still being serviced by AHFC), were $________, $________ and $________, respectively. Of these amounts, the related leased vehicles had an estimated aggregate residual value as of the end of their lease terms of approximately $________, $________ and $________, respectively.

LEASE CONTRACT UNDERWRITING PROCEDURES

         AHFC originates retail lease contracts secured by new and used Honda and Acura motor vehicles from approximately 1,250 Dealers located throughout the United States. In keeping with the practice of AHFC, the Contracts were originated by Dealers in accordance with AHFC's requirements, as described below, under existing agreements with such Dealers. The Contracts were originated in accordance with AHFC's underwriting standards, which emphasize the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the motor vehicle to be financed.

         Applications submitted to AHFC must list sufficient information to process the application, including the applicant's income, residential status, monthly mortgage or rent payment, bank account(s) and other personal information. Upon receipt of an application, AHFC obtains a credit report from an independent credit bureau. The credit report is reviewed by AHFC to determine the applicant's current credit status and past credit performance. Factors considered negative generally include past due credit, repossessions, loans charged off by other lenders and previous bankruptcy proceedings. Positive factors such as amount of credit and favorable payment history are also considered.

         The credit decision is made utilizing, in addition to other considerations, a credit scoring system. The credit scoring system includes an assessment of residence and employment stability and credit bureau information. Other considerations include income requirements and the ratio of income to total debt. An assessment is made of the relative degree of credit risk indicated by these criteria and the decision to grant or deny credit is made at the appropriate management level. The system will recommend approval for scores above a predetermined threshold and will recommend rejection for scores below that level, although the underwriting staff for the appropriate region has the ultimate approval or rejection authority.

         The amount of a lease contract for a new or used Honda or Acura motor vehicle generally will not exceed 100% of the dealer invoice cost of the related leased vehicle plus optional features at the dealer cost, sales tax, title and registration fees, insurance premiums for credit life and credit disability insurance and certain fees for extended service contracts.

         After an application has been approved by an AHFC branch office and the prospective lessee has agreed to the terms of the related lease contract, including an assignment of the lease contract from the Dealer to the Origination Trust, AHFC receives from the Dealer a lease contract package containing, among other things, the standard form lease contract between the Dealer and the lessee, the customer's application, applicable insurance information (company, agent and additional insured(s), with the Origination Trust or Origination Trustee named as loss payee) and any payments due from the customer. AHFC determines whether such package complies with its requirements. The specifics of the lease contract are compared to the application approved by the branch office, and the rate, truth-in-leasing disclosures and purchase price from the Dealer are verified.

DETERMINATION OF RESIDUAL VALUES

The residual value committee of AHFC is charged with appropriately setting end of lease residual values on all leased Honda and Acura motor vehicles. Residual values are determined for each model, leasing term, and contractual mileage. Where warranted, separate residuals are established for different body styles, trim levels or engine size within a given model.

The committee consists of the Vice President of the Consumer Financial Services Division, Senior Managers from Corporate Operations and Sales and Marketing, the Manager of Vehicle Remarketing and Assistant Managers from Sales and Marketing and Risk Management. The committee meets in March, July and November of each year. Special meetings are called when either operational factors or the releasing of a new model require a review. The President of AHFC gives the final approval for residual values.

Prior to each committee meeting the Sales and Marketing Division looks at the following factors before preparing its recommendations as to residual value for the committee:

- the residual values that have been determined by AHFC's insurance carrier, Premier Lease and Loan Services;
- the residual values that have been established by Honda and Acura's major competitors; and
-        industry trends with respect to valuation of the vehicles.

The factors that the committee uses prior to making a final determination are:

-        the insured residual value;
-        competitive positioning; and
-        AHFC's historical performance.

The residual value insurance will not be an asset of either the SUBI or the Trust. The residual value insurance will remain as an asset of the Origination Trust and will be allocated solely to the UTI.

REMARKETING PROGRAM

         The Lease Maturity Center handles all ends of lease remarketing. The Lease Maturity Center is a centralized operation in Irving, Texas. As of [October 1998], the Lease Maturity Center employed a Manager, [two] Operations, [three] Customer Service and [two] Collections Supervisors, and over [90] employees in the areas of customer service, collections, accounting and titles.

         The Lease Maturity Center attempts to deliver to each lessee marketing information regarding that lessee's lease from the Lease Maturity Center approximately twelve months from the related lease maturity date. The Lease Maturity Center starts contacting and servicing the lessee six months prior to lease maturity by mailing, each lessee a letter outlining such lessee's end of lease options. Also at six months to maturity, the original Acura or Honda dealership is mailed a list of lease contracts scheduled to mature within the next six months. Included on this list is designation of lessees with AHFC pre-approval for new lease contracts. Based on the lessee's credit history with AHFC and other creditors, approximately 70% of AHFC's lease end-of-term lessees are pre-approved for a new lease or loan through AHFC on behalf of the Origination Trust.

         At approximately four months prior to maturity, each lessee is mailed additional information regarding their lease obligations, including the motor vehicle inspection and turn-in process. The Lease Maturity Center contacts each lessee approximately eighty days prior to maturity of the lease.

         AHFC contacts the lessees to inform them of the end of lease process and their options, and each lessee is encouraged to visit such lessee's Acura or Honda dealership. Whether or not the lessee has decided to return the leased motor vehicle, the lessee is encouraged to have the motor vehicle inspected through an independent inspection company, Crawford and Co. AHFC continues to contact each lessee until either a full residual value payoff is received or the motor vehicle is returned to an Acura or Honda dealership.

INSURANCE

         AHFC's form of lease contract requires that lessees maintain motor vehicle liability and motor vehicle physical damage insurance on the leased vehicle. The motor vehicle liability coverage must provide minimum limits of $100,000 per person and $300,000 per accident for bodily injury to third parties, and $50,000 for damage to the property of third parties. These limits are higher than the minimum required by statute in the various states. This coverage must name the Origination Trust as an additional insured. The motor vehicle physical damage coverage must provide comprehensive and collision coverage for the actual cash value of the vehicle, with maximum deductibles of $500 for each such coverage, and name the Origination Trust as loss payee. Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. Lessees are required to provide evidence that the specified insurance coverage and additional insured/loss payee provisions are in effect for the duration of the lease.

         AHFC does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage which provides for payments to be made on the lease contracts on behalf of lessees in the event of disability or death. To the extent that such insurance coverage is obtained on behalf of a lessee, payments received in respect of such coverage may be applied to payments on the related lease contract to the extent that the lessee's beneficiary chooses to do so.

COLLECTION AND REPOSSESSION PROCEDURES

         There are two methods for lessees to make monthly payments on lease contracts. Most lessees mail payments to AHFC's lockbox although some lessees use AHFC's automatic bank account debit program. AHFC considers a lease contract to be past due and delinquent for servicing and enforcement of collection purposes when the lessee fails to pay at least 90% of a scheduled payment by the related due date; any portion of a scheduled payment not paid on the related due date automatically becomes due with the next scheduled payment. A computer generated delinquency notice is mailed to the lessee on the eleventh day of delinquency and a follow up telephone call is made on the fifteenth day of delinquency. If the delinquent contract cannot be brought current or completely collected within approximately 60 days, AHFC generally attempts to repossess the related leased vehicle. Repossessed vehicles are held in inventory to comply with statutory requirements and then are sold (generally within 60 days after repossession). Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the related contract are pursued by AHFC to the extent practicable and legally permitted. Lessees are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

EXTENSION POLICY

         DISASTER RELIEF DEFERRAL. In response to natural disasters (e.g., floods, hurricanes, and tornadoes), AHFC's policy is to negotiate with any affected lessee to insure payment on the contract. Lessees affected will generally be able to defer a lease payment without charge or penalty. The lease payment deferral will not extend the maturity date of the lease contract. All disaster relief deferments require both Supervisor and Manager approval at the applicable AHFC branch office. Lessees are required to sign a Lease Deferral Agreement.

         NON-DISASTER RELIEF DEFERRAL. Lessees who have encountered financial difficulties due to extraordinary circumstances such as illness, temporary unemployment or unexpected expenses may qualify for a non-disaster lease deferral. Non-disaster lease deferrals are used in extreme circumstances and are not utilized in normal business practices. The lease payment deferral does not extend the maturity date of the lease contract. All non-disaster relief deferrals require both Supervisor and Assistant Manager or Manager approval. Lessees are required to sign a Lease Deferral Agreement.

         TERM EXTENSIONS. Lease term extensions are only granted during the end of lease process, normally during the last 45 days of a lease contract. Lessees who at the end of a lease intend to lease another Honda or Acura motor vehicle but cannot do so at lease maturity for reasons such as awaiting delivery of a new vehicle, preference for next model year, other timing circumstances may qualify for a term extension of up to a maximum of six months. A lessee must have exhibited a good past payment history with AHFC on the lessee's current lease contract to qualify for an extension and is required to sign a Lease Extension Agreement.

         The Servicing Agreement will require that Contracts not be extended by more than ___ months in the aggregate (or by more than ___ months with the inclusion of any deferrals) or to a date later than the last day of the month immediately preceding the month in which the Final Scheduled Distribution Date in respect of the Class B Notes occurs.

METHODS OF VEHICLE DISPOSAL

         The Remarketing Department handles all motor vehicle sales for AHFC including repossession and end of lease sales. The Remarketing Department is managed at a centralized location in Irving, Texas, with Field Representative Administrators located near their respective auction sites. As of [October 1998], the Remarketing Department consisted of the Remarketing Manager, the Remarketing Supervisor, [six] Field Representative Administrators and [30] administrative staff persons.

         Upon lease contract maturity, the lessee has the opportunity to purchase the motor vehicle at the residual value stated in the lease contract. If the lessee does not purchase the motor vehicle and returns it to the dealership, the receiving dealer has the option of purchasing the motor vehicle at the residual value stated in the lease contract. On selected motor vehicles determined by AHFC, the receiving dealer has the option of purchasing the returned motor vehicle at a price lower than the residual value. This process is called the Market Based Purchased Option ( the "MBPO Program") and AHFC sets the value of the motor vehicle at the market price for a premium quality motor vehicle. The market price for premium quality motor vehicles sold under the MBPO Program is established by current AHFC auction information.

         If the dealership does not purchase the motor vehicle at the full residual value or through the MBPO Program, AHFC consigns the motor vehicle to be picked up by either an auction or independent transport company. AHFC maintains operating standards for auction and transport companies. AHFC requires that each motor vehicle be assigned to a carrier within 24 hours of consignment receipt and delivered to auction sites within seventy-two hours of carrier assignment.

         Each motor vehicle undergoes an auction condition report, including motor vehicle condition grade. Each auction condition report is subsequently faxed to AHFC. Each auction site is given latitude in repairing minor damage, but all major damage is first reviewed by an AHFC Field Representative Administrator prior to any repair. Each auction site should sell the motor vehicle within 60 days of taking the motor vehicle into inventory.

         AHFC has regular sales at over [16] major auction locations across the United States. AHFC's highest volume region is the Northeast. In some instances, AHFC will transport motor vehicles into different regions of the country where it perceives there to be greater demand for such motor vehicles. Each auction sells motor vehicles to licensed dealerships and does not sell to the public. During [October 1998], AHFC had [42] scheduled sales.

         AHFC also sells motor vehicles through the internet through ADT and Manheim's auction internet websites, which can be accessed by registered Acura or Honda dealers. Approximately [300] vehicles were sold over the internet during [September 1998]. Prices of motor vehicles sold on the internet are determined by Field Remarketing Administrators based upon various vehicle conditions.

YEAR 2000

         AHFC has an ongoing program designed to resolve the potential impact of year 2000 on the ability of AHFC's computerized information systems to accurately process information that may be date sensitive. AHFC has identified the critical data storage and operating systems and developed plans to ensure the readiness of AHFC's systems to process dates beyond the year 2000. It is anticipated that AHFC's systems will be year 2000 compliant by the spring of 1999. Independent consultants have been retained to assist in the development and execution of the year 2000 action plan. AHFC has initiated communications with dealers, financial institutions, and suppliers to determine the extent of risk created by those third parties' failure to remediate their own year 2000 issues. At present, AHFC cannot determine the effect of failed remediation efforts by these outside parties.

         Costs associated with the year 2000 systems and software modifications are expensed as incurred. The total estimated costs associated with the required modifications to AHFC's computerized information systems are not expected to have a material impact on AHFC's condition, financial and otherwise.

         The inability of AHFC and its vendors and the parties with whom it contracts to address the necessary year 2000 modifications of computerized information systems could result in a significant adverse effect on AHFC's operations and financial results including the inability to collect receivables, pay obligations, process new business and occupy facilities. Any such inability could have a material adverse effect on Noteholders. AHFC is in the process of developing a contingency plan in the case of failure of the year 2000 remediation efforts. Completion of the contingency plan is expected by the end of fiscal year 1999.

DELINQUENCY, REPOSSESSION AND LOSS DATA

         Set forth below is certain information concerning AHFC's experience with respect to its entire portfolio of new and used Honda and Acura motor vehicle lease contracts, which includes lease contracts owned by AHFC or the Origination Trust and those that have been sold but are still being serviced by AHFC. Credit losses are an expected cost in the business of extending credit and are considered in AHFC's rate-setting process. AHFC's strategy is to minimize credit losses while providing financing support for the sale of Honda and Acura motor vehicles.

         AHFC establishes an allowance for expected credit losses and deducts amounts reflecting lease contracts against such allowance. For lease contracts, the account balance related to a lease contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the related leased vehicle. In such cases, the account balances are not charged against the allowance for credit losses until AHFC has either sold the repossessed related leased vehicle or held it in repossession inventory for more than 90 days. Any recoveries from charge-offs related to a lease contract are credited to the allowance.

         The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC's delinquency, repossession and loss experience with respect to its lease contracts and the related leased vehicles in the future, or the experience of the Trust with respect to the Contracts and the Leased Vehicles, will be similar to that set forth below.

                         RETAIL VEHICLE LEASE CONTRACT DELINQUENCY EXPERIENCE(1)
                                             ($ IN THOUSANDS)

                                                                              At March 31,
----------------------------------------------------------------------------------------------------------------------------------
                              At December 31, 1998       1998            1997             1996              1995              1994
                              --------------------  ------------   ---------------   -------------   ----------------  -----------
                              Units      %        Units    %       Units    %        Units    %      Units     %       Units    %
                              -----      -        -----    -       -----    -        -----    -      -----     -       -----    -
Ending Dollar Amount of
    Lease Contracts
    Outstanding (2)........   $          %        $        %       $        %        $        %      $         %       $        %
Ending Number of Lease
    Contracts Outstanding..              %                 %                %                 %                %                %

Percentage of Lease
    Contracts
    Delinquent[(3)](4)(5)                %                 %                %                 %                %                %

    31-60 Days.............              %                 %                %                 %                %                %
    61-90 Days.............              %                 %                %                 %                %                %

    91 Days or More........              %                 %                %                 %                %                %

       Total...............              %                 %                %                 %                %                %

---------------
(1) Includes lease contracts that have been sold but are still being serviced by AHFC.

(2) Based on the sum of all principal amounts outstanding under lease contracts (inclusive of the residual values of the related leased vehicles).

[(3) Excludes lease contracts the related lessees of which are bankrupt or have commenced bankruptcy proceedings. As of September 30, 1998, approximately _____ lease contracts involving bankrupt lessees were delinquent for at least _____ days.]

(4) The period of delinquency is based on the number of days payments of at least 10% of a monthly payment are contractually past due.

(5)  As a percentage of the total number of lease contracts at period end.


        RETAIL VEHICLE LEASE CONTRACT REPOSSESSION AND LOSS EXPERIENCE(1)
                                ($ IN THOUSANDS)

                                               At or for the Fiscal Year Ended March 31,
                                   -------------------------------------------------------------
                                       1998          1997         1996         1995         1994
                                   -----------   -----------  -----------  -----------  --------
Ending Number of Lease Contracts
    Outstanding..............
Average Lease Contracts
    Outstanding..............
Repossessions:
    Number of Repossessions..
    Number of Repossessions as a
       Percentage of:
       Lease Contracts
         Outstanding.........
     Average Lease Contracts
        Outstanding..........
Losses:


                                      30

Dollar Amount of Lease Contracts
    Outstanding (2)..........      $             $            $            $            $
     Average Net Receivables
        Outstanding..........      $             $            $            $            $
     Net Repossession Losses(3)
     Average Net Repossession
        Loss per Liquidated
        Lease Contract(2)(4).      $             $            $            $            $

     Net Repossession Losses as
        a Percentage of Average
        Net Receivables
        Outstanding..........      $             $            $            $            $

                                            %            %                         %             %

---------------
(1) Includes lease contracts that have been sold but are still being serviced by AHFC.

(2) Based on the sum of all principal amounts outstanding under lease contracts (inclusive of the residual values of the related leased vehicles).

(3) Includes losses on charged-off accounts, but does not include expenses incurred to dispose of vehicles.

(4)  Dollars not in thousands.

                        RESIDUAL VALUE LOSS EXPERIENCE(1)
                                ($ IN THOUSANDS)

                                              At or for the Fiscal Year Ended March 31,
                                -----------------------------------------------------------------
                                    1998          1997          1996          1995           1994
                                -----------   -----------   -----------   -----------    --------
Total Number of Leased
   Vehicles Scheduled to
   Terminate...............
Number of Returned Vehicles
   Sold by AHFC(2).........
Full Termination Ratio(3)..              %             %             %              %             %
Total Losses on Returned
   Vehicles Sold by AHFC(4).    $             $             $             $              $
Average Loss Per Returned
   Vehicle Sold by AHFC(5).

                                $             $             $             $              $
Losses as a Percentage of
   Residual Values of
   Returned Vehicles Sold by
   AHFC(6).................     $             $             $             $              $
Losses as a Percentage of
   Residual Values of
   Scheduled Terminations(7).   $             $             $             $              $

Total Losses/(Gains) on
Vehicles that Reached
Scheduled Term(4).......        $             $             $             $              $

---------------
(1) Includes lease contracts that have been sold but are still being serviced by AHFC. To the extent that average maturity of lease contracts vary over time, the residual value loss experience for the periods in the table may not be fully comparable.

(2) Number of Matured Contracts for which vehicles had been returned to and sold by AHFC.

(3) The ratio of returned vehicles sold during the stated period over vehicles scheduled (as of the date of origination of the related lease contracts) to terminate during such period expressed as a percentage.

(4) Losses include expenses incurred to dispose of vehicles but exclude certain amounts received after the sale and disposition of the vehicle.

(5)  Dollars not in thousands.

(6) The ratio of total losses on returned vehicles sold by AHFC during the stated period over the Residual Values of such vehicles expressed as a percentage.

(7) The ratio of total losses on returned vehicles sold by AHFC during the stated period over the Residual Values of all vehicles under lease contracts scheduled to terminate during the stated period expressed as a percentage.

                                  THE CONTRACTS

GENERAL

         The Contracts will consist of a pool of ________ motor vehicle closed-end retail lease contracts, for new or used Honda and Acura motor vehicles, having an aggregate principal balance of $_______ as of the Cutoff Date and an aggregate discounted principal balance of $_______ as of the Cutoff Date, originated by Dealers located throughout the United States, each of which has an original term to maturity of not more than ___ months, selected from the Origination Trust's portfolio of retail closed-end Honda and Acura motor vehicle lease contracts that are not evidenced by or reserved for allocation to an Other SUBI. The Contracts were originated by Dealers and assigned to the Origination Trust, in accordance with the underwriting procedures previously described under "American Honda Finance Corporation -- Lease Contract Underwriting Procedures". The Contracts have been selected based upon the criteria specified in the SUBI Trust Agreement and described under "The Contracts -- Characteristics of the Contracts -- General" and " -- Representations, Warranties and Covenants". AHFC will represent and warrant that, except as otherwise described in the immediately preceding sentence, no adverse selection procedures were employed or will be employed in selecting the Contracts for inclusion in the SUBI Assets and that it is not aware of any bias in the selection of such Contracts that would cause the delinquencies or losses on such Contracts to be greater than those experienced on other retail closed-end lease contracts held in the Origination Trust's portfolio; however, there can be no assurance that the delinquencies or losses on the Contracts will not be greater than either such experience on such other Contracts.

         Each Contract will be a finance lease for accounting purposes and will have been written for a capitalized cost (which may exceed the manufacturer's suggested retail price), plus an implicit rate in each Contract calculated as an annual percentage rate (the "Lease Rate") on a constant yield basis. The Contracts will provide for equal monthly payments (the "Monthly Payments") such that at the end of the related Contract term such capitalized cost will have been amortized to an amount equal to the residual value of the related Leased Vehicle established at the time of origination of such Contract (the "Residual Value"). See "American Honda Finance Corporation -- Determination of Residual Values". The amount to which the capitalized cost of a Contract has been amortized at any point in time is referred to herein as its "Outstanding Principal Balance".

         The "Aggregate Net Investment Value" as of any day will equal the sum of (i) the Discounted Principal Balance of all Contracts other than Charged-off, Liquidated, Matured and Additional Loss Contracts and (ii) the aggregate Residual Value of all Leased Vehicles to the extent that the related Contracts have reached their scheduled maturities and as to which all payments relating to the Contracts have been made (each, a "Matured Contract") within the three immediately preceding Collection Periods but which Leased Vehicles as of the last day of the most recent Collection Period have remained unsold and not otherwise disposed of by the Servicer for no more than two full Collection Periods (the "Matured Leased Vehicle Inventory"). The "Discounted Principal Balance" of (i) a Contract (or the related Leased Vehicle) with a Lease Rate less than _____% (each, a "Discounted Contract") will equal the present value of all remaining Monthly Payments on such Contract and the Residual Value of the related Leased Vehicle, calculated using a discount rate of _____%, and (ii) all Contracts other than Discounted Contracts will equal their Outstanding Principal Balance. As of the Cutoff Date, the aggregate Discounted Principal Balance of the Contracts and the Aggregate Net Investment Value was $__________. A "Collection Period" is the month immediately preceding the month in which a Distribution Date occurs.

         All of the Contracts will be closed-end leases. Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the related leased vehicle by exercise of the purchase option contained in such lease contract, the lessee is required to return the leased vehicle to or upon the order of the lessor, at which time the lessee will then owe only incidental charges for excess mileage, excessive wear and use and other items that may be due under such lease. In contrast, under an open-end lease, the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the residual value established at the time of origination of such lease.

         Each lessee will be permitted to purchase the Leased Vehicle at the end of the term of the related Contract. The purchase price will be a fixed dollar amount equal to the Residual Value plus any applicable taxes and all other incidental charges that may be due under the Contract. In addition, each Contract will allow the related lessee voluntarily to terminate such Contract by paying certain miscellaneous charges and a termination amount more fully described below. In most instances, the Contracts are not expected to run to their full terms. See "Risk Factors -- The Return on Your Investment Will Change Over Time" and "Maturity, Prepayment and Yield Considerations".

         Each Contract will provide that the lessor may terminate such Contract and repossess the Leased Vehicle in the event of a default by the lessee. Events of default under the Contracts will include, but will not be limited to, failure to make payment when due, certain events of bankruptcy or insolvency, failure to maintain the insurance required by the Contract, and failure to maintain or repair the Leased Vehicle as required or to comply with any other term or condition of the Contract which has a material adverse effect on the lessee's ability to make payments or the lessor's ability to recover the full Residual Value of the Leased Vehicle.

         In the forms of contract used by the Dealers to evidence the Contracts, upon early termination where the lessee is not in default and does not exercise its option to purchase the Leased Vehicle, the amount owed by the lessee (the "Early Termination Charge") will be determined by adding (i) any due but unpaid Monthly Payments and any incidental charges owing under the Contract except excess mileage charges and (ii) the Outstanding Principal Balance less the Realized Value from the sale or other disposition of the related Leased Vehicle and applying the Security Deposit to reduce any deficiency. If, instead, there is an early termination and the lessee is in default, the amount owed by a lessee in default will be determined by adding (i) the Early Termination Charge,
(ii) payments accrued under the Contract through the date of termination, (iii) collection, repossession transportation and storage expenses (iv) official fees and taxes and (v) reasonable attorneys' fees and court costs (to the extent permitted by law).

         The "Realized Value" of a Leased Vehicle is the actual sale price less any fees and taxes incurred on the sale or the sale price determined by AHFC and the lessee in a written agreement. However, each Contract provides that the lessee has the right to obtain (at the lessee's expense) from an independent third party acceptable to the lessor a professional appraisal of the amount of the Leased Vehicle that could be realized at sale. This appraised value then would be used as the realized value for purposes of calculating sums due from the lessee. Although AHFC cannot predict whether any lessee will challenge the price determined by AHFC, management of AHFC is unaware of any successful such challenge by any lessee under its retail closed-end lease contracts.

         In the event of early termination of a Contract where the lessee is in default, the amounts collected with respect to such Contract and the related Leased Vehicle (after deducting the costs and other sums retained by the Servicer in connection therewith) may be less than the Outstanding Principal Balance of such Contract, which shortfall can be due to, among other things, the use of a wholesale appraisal of a Leased Vehicle as described above. If a Contract reaches the date on which the last

Monthly Payment is due, as such date may have been extended (the "Maturity Date"), but the related Leased Vehicle cannot be sold or otherwise disposed of for a net amount at least equal to its Residual Value, there may be an additional shortfall in amounts otherwise expected to be received in respect of the SUBI Interest. If any of the foregoing shortfalls is not covered from the Investor Percentage of certain excess Interest Collections, amounts otherwise payable to the Transferor in respect of the Certificates, amounts on deposit in the Reserve Fund, the subordination of interest payments otherwise payable to the Class B Noteholders and, in the case of the Class A-4 Notes, the subordination of principal payments otherwise payable to the Class B Noteholders, in each case to the extent described herein, investors in the Notes could suffer a loss on their investments.

CHARACTERISTICS OF THE CONTRACTS

         GENERAL

         The Contracts were selected using several criteria, including, as of the Cutoff Date, that each Contract (i) is written with respect to a Leased Vehicle that was at the time of the origination of the related lease contract a new or used motor vehicle; (ii) was originated in the United States after ________, 199_; (iii) has a Maturity Date on or after ________, 200_ and no later than ________, 200_; (iv) fully amortizes to an amount equal to the Residual Value of the related Leased Vehicle based on a fixed Lease Rate calculated on a constant yield basis and provides for level payments over its term (except for payment of the Residual Value); (v) was not more than __ days past due as of the Cutoff Date; and (vi) has never been extended for more than _____ months in the aggregate. The Contracts consist of __________ lease contracts. As of the Cutoff Date, the Lease Rate of the Contracts ranged from _____% to _____%, with a weighted average Lease Rate of _____%. The aggregate of the original principal balances of the Contracts as of their respective dates of origination was $__________. As of the Cutoff Date, the aggregate Outstanding Principal Balance of the Contracts was $__________, the aggregate Residual Value of the Leased Vehicles was $__________ and the Contracts had a weighted average original term of _____ months and a weighted average remaining term to scheduled maturity of _____ months. Appearing below is some additional information regarding the characteristics of the Contracts:

                                                    Average        Minimum        Maximum
                                                 ------------   ------------   -------------
Original Principal Balance.....................    $               $              $
Outstanding Principal Balance(1)...............    $               $              $
Residual Value.................................    $               $              $
Lease Rate(1)..................................      %(2)               %             %
Seasoning (months)(1)..........................       (2)
Remaining Term (months)(1).....................       (2)

---------------
(1)  As of the Cutoff Date.

(2)  Weighted by Outstanding Principal Balance as of the Cutoff Date.


         DISTRIBUTION OF THE LEASED VEHICLES BY MAKE

         As of the Cutoff Date, the composition of the Leased Vehicles by make of vehicle was as follows:

                                             Number of            Percentage of
                                             Contracts          Number of Contracts
                                          ---------------    -------------------------
Honda..................................                                     %
Acura..................................                                  .
                                            -----------            ---------
         Total.........................                               100.00%
                                            ===========            =========


         DISTRIBUTION OF THE CONTRACTS BY LEASE RATE

         The distribution of the Contracts as of the Cutoff Date by Lease Rate was as follows:

                                                                                        Percentage of
                                             Percentage of        Cutoff Date          Aggregate Cutoff
                              Number of        Number of          Outstanding          Date Outstanding
   Lease Rate Range           Contracts        Contracts        Principal Balance      Principal Balance
--------------------         -----------    --------------     -------------------    -------------------
 3.00% to  3.99%.........                             %             $                              %
 4.00% to  4.99%.........
 5.00% to  5.99%.........
 6.00% to  6.99%.........
 7.00% to  7.99%.........
 8.00% to  8.99%.........
 9.00% to  9.99%.........
10.00% to 10.99%.........
11.00% to 11.99%.........
12.00% to 12.99%.........
                                ------          ------              ----------              ------
         Total                                  100.00%             $                        100.00%
                                ======          ======              ==========              ======


         DISTRIBUTION OF THE CONTRACTS BY MATURITY

         The distribution of the Contracts as of the Cutoff Date by year of maturity was as follows:

                                                                                        Percentage of
                                             Percentage of        Cutoff Date          Aggregate Cutoff
                              Number of        Number of          Outstanding          Date Outstanding
   Year of Maturity           Contracts        Contracts        Principal Balance      Principal Balance
--------------------         -----------    --------------     -------------------    -------------------
1999.....................                             %            $                              %
2000.....................
2001.....................
2002.....................
                                ------          ------              ----------              ------
         Total                                  100.00%             $                       100.00%
                                ======          ======              ==========              ======

         DISTRIBUTION OF THE CONTRACTS BY STATE

         The distribution of the Contracts as of the Cutoff Date by State of origination, specified for States representing 5% or more of the number of Contracts, was as follows:

                                                                                                    Percentage of
                                                       Percentage of          Cutoff Date         Aggregate Cutoff
                                       Number of         Number of            Outstanding         Date Outstanding
   State                               Contracts         Contracts          Principal Balance     Principal Balance
----------                             ---------       -------------        -----------------     -----------------
California....................                                 %              $                             %
        ......................
        ......................
        ......................
        ......................
All other states..............
                                         ------          ------               ----------              ------
         Total                                           100.00%              $                       100.00%
                                         ======          ======               ==========              ======

REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Contracts and Leased Vehicles will be described in a schedule appearing as an exhibit to the SUBI Supplement (the "Schedule of Contracts and Leased Vehicles"). The Schedule of Contracts and Leased Vehicles will identify each Contract by its contract identification number, will identify each Leased Vehicle by its vehicle identification number and will set forth as to each such Contract, among other things, its: (i) date of origination;
(ii) Maturity Date; (iii) Monthly Payment; (iv) original capitalized cost;
(v) Outstanding Principal Balance and Discounted Principal Balance as of the Cutoff Date; and (vi) Residual Value. In the Servicing Agreement, representations and warranties will be made with respect to each Contract and Leased Vehicle to the effect described in the text of the first paragraph under "The Contracts -- Characteristics of the Contracts -- General", and certain other representations and warranties will be made, including, among other things, that each such Contract and, to the extent applicable, the related Leased Vehicle or lessee: (a) was originated by a Dealer located in the United States in the ordinary course of its business and in compliance with AHFC's customary credit and collection policies and practices; (b) is owned by the Origination Trust or the Origination Trustee, free of all liens, encumbrances or rights of others (other than the holder of any Administrative Liens); (c) was originated in compliance with, and complies with, all material applicable legal requirements; (d) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of such Contract and the Origination Trustee in connection with
(i) the origination of such Contract, (ii) the execution, delivery and performance by such originator of the Contract and (iii) the acquisition by the Origination Trust of such Contract and Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of such date of creation or acquisition; (e) is the legal, valid and binding obligation of the lessee; (f) to the knowledge of the Servicer, is not subject to any right of rescission, setoff, counterclaim or other defense of the related lessee to pay the Outstanding Principal Balance due under such Contract and no such right of rescission, offset, defense or counterclaim has been asserted or threatened; (g) each of the related Dealer, the Servicer and the Origination Trustee has each satisfied all obligations required to be fulfilled on its part with respect thereto; (h) is payable solely in United States dollars in the United States; (i) the lessee thereunder is located in the United States and is not (i) AHFC, the Transferor or any of their respective affiliates or
(ii) the United States or any state or local government thereof, or any agency, department or instrumentality of the United States or any state or local government thereof; (j) requires the lessee to maintain insurance against loss or damage to the related Leased Vehicle under an insurance policy that names the Origination Trust, the Origination Trustee or a co-trustee as loss payee; (k) the related certificate of title is registered in the name of the Origination Trust or the Origination Trustee (or a properly completed application for such title has been submitted to the appropriate titling authority); (l) is a closed-end lease that requires (i) equal monthly payments to be made within 60 months of the date of origination of such Contract and (ii) such payments to be made by the lessee thereof within 30 days after the billing date for such payment; (m) is fully assignable and does not require the consent of the lessee as a condition to any transfer, sale or assignment of the rights of the originator; (n) has a Residual Value that does not exceed an amount reasonably established by the Servicer consistent with its policies and practices; (o) has never been extended by more than six months in the aggregate or otherwise modified except in accordance with AHFC's normal credit and collection policies and practices; (p) is not an Other SUBI Asset; (q) to the knowledge of AHFC, the lessee thereunder is not bankrupt or currently the subject of a bankruptcy proceeding; (r) is not more than 60 days past due; (s) is a finance lease for accounting purposes; and (t) is a "true lease" for applicable state law purposes relating to the perfection of security interests.

         The Servicing Agreement will provide that upon the discovery by the Origination Trustee, AHFC, the Owner Trustee, the Indenture Trustee or the Transferor of a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the Origination Trust, the owners of interests in the SUBI or the Noteholders in the related Contract or Leased Vehicle, which breach is not cured in all material respects within 60 days after AHFC discovers such breach or is given notice thereof, such Contract and Leased Vehicle (and any other related SUBI Assets) will be reallocated to the UTI or, in certain circumstances, to AHFC. In connection with such reallocation, AHFC will be required to deposit (or cause to be deposited) into the SUBI Collection Account an amount (the "Reallocation Payment") equal to the Discounted Principal Balance of such Contract as of the last day of the Collection Period during which the related cure period ended, plus an amount equal to any imputed interest, lease charge or Monthly Payment on such Contract at the related Lease Rate that was delinquent as of the end of such Collection Period. The foregoing payment obligation will survive any termination of AHFC as Servicer under the Servicing Agreement.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of payment of principal of the Notes will depend on the rate of payments on or in respect of the Contracts and the Leased Vehicles (including scheduled payments on and prepayments and liquidations of the Contracts) and losses with respect thereto, which cannot be predicted with certainty. In addition, because payments made on or in respect of the Contracts and the Leased Vehicles that are allocable to the SUBI Interest will ordinarily be distributed to Noteholders according to the timing of their receipt, the rate of principal payments on the Notes and the yield to maturity of the Notes generally will be directly related to the rate at which payments on or in respect of the Contracts and the Leased Vehicles are made. The rate of payment of principal of the Notes may also be affected by payment by AHFC of Reallocation Payments in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred and the exercise by the Servicer of its right to purchase all of the assets of the Trust at its option under certain circumstances pursuant to the Agreement, thereby triggering a redemption of the Notes. A substantial increase in the rate of payments on or in respect of the Contracts and Leased Vehicles (including prepayments and liquidations of the Contracts) or a substantial increase in the amount of Loss Amounts may shorten the final maturity of and may significantly affect the yields on each Class of Notes. See "Description of the Notes -- Termination of the Trust; Redemption of the Notes", "The Contracts -- Representations,

Warranties and Covenants" and "Additional Document Provisions -- The Servicing Agreement -- Collections."

         In general, no principal payments (including allocations of Covered Loss Amounts) will be made on (i) the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) the Class A-3 Notes until the Class A-2 Notes have been paid in full or (iii) Class A-4 or Class B Notes until the Class A-3 Notes have been paid in full. Principal payments in respect of the Class A-4 and Class B Notes will be based on the fixed Class A Percentage and Class B Percentage, which will be calculated when the Class A-1, Class A-2 and Class A-3 Notes have been paid in full, and then used to determine the distribution of principal payments on the Class A-4 Notes and the Class B Notes, which may affect the maturity and yield on the Class A-4 Notes. The Investor Percentage of Uncovered Loss Amounts will be allocated first to the Certificates until the Certificate Balance has been reduced to zero, then to the Class B Notes until the related Note Balance has been reduced to zero and then on a pro rata basis among each Class of Class A Notes based on the related Class Allocation Percentages. As a result of the sequential payment of principal to each Class of Class A Notes, because Uncovered Loss Amounts incurred following the reduction of the Class B Note Balance to zero will be allocated on each Distribution Date based on the then-current Class Allocation Percentages, each Class of Class A Notes with a later maturity may be allocated more Loss Amounts than each Class of Class A Notes with an earlier maturity as a relative percentage of their respective Initial Note Balances.

         All of the Contracts are prepayable, in whole or in part, at any time without penalty. The prepayment experience with respect to the Contracts will affect the life of the Notes. In general, the rate of prepayments on the Contracts may be influenced by a variety of economic, social, geographic and other factors beyond the control of AHFC. The Origination Trust began to accept assignments of lease contracts on November 25, 1997. All of the lease contracts assigned to the Origination Trust for allocation as SUBI Assets since that time have been, and all of the lease contracts to be assigned to the Origination Trust subsequent to the date of this Prospectus will be, assigned by Dealers using AHFC's underwriting standards. As more fully described under "American Honda Finance Corporation -- Methods of Vehicle Disposal", AHFC actively encourages lessees under lease contracts with remaining terms of less than twelve to eighteen months, depending on the model and lease term to either buy, trade in or refinance the related leased vehicles prior to the scheduled maturities of the related lease contracts. As part of this program, during the last several months of a lease contract AHFC may selectively offer certain incentives to encourage lease contract terminations, which may result in residual value losses. AHFC estimates that for the three fiscal years ended March 31, 1998 and the six months ended September 30, 1998, an average of approximately __% of the number of retail lease contracts in its portfolio (including those owned by AHFC or the Origination Trust and those that had been sold but still were being serviced by AHFC) that were scheduled to mature during such period were terminated prior to maturity, either because of voluntary prepayments or repossession of the leased vehicles due to default by the lessees under the related lease contracts. AHFC is not aware of any publicly available industry statistics that set forth termination rates for retail closed-end lease contracts similar to the Contracts.

         Historical levels of lease contract defaults, leased vehicle repossessions and losses and residual value losses are discussed under "American Honda Finance Corporation -- Delinquency, Repossession and Loss Data". No assurances can be given that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than AHFC's historical rate, or that the Residual Value experience of Leased Vehicles related to Contracts that have reached their Maturity Dates will differ from AHFC's historical residual value loss experience for all of the retail lease contracts in its portfolio

(including those owned by the Origination Trust or the Origination
Trustee and those that had been sold but still were being serviced by AHFC).

         The effective yield on, and average life of, each Class of Notes will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the Contracts and the Leased Vehicles and the rate at which such payments are paid to the Noteholders. In the event of prepayments of the Contracts (and payment of the Residual Value of the related Leased Vehicles), Noteholders who receive such amounts may not be able to reinvest the related payments of principal received on the Notes at yields as high as the related Note Rate. The timing of changes in the rate of prepayments on the Contracts and payments in respect of the Leased Vehicles may also affect significantly an investor's actual yield to maturity and the average life of the related Class of Notes. A substantial increase in the rate of payments on or in respect of the Contracts and Leased Vehicles (including prepayments and liquidations of the Contracts) may shorten the final maturity of and may significantly affect the yield on the Notes.

         The yield to an investor who purchases Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Contracts is actually different than the rate anticipated by such investor at the time such Notes were purchased.

         In sum, an investor's expected yield will be affected by the following factors: (i) the price the investor paid for the Notes, (ii) the rate of prepayments in respect of the Contracts and Leased Vehicles and (iii) the investor's assumed reinvestment rate. These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on or in respect of the Contracts and Leased Vehicles is slower than anticipated, the investor's yield will be lower if interest rates are higher than the investor anticipated and higher if interest rates are lower than the investor anticipated. Conversely, if the rate of prepayments on or in respect of the Contracts and Leased Vehicles is faster than anticipated, the investor's yield will be higher if interest rates are higher than the investor anticipated and lower if interest rates are lower than the investor anticipated.

         In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI Interest, the SUBI Certificate and other property of the Trust, which may occur under certain circumstances involving an Indenture Event of Default, to the extent such net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A Noteholders based on their respective Class Note Balances until the Class A Notes have been paid in full, and second, to the Class B Noteholders.

         Prepayments on motor vehicle lease contracts may be measured by a prepayment standard or model. The prepayment model used with respect to the Contracts is based on a prepayment assumption (the "Prepayment Assumption") expressed in terms of percentages of ABS. "ABS" refers to a prepayment model which assumes a constant percentage of the original number of Contracts in a pool prepay each month. However, as used herein, a 100% Prepayment Assumption assumes that, based on the assumptions in the next paragraph, the original Outstanding Principal Balance of a Contract will prepay as follows: (i) ____% ABS for the first six months of the life of the Contract, (ii) ____% ABS for the seventh through twelfth month of the life of the Contract, (iii) ____% ABS for the thirteenth through eighteenth month of the life of the Contract, (iv) ____% ABS for the nineteenth through twenty-fourth month of the life of the Contract and (v) ____% ABS following the twenty-fourth month of the life of the Contract until the original Outstanding Principal Balance of the Contract has been paid in full. Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the Contracts. There can be no assurance that the Contracts will prepay at the indicated levels of the Prepayment Assumption or at any other rate.

         The tables below were prepared on the basis of certain assumptions, including that: (i) all Collections (including Monthly Payments and net sale proceeds in respect of the Leased Vehicles relating to Matured Contracts) are timely received, and that no Contracts are ever delinquent; (ii) no Reallocation Payment is made in respect of any Contract; (iii) there are no Loss Amounts; (iv) the Servicer exercises its optional purchase option of the property of the Trust as described herein; (v) all distributions of principal and interest on the Notes are made on the dates specified herein; (vi) the Servicing Fee is 1% per annum of 99.8% of the Aggregate Net Investment Value;
(vii) all prepayments are full Prepayments; and (viii) the Contracts have assumed Lease Rates of ___% and were originated ____ months prior to the Cutoff Date.

         No representation is made as to what the actual levels of losses and delinquencies on the Contracts will be. Because the Contracts will have characteristics which differ from those assumed in preparing the following tables, distributions of principal on the Notes may be made earlier or later than set forth in the tables. The tables are provided solely to illustrate the effect of prepayments of the Contracts on the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance and the Class B Note Balance and the weighted average life of each Class of Notes under the assumptions stated below and are not a prediction of the prepayment rates that might actually be experienced with respect to the Contracts. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         The following tables set forth the percentages of the Initial Note Balance of each Class of Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, "0% Prepayment Assumption" assumes no prepayments on a Contract, "50% Prepayment Assumption" assumes that a Contract will prepay at 50% of the Prepayment Assumption, and so forth.

         PERCENTAGE OF INITIAL CLASS A-1 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-1 NOTES

                                                                      Prepayment Assumption
                                            ---------------------------------------------------------------------
 Distribution Date                               0%             50%           100%           150%          200%
-------------------                         ------------   ------------   ------------   ------------   ---------
________ 1999.........................         100%            100%           100%           100%          100%
________ 2000.........................
________ 2001.........................
________ 2002.........................
________ 2003.........................
Weighted Average Life (Years)(1)......
                                            ===========    ===========    ===========    ==========     ========

------------------------
(1) The weighted average life of the Class A-1 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-1 Note Balance.


         PERCENTAGE OF INITIAL CLASS A-2 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-2 NOTES

                                                                      Prepayment Assumption
                                            ---------------------------------------------------------------------
 Distribution Date                               0%             50%           100%           150%          200%
-------------------                         ------------   ------------   ------------   ------------   ---------
________ 1999.........................         100%            100%           100%           100%          100%
________ 2000.........................
________ 2001.........................
________ 2002.........................
________ 2003.........................
Weighted Average Life (Years)(1)......
                                            ===========    ===========    ===========    ==========     ========


------------------------
(1) The weighted average life of the Class A-2 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-2 Note Balance.

         PERCENTAGE OF INITIAL CLASS A-3 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-3 NOTES

                                                                      Prepayment Assumption
                                            ---------------------------------------------------------------------
 Distribution Date                                0%            50%           100%           150%          200%
-------------------                         ------------   ------------   ------------   ------------   ---------
________ 1999.........................          100%           100%           100%           100%          100%
________ 2000.........................
________ 2001.........................
________ 2002.........................
________ 2003.........................
Weighted Average Life (Years)(1)......
                                            ============   ============   ============   ============   =========

------------------------
(1) The weighted average life of the Class A-3 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-3 Note Balance.


         PERCENTAGE OF INITIAL CLASS A-4 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-4 NOTES

                                                                      Prepayment Assumption
                                            ---------------------------------------------------------------------
 Distribution Date                               0%             50%           100%           150%          200%
-------------------                         ------------   ------------   ------------   ------------   ---------
________ 1999.........................         100%            100%           100%           100%          100%
________ 2000.........................
________ 2001.........................
________ 2002.........................
________ 2003.........................
Weighted Average Life (Years)(1)......
                                            ============   ============   ============   ============   =========

------------------------
(1) The weighted average life of the Class A-4 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-4 Note Balance.

          PERCENTAGE OF INITIAL CLASS B PRINCIPAL BALANCE REMAINING AND
                     WEIGHTED AVERAGE LIFE OF CLASS B NOTES

                                                                      Prepayment Assumption
                                            ---------------------------------------------------------------------
 Distribution Date                               0%             50%           100%           150%          200%
-------------------                         ------------   ------------   ------------   ------------   ---------
________ 1999.........................         100%            100%           100%           100%          100%
________ 2000.........................
________ 2001.........................
________ 2002.........................
________ 2003.........................
Weighted Average Life (Years)(1)......
                                            ============   ============   ============   ============   =========

------------------------
(1) The weighted average life of the Class B Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class B Note Balance.



                      NOTE FACTORS AND TRADING INFORMATION
                             REPORTS TO NOTEHOLDERS


         The "Note Factor" with respect to any Class of Notes will be a seven-digit decimal that the Servicer will compute each month indicating the Note Balance of the related Class of Notes as of the close of business on the Distribution Date in such month as a fraction of the Initial Note Balance of such Class of Notes. Each Note Factor will initially be 1.0000000 and will decline to reflect reductions in the related Note Balance resulting from distributions of principal and unreimbursed Note Principal Loss Amounts, if any. The portion of the Note Balance of a Class of Notes for a given month allocable to a holder of Notes of such Class can be determined by multiplying the original denomination of the holder's Note by the related Note Factor for that month.

         Pursuant to the Agreement, the Indenture Trustee will provide to all registered holders of the Notes (which shall be Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") unless definitive notes are issued under the limited circumstances described herein) unaudited monthly reports concerning payments received on or in respect of the Contracts and the Leased Vehicles, the Aggregate Net Investment Value, the Investor Percentage, the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Note Factors and various other items of information. A person acquiring an interest in the Notes (each, a "Note Owner" may obtain copies of such reports upon a request in writing to the Indenture Trustee. In addition, Noteholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. For further details concerning information furnished to Noteholders and Note Owners, see "Description of the Notes --Statements to Noteholders" and "Description of the Notes -- Book-Entry Registration".

                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the Indenture, a form of which, together with forms of the Agreement, the SUBI Trust Agreement and the Servicing Agreement, has been filed as an exhibit to the Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part. The following summaries of all material provisions of the foregoing documents and the summaries of all material provisions included elsewhere in this Prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual provisions of such documents. Where particular provisions of or terms used in the Indenture, the Agreement, the SUBI Trust Agreement and the Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

         Each Note will represent the right to receive monthly payments of interest at the related Note Rate and, to the extent described herein, monthly payments of principal. These payments will be funded from the Investor Percentage of distributions to the Trust of Interest Collections and Principal Collections allocable to the SUBI Interest and monies on deposit in the Reserve Fund, in each case to the extent described herein. The Class B Notes will be subordinated to the Class A Notes so that (i) interest payments generally will not be made in respect of the Class B Notes until interest in respect of the Class A Notes has been paid, (ii) principal payments generally will not be made in respect of the Class B Notes until the Class A-1, Class A-2 and Class A-3 Notes have been paid in full and (iii) if other sources available to make payments of principal and interest on the Class A-4 Notes are insufficient, amounts that otherwise would be paid in respect of the Class B Notes generally will be available for that purpose, as more fully described under "Description of the Notes -- Distributions on the Notes". The Certificates will be subordinated to the Notes.

         The Notes will be issued in denominations of $1,000 and integral multiples thereof in book-entry form. The Notes will initially be represented by global notes registered in the name of Cede, the nominee of DTC. No Note Owner will be entitled to receive a note representing such owner's Note, except as set forth below. Unless and until Notes are issued in fully registered certificated form ("Definitive Notes") under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See "Description of the Notes -- Book-Entry Registration" and " --Definitive Notes".

         On the fifteenth day of each month or, if such day is not a Business Day, on the next succeeding Business Day, beginning on May 17, 1999 (each, a "Distribution Date"), distributions in respect of the Class A Notes will be made to the holders of record of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes (respectively, the "Class A-1 Noteholders", the "Class A-2 Noteholders", the "Class A-3 Noteholders" and the "Class A-4 Noteholders", and collectively, the "Class A Noteholders"), the Class B Notes (the "Class B Noteholders" and, together with the Class A Noteholders, the "Noteholders") and the Certificates (the "Certificateholders") as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date"). On each Distribution Date, the Indenture Trustee will distribute interest to the Noteholders based on the related Class Note Balance as of the immediately preceding Distribution Date (after giving effect to reductions in such Class Note Balance as of such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class Note Balance, at an annual percentage rate equal to, in the case of (i) the Class A-1 Notes, _____% (the "Class A-1 Note Rate"), (ii) the Class A-2 Notes, _____% (the "Class A-2 Note Rate"), (iii) the Class A-3 Notes, _____% (the "Class A-3 Note Rate"), (iv) the Class A-4 Notes, _____% (the "Class A-4 Note Rate") and
(v) the Class B Notes, ____% (the "Class B Note Rate" and, together with the Class A-1, Class A-2, Class A-3 and Class A-4 Note Rates, the "Note Rates"). Interest will be payable to Certificateholders on the Certificate Balance, at an annual percentage rate not expected to exceed ___% (the "Certificate Rate"). All such payments on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year. All such payments on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes and on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. A "Business Day" will be a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York, [Chicago, Illinois], Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

         To the extent not previously paid prior to such dates, the outstanding principal amount of each Class of Notes will be payable in full on, the final scheduled distribution date for each Class of Notes set forth on the cover page hereof (each a "Final Scheduled Distribution Date").

         The "Class Note Balance" of any Class of Notes at any time will be equal to the initial Class Note Balance amount of such Class of Notes, less the sum of (i) all payments made on or prior to such date allocable to principal (including any reimbursements of Loss Amounts allocable to Principal Loss Amounts in respect of such Class), (ii) the amount of Note Principal Loss Amounts allocable to such Class of Notes, if any, which have not been reimbursed as described herein and (iii) in the case of the Class B Notes, any unreimbursed Class B Note Principal Carryover Shortfall. The "Class A Note Balance" will mean the sum of the Class A-1, Class A-2, Class A-3 and Class A-4 Note Balances and the "Note Balance" will mean the sum of the Class A Note Balance and the Class B Note Balance. See "Description of the Notes -- Distributions on the Notes". The "Certificate Balance" at any time will be equal to the Initial Certificate Balance less the sum of (i) all payments made on or prior to such date allocable to principal (including any reimbursements of Loss Amounts allocable to the Certificates and Certificate Principal Loss Amounts) and (ii) the amount of Certificate Principal Loss Amounts, if any, which have not been reimbursed as described herein
[and Certificate Note Principal Carryover Shortfall].

         During the period when the Notes are outstanding, the Note Balance will decline as the Investor Percentage of Principal Collections and Covered Loss Amounts are distributed to the Noteholders and as Note Principal Loss Amounts are incurred and not reimbursed. The Aggregate Net Investment Value can change daily as principal is paid on or in respect of the Contracts and the Leased Vehicles, as Reallocation Payments in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred are paid by AHFC, as liquidation losses and other losses in respect of the Contracts and Leased Vehicles are incurred and as Leased Vehicles in Matured Leased Vehicle Inventory are sold or otherwise disposed of.

         The amount of principal and interest required to be paid to holders of any Class of the Notes prior to the Final Scheduled Distribution Date for that Class of Notes generally will be limited to amounts available in the Note Distribution Account for payment to Noteholders. Therefore, the failure to pay principal of or interest on a Class of Notes generally will not result in the occurrence of an Indenture Event of Default until the Final Scheduled Distribution Date for such Class of Notes.

TRANSFER OF THE SUBI CERTIFICATE

         Pursuant to the SUBI Supplement, on the Closing Date, the Origination Trust will, upon the order of HTA LP and HTB LP, respectively, issue a 99% and a 1% beneficial interest in the SUBI to the Transferor, which will exchange the 99% and the 1% beneficial interests in the SUBI for the SUBI Certificate and the Retained SUBI Certificate. Simultaneously, the Transferor, pursuant to the Agreement, will deliver the SUBI Certificate to the Owner Trustee as property of the Trust and transfer and assign to the Owner Trustee as property of the Trust, without recourse, all of its right, title and interest in and to the SUBI Interest represented by the SUBI Certificate. The Owner Trustee will, concurrently with such delivery, transfer and assignment, deliver the Notes and the Certificates to or upon the order of the Transferor and, pursuant to the Indenture, the Trust will pledge and deliver the SUBI Certificate to the Indenture Trustee.

         Pursuant to the Agreement, the Transferor will represent and warrant that immediately prior to the transfer and assignment of the SUBI Certificate to the Owner Trustee as property of the Trust, the Transferor had good title to, and was the sole legal and beneficial owner, of the SUBI Certificate, free and clear of liens and claims.

REALLOCATION PAYMENTS

         As more fully described under "The Contracts -- Representations, Warranties and Covenants" and "Additional Document Provisions -- The Servicing Agreement -- Collections", under certain circumstances AHFC will be required to make Reallocation Payments in respect of certain Contracts (and the related Leased Vehicles) discovered not to be in compliance with AHFC's representations or warranties or Contracts as to which certain servicing procedures have not been followed, in either case that materially and adversely affects such Contract. Upon any such payment, the Aggregate Net Investment Value will decline by an amount equal to the Discounted Principal Balance of such Contract, and such Contract and the related Leased Vehicle will no longer constitute SUBI Assets as they will be reallocated and become UTI Assets, or, in certain cases, be transferred to the Servicer.

CALCULATION OF INVESTOR PERCENTAGE

         The Trust will be allocated by the Servicer Investor Percentage of all Interest Collections and Principal Collections collected or received in respect of the related Collection Period. In addition, the Trust will be allocated by the Servicer Investor Percentage of (i) an amount equal to the Discounted Principal Balance of any Contract that became a Charged-off Contract during such Collection Period (all such amounts in any Collection Period, the "Charged-off Amount"), (ii) the Residual Value Loss Amount for such Collection Period and (iii) any Additional Loss Amounts incurred during such Collection Period.

         "Additional Loss Amounts" will be incurred in the event of any uninsured liability to third parties (I.E., litigation risk) on the part of the Origination Trust as ultimately is borne by the SUBI Assets, whether such liability is incurred (i) with respect to the SUBI Assets and is therefore allocated to the SUBI Assets pursuant to the SUBI Trust Agreement, (ii) with respect to the Origination Trust Assets generally and therefore a pro rata portion of such liability is allocated to the SUBI Assets pursuant to the SUBI Trust Agreement or (iii) with respect to UTI Assets or Other SUBI Assets if such UTI Assets or Other SUBI Assets are insufficient to pay such liability. See "Certain Legal Aspects of the Origination Trust and The SUBI -- The SUBI" for a discussion of related risks. "Additional Loss Amounts" will include both losses incurred with respect to the foregoing uninsured liabilities and monies reserved within the SUBI Collection Account against future losses in respect of such liabilities by the Servicer on behalf of the Origination Trustee.

         A "Charged-off Contract" will be a Contract (a) with respect to which the related Leased Vehicle has been repossessed and sold or otherwise disposed of or (b) which has been written off by the Servicer in accordance with its normal policies for writing off lease contracts other than with respect to repossessions.

         The "Investor Percentage" in respect of any Collection Period is 99.8%.

         The "Residual Value Loss Amount" for any Collection Period generally will represent the aggregate net losses on dispositions of Matured Leased Vehicle Inventory, and will be equal to the sum of (i) the aggregate of the Residual Values of all those Leased Vehicles that were included in Matured Leased Vehicle Inventory but that had remained unsold and not otherwise disposed of by the Servicer for at least two full Collection Periods as of the last day of such Collection Period, (ii) the excess, if any, of (a) the aggregate of the Residual Values of all Leased Vehicles previously included in Matured Leased Vehicle Inventory but that were sold or otherwise disposed of during such Collection Period, over (b) Net Matured Leased Vehicle Proceeds for such Collection Period and (iii) any losses (up to the respective Discounted Principal Balance) on Contracts terminated on or prior to their Maturity Dates during such Collection Period by agreement between the Servicer and the lessee in connection with the payment of less than their respective Outstanding Principal Balances.

DISTRIBUTIONS ON THE NOTES

         GENERAL

         On the tenth calendar day of each month or if such day is not a Business Day, the following Business Day, (each, a "Determination Date"), the Servicer will inform the Origination Trustee and the Indenture Trustee of, among other things, the amount of Interest Collections and Principal Collections, the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Note Factors, the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Allocation Percentages, the amount of Advances to be made by the Servicer, the Required Amount, if any, to be withdrawn from the Reserve Fund and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the Collection Period immediately preceding the Collection Period in which such Determination Date occurs. On or prior to each Determination Date, the Servicer shall also determine the Reserve Fund Requirement and the amounts to be distributed to the Noteholders and to the Transferor in respect of the Certificates. The "Allocation Percentage" with respect to any Class of Notes and Distribution Date, will equal the Note Balance of such Class of Notes as a percentage of the Note Balance, calculated as of the last day of the related Collection Period.

         DISTRIBUTIONS OF INTEREST

         On each Distribution Date, the Origination Trustee and the Indenture Trustee, as necessary, will make the following payments in the amounts and order of priority described below. The Origination Trustee (and the Indenture Trustee with respect to the Reserve Fund), will distribute from amounts on deposit in the SUBI Collection Account, the Investor Percentage of Interest Collections collected during or received in respect of the related Collection Period, together with (a) amounts ("Released Amounts") that would otherwise be payable to the Transferor in respect of the Certificates on such Distribution Date, (b) to the extent necessary to make the distributions described below other than in clause (ix), the amount withdrawn from the Reserve Fund in respect of the Required Amount, if any, and (c) to the extent needed to make distributions described in clauses
(x) through (xii), to the Class A-4 Noteholders, amounts that would otherwise be distributable to the Class B Noteholders in respect of the Class B Percentage of the Investor Percentage of Principal Collections in respect of such Collection Period:

                        (i) in the event of an Indenture Event of Default as a result of the Indenture Trustee having received written instructions from holders of Class A Notes evidencing not less than a majority of the Voting Interests thereof, voting together as a single class, or holders of Class A and Class B Notes evidencing not less than a majority of the Voting Interests thereof, voting together as a single class, to sell or dispose of the SUBI Interest, to the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses, and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;

                      (ii) to the Note Distribution Account for the pro rata payment to each Class of Class A Noteholders, interest at the related Note Rate on the Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance, as applicable, as of the immediately preceding Distribution Date (after giving effect to any reduction in such Note Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance, as applicable, together with any unpaid Class A-1, Class A-2, Class A-3 or Class A-4 Interest Carryover Shortfall, as applicable;

                     (iii) to the Note Distribution Account for payment to the Class B Noteholders, interest at the Class B Note Rate on the Class B Note Balance as of the immediately preceding Distribution Date (after giving effect to any reduction in the Class B Note Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class B Note Balance, together with any unpaid Class B Interest Carryover Shortfall;

                      (iv) to the Certificate Distribution Account for payment to the Certificateholders, interest at the Certificate Rate on the Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any reduction in the Certificate Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Certificate Balance, together with any unpaid Certificateholder Interest Carryover Shortfall;

                       (v) to the Servicer, reimbursement of the Investor Percentage of Capped Contingent and Excess Liability Premiums;

                      (vi) to the Origination Trustee, the Investor Percentage of Capped Origination Trust Administrative Expenses;

                     (vii) in circumstances other than as set forth in clause
         (i) above, to the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses, and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;

                    (viii) to the Servicer, the Investor Percentage of (a) the Servicing Fee and (b) any unpaid Servicing Fees payable in respect of compensation to the Servicer with respect to one or more prior Collection Periods;

                      (ix) to the Reserve Fund, until the amount on deposit therein equals the Reserve Fund Requirement;

                       (x) to the Note Distribution Account for payment to the Class A Noteholders, (a) so long as the Note Balance of the Class B Notes has not been reduced to zero, an amount equal to the Covered Loss Amount for the related Distribution Date sequentially, commencing with the Class A-1 Noteholders until the Note Balance of each such Class has been reduced to zero, or (b) if the Note Balance of the Class B Notes has been reduced to zero, pro rata, based on the Class A-1, Class A-2, Class A-3 or Class A-4 Allocation Percentage, as applicable, an amount equal to the sum of the Covered Loss Amount and the Uncovered Loss Amount for the related Distribution Date;

                      (xi) to the Note Distribution Account for payment to each Class of Class A Noteholders, pro rata, based upon the aggregate of the amounts allocable to such Class pursuant to clause (x) above that were not previously distributed pursuant to such clause or this clause (each such amount, a "Class A-1 Note Principal Loss Amount", "Class A-2 Note Principal Loss Amount," "Class A-3 Note Principal Loss Amount" or "Class A-4 Note Principal Loss Amount", respectively);

                     (xii) to the Note Distribution Account for payment to each Class of Class A Noteholders, accrued and unpaid interest at the related Note Rate, on any unreimbursed Class A-1, Class A-2, Class A-3 and Class A-4 Note Principal Loss Amount, as applicable;

                    (xiii) to the Note Distribution Account for payment to the Class B Noteholders, (a) if the Certificate Balance has been reduced to zero, an amount equal to the Uncovered Loss Amount for the related Distribution Date plus (b) following the reduction of the Note Balance of the Class A Notes to zero, the Covered Loss Amount for the related Distribution Date, until the Note Balance of the Class B Notes is reduced to zero;

                     (xiv) to the Note Distribution Account for payment to the Class B Noteholders, the aggregate of the amounts allocable pursuant to clause (xiii) above that were not previously distributed pursuant to such clause or this clause (each such amount, a "Class B Note Principal Loss Amount"), together with any Class B Note Principal Carryover Shortfall;

                      (xv) to the Note Distribution Account for payment to the Class B Noteholders, accrued and unpaid interest at the Class B Note Rate on any unreimbursed Class B Note Principal Loss Amount and any unreimbursed Class B Note Principal Carryover Shortfall; and

                     (xvi) to the Certificate Distribution Account for payment to the Certificateholders, (a) an amount equal to the Uncovered Loss Amount for the related Distribution Date plus (b) following the reduction of the Note Balance of the Class B Notes to zero, the Covered Loss Amount for the related Distribution Date, until the Certificate Balance is reduced to zero;

                    (xvii) to the Certificate Distribution Account for payment to the Certificateholders, the aggregate of the amounts allocable pursuant to clause (xvi) above that were not previously distributed pursuant to such clause or this clause (each such amount, a


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

         "Certificate Principal Loss Amount"), together with any Certificate Principal Carryover Shortfall;

                   (xviii) to the Certificate Distribution Account for payment to the Certificateholders, accrued and unpaid interest at the Certificate Rate on any unreimbursed Certificate Principal Loss Amount and any unreimbursed Certificate Principal Carryover Shortfall; and

                     (xix) to the Indenture Trustee, the Owner Trustee and the Origination Trustee, as applicable, the Investor Percentage of all Uncapped Administrative Expenses.

The balance, if any, of the Interest Collections allocated to the Notes for the related Collection Period, after giving effect to the distributions in clauses (i) through (xix) above, will constitute "Excess Interest
Collections".

         The entire amount of Excess Interest Collections will be paid to the Transferor; provided however, in the event the ERISA Compliance Test is not met on any Distribution Date, all Excess Interest Collections shall be deposited into the Reserve Fund. See "Additional Document Provisions -- The Servicing Agreement -- Compliance with ERISA".

         If on any Distribution Date there remains any shortfall in amounts required to be distributed to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders under clauses
(ii), (x), (xi) or (xii) above, then the amount available will be distributed pro rata to such Noteholders based on the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage and the Class A-4 Allocation Percentage, respectively.

         If and to the extent that the full amount distributable on a Distribution Date pursuant to clauses (i) through (xix) above exceeds the Investor Percentage of Interest Collections for the related Collection Period, then (i) Released Amounts otherwise distributable to the Transferor will be applied to such shortfall, and (ii) if available Released Amounts are insufficient to cover such shortfall, then the Required Amount will be withdrawn from the Reserve Fund and applied to such shortfall (other than any shortfall in amounts to be deposited into the Reserve Fund as set forth in clause (ix) above).

         "Capped Origination Trust Administrative Expenses" will equal the amounts sufficient to pay specified administrative costs and expenses of the Origination Trust that are allocable to the SUBI Interest up to but not exceeding $100,000 in any calendar year. "Capped Indenture Trustee Administrative Expenses" will equal the amounts sufficient to pay the Indenture Trustee's compensation and certain other expenses up to but not exceeding $50,000 in any calendar year (or $100,000 in a calendar year in which an Indenture Event of Default occurs with respect to which the Indenture Trustee sells or otherwise disposes of the SUBI Interest). "Capped Owner Trustee Administrative Expenses" will equal amounts sufficient to pay the Owner Trustee's compensation and certain other expenses up to but not exceeding $5,000 in any calendar year.

         "Capped Contingent and Excess Liability Premiums" will equal the amounts sufficient to pay the premiums then due on the portion of the Contingent and Excess Liability Insurance Policies allocable to the SUBI Interest, up to but not exceeding $__________ in any calendar year.

         The "Class A-1 Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of (i) the amount of interest distributable on the Class A-1 Notes for such Distribution


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

Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest at the Class A-1 Note Rate on such outstanding Class A-1 Interest Carryover Shortfall from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to the Class A-1 Noteholders on such Distribution Date. The "Class A-2 Interest Carryover Shortfall", the "Class A-3 Interest Carryover Shortfall", the "Class A-4 Interest Carryover Shortfall," the "Class B Interest Carryover Shortfall" and the "Certificate Interest Carryover Shortfall" will be calculated in the same manner as the Class A-1 Interest Carryover Shortfall, appropriately modified to relate to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Certificates, respectively.

         The "Class B Note Principal Carryover Shortfall", with respect to any Distribution Date from and after the Distribution Date on which the Class A-3 Notes are paid in full, will equal the amount, if any, of the Class B Percentage of the Investor Percentage of Principal Collections allocable to the SUBI Interest for such Distribution Date that is instead applied to the distribution of principal to the Class A Noteholders, pursuant to clauses (x) through (xii) above. The Class B Percentage of the Investor Percentage of Principal Collections will be applied for such purposes only to the extent that the other amounts available therefor are insufficient.

         "Loss Amounts" with respect to any Collection Period will include Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts.

         "Covered Loss Amounts" for any Distribution Date will equal the lesser of (i) the Investor Percentage of Loss Amounts for such Distribution Date and (ii) amounts available for distribution described above remaining after application of (a) clauses (i) through (ix) prior to the reduction of the Note Balance of the Class A Notes to zero or (b) clauses (i) through
(xii) following the reduction of the Note Balance of the Class A Notes to zero.

         "Uncovered Loss Amounts" for any Distribution Date will equal the excess of (i) the Investor Percentage of Loss Amounts for such Distribution Date over (ii) Covered Loss Amounts for such Distribution Date.

         A "Note Principal Loss Amount" with respect to any Distribution Date will equal the sum of all Class A-1, Class A-2, Class A-3, Class A-4 and Class B Note Principal Loss Amounts and will represent a loss of principal in respect of Loss Amounts allocable to the Notes and will arise when the Investor Percentage of Interest Collections, the Required Amount, the Released Amounts and, with respect to any Class A-4 Note Principal Loss Amount, amounts otherwise payable in respect of principal to the Class B Noteholders are not sufficient to cover such loss. As described under "Description of the Notes -- General", any Note Principal Loss Amounts allocable to a Class of Notes which are not reimbursed as provided herein will reduce the Note Balance of such Class of Notes.

         "Uncapped Administrative Expenses" with respect to any Collection Period will mean all specified expenses incurred by the Indenture Trustee, the Owner Trustee and the Origination Trustee with respect to the Indenture, the Notes, the Trust or the Origination Trust in excess of Capped Administrative Expenses that have been paid but have not yet been reimbursed.

         ALLOCATION OF PRINCIPAL

         The amount of Principal Collections allocable to the Notes in respect of a Collection Period (the "Principal Allocation") generally will mean the Principal Collections in respect of such Collection Period allocable to the SUBI multiplied by the Investor Percentage.

         "Principal Collections" will mean, with respect to any Collection Period, all Collections allocable to the principal component of any Contract (including any payment in respect of the related Leased Vehicle, but other than any payment as to which a Loss Amount has been realized and allocated during any prior Collection Period), discounted to the extent required below. For purposes of determining Principal Collections, the principal component of all payments made on or in respect of a Discounted Contract will be discounted to present value at a rate of _____%, thereby effectively reallocating a portion of the payments received in respect of the principal component of the Contracts to Interest Collections and providing additional credit enhancement for the benefit of the Noteholders. "Collections" with respect to any Collection Period will include all net collections received on or in respect of the Contracts and Leased Vehicles during such Collection Period, such as Monthly Payments (including amounts that were previously Payments Ahead but which represent Monthly Payments due during such Collection Period), Prepayments, Excess Mileage Fees, Extension Fees, Advances, Net Matured Leased Vehicle Proceeds, Net Repossession Proceeds, all other Net Liquidation Proceeds, any Net Insurance Proceeds not included in Net Liquidation Proceeds in respect of the immediately preceding Collection Period, but shall not include, and (as appropriate) shall be net of (i) Payments Ahead with respect to one or more future Collection Periods, (ii) amounts paid to the Servicer in respect of outstanding Advances, Matured Leased Vehicle Expenses, Repossession Expenses, all other Liquidation Expenses and Insurance Expenses, (iii) Administrative Charges and (iv) Additional Loss Amounts in respect of such Collection Period. "Interest Collections" with respect to any Collection Period generally will equal the amount by which Collections exceed Principal Collections. "Net Repossession Proceeds" will equal Repossession Proceeds net of Repossession Expenses, and "Net Liquidation Proceeds" will equal Liquidation Proceeds net of related Liquidation Expenses. "Net Matured Leased Vehicle Proceeds" will be Matured Leased Vehicle Proceeds received during a Collection Period net of Matured Leased Vehicle Expenses incurred during such Collection Period and "Net Insurance Proceeds" will be Insurance Proceeds received in a Collection Period net of Insurance Expenses incurred in a Collection Period.

         APPLICATION AND DISTRIBUTIONS OF PRINCIPAL

         On each Distribution Date, beginning with the May 17, 1999 Distribution Date and ending on the Distribution Date on which the Class A-3 Notes have been paid in full, the Indenture Trustee will distribute an amount equal to the Investor Percentage of all Principal Collections collected or received in respect of the related Collection Period allocable to the Notes as principal. Such principal payments will be made first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second, to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third, to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full, and thereafter the Class A Percentage and the Class B Percentage of any such remaining Principal Collections will be distributed as principal to the Class A-4 Noteholders and the Class B Noteholders, respectively. The "Class A Percentage" will mean the Class A Note Balance immediately after the Class A-3 Notes have been paid in full as a percentage of the Note Balance at such time, and the "Class B Percentage" will equal one minus the Class A Percentage. The Class A Percentage and the Class B Percentage will not change after they are set.

         In general, no principal payments (including amounts with respect to Covered Loss Amounts) will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, on the Class A-3 Notes until the Class A-1 and Class A-2 Notes have been paid in full, or on the Class A-4 or Class B Notes until the Class A-1, Class A-2 and Class A-3 Notes have been paid in full. Following the reduction of the Note Balance of the Class B Notes to zero, principal payments will be distributed on a pro rata basis to the Class A Notes. Uncovered Loss Amounts will be allocated first to the Class B Notes until the Note Balance of the Class B Notes has been reduced to zero and then to the Class A Notes, pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. Amounts with respect to Uncovered Loss Amounts will not be allocated or reimbursed to any Noteholder once the balance of the related Notes has been reduced to zero. In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI, the SUBI Certificate or other property of the Trust, which may occur under certain circumstances involving an Indenture Event of Default (as described under "Additional Agreement Provisions--The Indenture--Events of Default"), to the extent such net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders based on their respective Class Note Balances until the Class A Notes have been paid in full, and second, to the Class B Noteholders.

         In addition, on any Distribution Date from and after the Distribution Date on which the Class A-3 Notes are paid in full, but only to the extent that other amounts available therefor are insufficient, amounts that would otherwise be distributable to the Class B Noteholders in respect of the Class B Percentage of the Investor Percentage of Principal Collections collected or received in respect of the related Collection Period will instead be distributed as principal payments to the Class A-4 Noteholders up to an amount equal to the sum of (i) the Class A-4 Allocation Percentage of the Investor Percentage of Loss Amounts incurred during the related Collection Period and allocable to the SUBI Interest, (ii) any Class A-4 Note Principal Loss Amounts and (iii) accrued and unpaid interest on any Class A-4 Note Principal Loss Amounts, as set forth under "Description of the Notes -- Distributions on the Notes -- Distributions of Interest."

THE ACCOUNTS

         THE SUBI COLLECTION ACCOUNT

         On or prior to the Closing Date, the Origination Trustee will establish a trust account with and in the name of the Trust Agent for the benefit of the holders of the SUBI Certificates, into which collections on or in respect of the Contracts and the Leased Vehicles generally will be deposited (the "SUBI Collection Account" and, together with the Note Distribution Account, the Payahead Account and the Reserve Fund, the "Accounts"). As the holder of the SUBI Certificate, the Owner Trustee will have certain beneficial rights to amounts on deposit from time to time in the SUBI Collection Account and to investments thereon, which as part of the property of the Trust will be pledged by the Trust to the Indenture Trustee to secure payments on the Notes.

         DEPOSITS INTO THE SUBI COLLECTION ACCOUNT. Pursuant to the Servicing Agreement, unless the Monthly Remittance Conditions are met, within two Business Days after receipt, payments made on or in respect of the Contracts and the Leased Vehicles generally will be deposited by the Servicer into the SUBI Collection Account. Such deposits will include, but will not be limited to, the following payments made in respect of the SUBI Assets: (i) Monthly Payments; (ii) early payments of the Outstanding Principal Balance of a Contract, including any payment of lease charge or interest or payment by the Servicer of the Reallocation Payment (each, a "Prepayment"); (iii) proceeds from the sale or other disposition of Leased Vehicles included in the Matured Leased Vehicle Inventory (including any Excess

Mileage Fees and Extension Fees, but excluding proceeds paid under any residual value insurance policy) ("Matured Leased Vehicle Proceeds"), proceeds received in connection with the sale or other disposition of Leased Vehicles that have been repossessed or have been returned to the Servicer in connection with a Prepayment of the related Contract ("Repossession Proceeds"), all proceeds received by the Servicer, the Origination Trust or the Origination Trustee on behalf of the Origination Trust from any Insurance Policy ("Insurance Proceeds"), and other amounts received in connection with the realization of the amounts due under any Contract (together with Matured Leased Vehicle Proceeds, Repossession Proceeds and Insurance Proceeds, "Liquidation Proceeds"); and (iv) Extension Fees and Excess Mileage Fees.

         On each Deposit Date, the following amounts will be deposited into the SUBI Collection Account: (i) Advances by the Servicer; (ii) Reallocation Payments by the Servicer in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred; (iii) with respect to any Lease as to which the related lessee has failed to remit all or a portion of the Monthly Payment for the related Collection Period, an amount equal to the lesser of (a) the portion of the Monthly Payment not received and (b) any Payments Ahead received by the Servicer which have not yet been applied against any outstanding Monthly Payments (each, a "Payahead Credit"); and (iv) any Security Deposits which became Liquidation Proceeds in the related Collection Period.

         The Servicer will be entitled to reimbursement for expenses incurred in connection with the realization of Matured Leased Vehicle Proceeds ("Matured Leased Vehicle Expenses"), Repossession Proceeds ("Repossession Expenses") and other Liquidation Proceeds (such expenses, together with Matured Leased Vehicle Expenses, Repossession Expenses and Insurance Expenses, "Liquidation Expenses"), either from amounts on deposit in the SUBI Collection Account or as a deduction from Matured Leased Vehicle Proceeds, Repossession Proceeds, Insurance Proceeds or other Liquidation Proceeds, as appropriate, deposited into the SUBI Collection Account. Additionally, the Servicer shall be entitled to reimbursement for any Monthly Payments for which the Servicer has made an unreimbursed Advance and for all Reimbursable Servicer Expenses as described under "Additional Document Provision -- The Servicing Agreement -- Advances" and " -- Servicing Compensation".

         MONTHLY REMITTANCE CONDITIONS. As discussed above, the Servicing Agreement will require the Servicer to make all deposits of Collections received on or in respect of the Contracts and the Leased Vehicles to be deposited into the SUBI Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Conditions are satisfied, the Servicer may deposit Collections into the SUBI Collection Account, on a monthly basis on each Deposit Date. The "Monthly Remittance Conditions" will be satisfied so long as (i) no Servicer Termination Event exists and is continuing and (ii) either (a) the short-term unsecured debt of the Servicer is rated at least "A-1" or its equivalent by the Rating Agencies or (b) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") under which demands for payment may be made to secure timely remittance of monthly collections to the SUBI Collection Account and the Servicer and the Indenture Trustee are provided with confirmation from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on any Class of Notes. Pending deposit into the SUBI Collection Account, Collections received on or in respect of the SUBI Assets may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. Additionally, Payments Ahead need not be deposited in the Payahead Account unless any of the Monthly Remittance Conditions are not met and may be retained by the Servicer until the Deposit Date related to the Collection Period in which such


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

Payments Ahead became Payahead Credits. On the Deposit Date, on which any Payment Ahead becomes a Payahead Credit, the Servicer will deposit the Payahead Credit in the SUBI Collection Account. If any of the Monthly Remittance Conditions are not met, the Servicer will have to deposit all Payments Ahead in the Payahead Account within two days of receipt and on each Deposit Date transfer any Payahead Credits to the SUBI Collection Account from the Payahead Account.

         NET DEPOSITS. Pursuant to the Servicing Agreement, the Servicer may deduct from the Collections to be deposited in the SUBI Collection Account, all or any part of the Servicer Reimbursement for the related Collection Period. Additionally, so long as AHFC is the Servicer, the Servicer will be permitted to deposit in the SUBI Collection Account only the net amount distributable with respect to the SUBI Certificate and the Retained SUBI Certificate. The Servicer, however, will account to the Origination Trustee, the Indenture Trustee, the Noteholders and the Transferor as if all of the deposits and distributions described herein were made individually. This net deposit provision will be for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts.

         WITHDRAWALS FROM THE SUBI COLLECTION ACCOUNT. On each Distribution Date, the Origination Trustee will transfer all Collections in respect of the SUBI Interest on deposit in the SUBI Collection Account in respect of the related Collection Period (including any Payahead Credits) as set forth in "Description of the Notes -- Distributions on the Notes -- Distributions of Interest" and "-- Application and Distribution of Principal". The remaining 0.2% of Collections will be distributed from the SUBI Collection Account on such Distribution Date to the Transferor in respect of the Retained SUBI Interest, which amounts in no event will be available to make payments on the Notes. Any funds in excess of the amounts to be distributed to the Note Distribution Account for payment to the Noteholders, the Servicer in respect of the Servicing Fee, to the Reserve Fund in order to meet the Reserve Fund Requirement and the Trustees for any fees and expenses in respect of the related Collection Period generally will be paid to the Transferor.

         In the event that on any date the Servicer supplies the Origination Trustee and the Indenture Trustee with an officer's certificate setting forth the basis for such withdrawal, the Origination Trustee shall remit to the Servicer, without interest and prior to any other distribution from the SUBI Collection Account on such date, monies from the SUBI Collection Account representing (i) unreimbursed Matured Leased Vehicle Expenses, Repossession Expenses, Insurance Expenses and other Liquidation Expenses, (ii) Monthly Payments with respect to which the Servicer has made an unreimbursed Advance and (iii) an amount equal to any unreimbursed Advances that the Servicer has concluded are Nonrecoverable Advances (collectively, the "Servicer Reimbursement").

         THE NOTE DISTRIBUTION ACCOUNT

         On or prior to the Closing Date, the Owner Trustee will establish a trust account with and in the name of the Indenture Trustee for the benefit of the Noteholders from which all payments with respect to the Notes will be made from the SUBI Collection Account and the Reserve Fund, if necessary (the "Note Distribution Account"). On or prior to the Closing Date, the Owner Trustee will establish a trust account for the benefit of the Certificateholders from which all payments with respect to the Certificates will be made (the "Certificate Distribution Account"). On each Distribution Date, (i) the Origination Trustee (acting through the Trust Agent) shall deposit or cause to be deposited from the SUBI Collection Account and (ii) the Indenture Trustee shall deposit from the Reserve Fund, if necessary, respectively, all amounts allocable to the Noteholders, as set forth in "-- Distribution on the Notes -- Distributions of Interest" and "-- Application and Distribution of Principal" for the related Distribution Date, in the Note


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

Distribution Account. On each Distribution Date, the Indenture Trustee will distribute to the Noteholders the allocated amounts for the related Collection Period. See "Description of the Notes -- The Accounts -- The SUBI Collection Account".

         THE PAYAHEAD ACCOUNT

         In the event that any of the Monthly Remittance Conditions are not met, the Origination Trustee will establish and maintain an account with the Trust Agent into which Payments Ahead received by the Servicer will be deposited (the "Payahead Account"). For so long as the Monthly Remittance Conditions are not met, the Servicer will continue to deposit all Payments Ahead into the Payahead Account and on each Deposit Date will transfer the amount of any Payments Ahead which became Payahead Credits into the SUBI Collection Account. In the event, the Monthly Remittance Conditions are met, the Servicer will not need to use the Payahead Account and may deposit the applicable Payahead Credits on each Deposit Date into the SUBI Collection Account.

         MAINTENANCE OF THE ACCOUNTS

         The Accounts will be maintained with the Indenture Trustee or the Trust Agent so long as either (i) the short-term unsecured debt obligations of the related entity are rated at least "A-1" or its equivalent by the Rating Agencies or (ii) the related entity is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related Account is maintained in a segregated trust account in the corporate trust department of the related entity (the "Required Deposit Ratings"). If the Indenture Trustee or the Trust Agent at any time does not qualify under either of these criteria, the Servicer shall, with the assistance of the Indenture Trustee or the Trust Agent, as the case may be, cause the related Account to be moved to a depository institution organized under the laws of the United States or any state thereof, which meets the Required Deposit Ratings.

         ELIGIBLE INVESTMENTS

         Upon receipt of directions from the Servicer, the Indenture Trustee or the Trust Agent, as applicable, shall invest funds on deposit in the Accounts in one or more Eligible Investments maturing (i) no later than the Business Day immediately preceding the Deposit Date immediately succeeding the date of such investment, in the case of amounts on deposit in the SUBI Collection Account, the Reserve Fund or Payahead Account or (ii) on the Business Day immediately preceding the Distribution Date immediately succeeding the date of such investment in the case of amounts on deposit in the Note Distribution Account. Notwithstanding the foregoing, investments on which the entity at which the related Account is located is the obligor may mature on the related Deposit Date or Distribution Date, as the case may be.

         All income or other gain from the foregoing investments generally shall be retained in the related Account with such gain in respect of funds in the SUBI Collection Account and the Note Distribution Account generally being treated as Interest Collections received in respect of the related Collection Period. Any loss resulting from such investments shall be charged to the related Account.

         "Eligible Investments" will be specified in the SUBI Trust Agreement and will include, among other things, U.S. treasury securities, certificates of deposit issued by highly rated U.S. depository institutions or trust companies (including the Trustee), demand or time deposits of bankers acceptances insured by, or federal funds sold by highly rated U.S. depository institutions or trust companies or other


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

savings institutions that are fully insured by the FDIC, certain repurchase obligations held by any Owner Trustee backed by similar securities and certain debt securities issued by highly rated U.S. corporations, (including money market funds for which the Trustee or an Affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian).

STATEMENTS TO NOTEHOLDERS

         On each Distribution Date, the Indenture Trustee will include with each distribution to each Noteholder as of the close of business on the related Record Date a statement, setting forth with respect to such Distribution Date or the related Collection Period, among other things, the following:

                        (i) the Interest Collections and Principal Collections allocable to the SUBI Interest for such Collection Period;

                      (ii) the amount being distributed to Noteholders (the "Note Distribution Amount") and the portion thereof allocable to interest and to principal on each Class of Notes;

                     (iii) the amount of the Note Distribution Amount allocable to any Class A-1 Interest Carryover Shortfall, any Class A-2 Interest Carryover Shortfall, any Class A-3 Interest Carryover Shortfall, any Class A-4 Interest Carryover Shortfall and any Class B Interest Carryover Shortfall;

                      (iv) the amount, if any, of any unpaid Class A-1 Interest Carryover Shortfall, unpaid Class A-2 Interest Carryover Shortfall, unpaid Class A-3 Interest Carryover Shortfall, unpaid Class A-4 Interest Carryover Shortfall and unpaid Class B Interest Carryover Shortfall, after giving effect to distribution of the Note Distribution Amount;

                       (v) the Note Balance, the Class Note Balance for each Class of Notes, the Certificate Balance the Note Factor for each Class of Notes and the Class Allocation Percentage for each Class of Notes, in each case after giving effect to distribution of the Note Distribution Amount;

                      (vi) the aggregate amount, if any, of the reimbursement of Loss Amounts included in distribution of the Note Distribution Amount and the amount thereof allocated to each Class of Noteholders;

                     (vii) the amount of the Note Distribution Amount allocable to reimbursement of previous Note Principal Loss Amounts of each Class of Notes, in each case together with the amount of accrued interest thereon included in such distribution;

                    (viii) the amount, if any, of the aggregate unreimbursed Note Principal Loss Amounts of each Class of Notes, after giving effect to distribution of the Note Distribution Amount;

                      (ix) the amount of any unreimbursed Class B Note Principal Carryover Shortfall;

                       (x) the Investor Percentage of the Servicing Fee;


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

                      (xi) the amount of any Required Amount included in the Note Distribution Amount, the balance on deposit in the Reserve Fund on such Distribution Date, after giving effect to withdrawals therefrom and deposits thereto on such Distribution Date, the change in such balance from the immediately preceding Distribution Date, the Reserve Fund Requirement and any Reserve Fund supplemental requirement;

                     (xii) the amount of Released Amounts, if any, included in the Note Distribution Amount;

                    (xiii) the Aggregate Net Investment Value as of the end of such Collection Period;

                     (xiv) the aggregate amount of Payments Ahead on deposit in the SUBI Collection Account or otherwise retained by the Servicer and the change in such amount from the immediately preceding Distribution Date; and

                      (xv) the amounts of Advances made in respect of such Collection Period and the amount of unreimbursed Advances on such Distribution Date.

         Each amount set forth pursuant to clauses (ii) through (iv) and (vi) through (ix) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Class A Note or Class B Note, as applicable. Copies of such statements may be obtained by Noteholders or Note Owners by a request in writing addressed to the Indenture Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Class A or Class B Noteholder or a Note Owner, a statement containing the sum of the amounts described in clauses
(ii) through (v) and (vii) through (x) above for the purpose of preparing such person's federal income tax return.

TERMINATION OF THE TRUST; REDEMPTION OF THE NOTES

         The respective obligations and responsibilities of the Transferor and the Indenture Trustee created by the Agreement will terminate upon the earliest to occur of (i) the disposition of the SUBI Interest, or its expiration or termination by virtue of the maturity, sale or other liquidation, as the case may be, of the last outstanding Contract and Leased Vehicle evidenced by the SUBI, and the distribution of all proceeds thereof, together with all amounts on deposit in the Accounts, in the manner to be prescribed in the Agreement, (ii) the day following the Distribution Date on which the Notes have been paid in full and after which there is no unreimbursed Note Principal Loss Amount or Class B Note Principal Carryover Shortfall (together with accrued interest thereon) and (iii) the purchase of the corpus of the Trust and the resulting redemption of the Notes as described below. In order to avoid excessive administrative expenses, the Servicer will be permitted at its option to purchase all of the assets of the Trust on any Distribution Date if, either before or after giving effect to any payment of principal required to be made on such Distribution Date, the Note Balance and Certificate Balance is less than or equal to 10% of the Initial Note Balance and the Initial Certificate Balance. The purchase price will be equal to the greater of (i) the sum of the Class A Note Balance, the Class B Note Balance and the Certificate Balance, in each case plus accrued and unpaid interest thereon at the related Note Rate or Certificate Rate, as applicable, plus certain other accrued and unpaid amounts, if any, due to the Noteholders, the Certificateholders or the Servicer, and (ii) 99.8% of the Aggregate Net Investment Value as of the last day of the preceding Collection Period. If the Transferor purchases the assets of the Trust, the Indenture


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

Trustee will furnish a redemption notice to each Noteholder not more than 30 days and not less than 15 days prior to the applicable Redemption Date. Failure to give notice of redemption, or any defect in the notice, to any Noteholder of any Note selected for redemption will not impair or affect the validity of the redemption of any Note. The Notes will, on the Redemption Date, become due and payable and no interest will accrue on the Notes for any period after such Redemption Date.

         The final distribution to any Noteholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining that are payable in such final distribution to a Noteholder, after the Indenture Trustee has taken certain measures to locate such Noteholder and such measures have failed, will be distributed to the Transferor.

BOOK-ENTRY REGISTRATION

         A Note Owner may hold through DTC (in the United States), or Cedelbank, SOCIETE ANONYME ("Cedelbank") or the Euroclear system ("Euroclear") (in Europe), which in turn hold through DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems ("Participants"). All references herein to actions by Note Owners shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, taken by DTC upon instructions from DTC participants, and all references herein to distributions, notices, reports and statements to Note Owners shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Notes for distribution to Note Owners in accordance with DTC procedures. As such, it is anticipated that the only Noteholder will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the Trustee as Note Owners as such term is used in the Agreement or Servicing Supplement, and Note Owners will only be permitted to exercise their rights as such indirectly through DTC and DTC Participants, as further described below.

         Cede, as nominee for DTC, will hold the Notes. Cedelbank and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which in turn will hold such positions in customers' securities accounts in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries (collectively, the "Depositaries") of Cedelbank or Euroclear, respectively, and each a participating member of DTC. Unless and until Definitive Notes are issued, it is anticipated that the only Noteholder will be Cede, as the nominee of DTC. Note Owners will only be permitted to exercise their rights indirectly through DTC.

         Transfers between Participants in DTC ("DTC Participants") will occur in accordance with DTC rules. Transfers between Participants in Cedelbank ("Cedelbank Participants") and Participants in Euroclear ("Euroclear Participants") will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Cedelbank or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to Cedelbank or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Cedelbank or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in


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

accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

         Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participants or Euroclear Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of Notes by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. As used in this paragraph, "Business Day" means a Business Day on which Cedelbank and Euroclear are also transacting settlements in securities.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the "Commission").

         Note Owners that are not DTC Participants or Indirect DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, Notes under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the Notes in DTC's records. The ownership interest of each Note Owner in turn will be recorded on the DTC Participants' and Indirect DTC Participants' respective records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes will be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners.

         To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Note Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Notes are held in book-entry form, Note Owners will not have access to the list of Note Owners, which may impede the ability of Note Owners to communicate with each other.


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

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. DTC Participants and Indirect DTC Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners.

         Principal and interest payments with respect to the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Note Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and Indirect DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Origination Trustee, the Servicer or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to Note Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Note Owners may experience some delay in their receipt of payments.

         Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Notes, may be limited due to the lack of a physical Note for such Notes.

         DTC has advised the Transferor that it will take any action permitted to be taken by a Noteholder only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Note Owners' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

         Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on that record date (identified in a listing attached to the Omnibus Proxy).

         None of the Transferor, the Servicer, the Origination Trustee, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


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

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for Cedelbank Participants and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 34 currencies, including United States dollars. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant


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

system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see "Material Income Tax Considerations -- Federal Taxation -- Federal Income Tax Consequences to Foreign Investors" herein and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect such actions on its behalf through DTC.

         Distributions with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. SEE "Material Income Tax Considerations" and "Annex I -- Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Tax Documentation Requirements". Cedelbank or other Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         ISSUES RELATED TO YEAR 2000 DATE CONVERSION. DTC management is aware that some computer applications, systems, and the like for processing date ("DTC Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.


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

         If the DTC Systems are not year 2000 compliant by the year 2000, DTC's ability to provide DTC Services, including payments on the Notes may be materially and adversely affected. If this were to occur, Note Owners could experience delays in payments due or may not ultimately receive all interest and principal due to the Note Owners.

DEFINITIVE NOTES

         Definitive Notes will be issued to Note Owners rather than to DTC only if (i) DTC is no longer willing or able to discharge its responsibilities with respect to the Notes, and neither the Indenture Trustee nor the Transferor is able to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after an Indenture Event of Default, Note Owners representing in the aggregate more than 50% of the Voting Interests of the Notes, voting together as a single class, advise the Indenture Trustee through DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Note Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Note Owners, through Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the certificates representing the related Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Notes to Note Owners, who thereupon will become Noteholders for all purposes of the Agreement.

         Payments on the related Notes will thereafter be made by the Indenture Trustee directly to holders of such Notes in accordance with the procedures set forth herein and to be set forth in the Indenture. Interest payments and any principal payments on the Definitive Notes on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the Record Date with respect to such Distribution Date. Payments will be made by check mailed to the address of such holders as they appear on the note register (the "Note Register") or, under the circumstances to be provided by the Agreement, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. The final payment on any Notes (whether Definitive Notes or global certificates registered in the name of Cede representing the Notes), however, will be made only upon presentation and surrender of such Definitive Notes or global certificates at the office or agency specified in the notice of final distribution to Noteholders.

         Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Note Registrar to be set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE INDENTURE TRUSTEE

         The Bank of New York will be the Indenture Trustee under the Indenture. The Corporate Trust Office of the Indenture Trustee is located at 4 Albany Street, New York, New York 10010. The Bank of New York is not affiliated with AHFC, although it does act as a service provider to AHFC.

         The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee. Noteholders representing in the aggregate more than 50% of the Voting Interests of the Notes, voting together as a single class, may remove the Indenture Trustee by delivering notice thereof to the Indenture Trustee and the Trust. The Trust may also remove the

Indenture Trustee if the Indenture
Trustee ceases to be eligible to continue as such under the Indenture, becomes legally unable to act or becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by such successor Indenture Trustee.

         The Indenture Trustee must be a corporation organized under the laws of a state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, authorized to exercise corporate trust powers under those laws, and subject to supervision or examination by federal or state laws, with a combined capital and surplus of at least $50 million and a long-term deposit rating no lower than Baa3 by Moody's, or must be otherwise acceptable to each Rating Agency. A co-trustee or separate trustee need not meet these eligibility requirements.

         Noteholders representing in the aggregate more than 50% of the Voting Interests of the Notes, voting together as a single class, generally will have the power to direct any proceeding for any remedy available to the Indenture Trustee under the Agreement, and the exercise of any trust or power conferred on the Indenture Trustee by the Agreement (including actions by the Indenture Trustee in its capacity as a party to, or a third-party beneficiary of, the SUBI Trust Agreement or the Servicing Agreement). However, the Indenture Trustee will not be required to follow such a direction if, after being advised by counsel, it concludes that the action is unlawful, or if it in good faith determines that the proceedings directed would be illegal, would subject it to personal liability or would be unduly prejudicial to the rights of other Noteholders.

         A Noteholder may institute proceedings under the Indenture, but only if such holder previously has given to the Indenture Trustee written notice of default and unless the Noteholders representing in the aggregate not less than 25% of the Voting Interests of the Notes, voting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee and have offered to the Indenture Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Noteholders will have no express right to institute a proceeding directly under the SUBI Trust Agreement or the Servicing Agreement.

         LIST OF NOTEHOLDERS

         Upon a written request of the Servicer, the Indenture Trustee, as Note Registrar, will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Noteholders. In addition, three or more Noteholders or Noteholders representing in the aggregate not less than 25% of the Voting Interests of any Class of Notes, upon compliance by such Noteholders with certain provisions of the Agreement, may request that the Indenture Trustee, as Note Registrar, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. For further information regarding communications with Noteholders, see "Description of the Notes -- Book-Entry Registration" and " -- Definitive Notes".

         The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

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                             SECURITY FOR THE NOTES

GENERAL

         The Notes will be secured by the property of the Trust, which as more fully described under "The Trust and the SUBI -- The SUBI", will primarily consist of the SUBI Interest evidenced by the SUBI Certificate, including the beneficial interest in the Contracts and Leased Vehicles and certain amounts on deposit from time to time in the SUBI Collection Account monies on deposit in the Reserve Fund and the Note Distribution Account. The Indenture Trustee and the Owner Trustee will be third-party beneficiaries of the SUBI Trust Agreement and the Servicing Agreement. In no event will the Owner Trustee or the Indenture Trustee be deemed to have a perfected security interest in the Leased Vehicles.

THE RESERVE FUND

         GENERAL

         On or prior to the Closing Date, the Owner Trustee will establish a trust account with and in the name of the Indenture Trustee for the benefit of the Noteholders (the "Reserve Fund"). The Reserve Fund is designed to provide additional funds for the benefit of the Noteholders in the event that on any Distribution Date, Interest Collections allocable to the Notes for the related Collection Period, plus Released Amounts otherwise distributable, are insufficient to pay, among other things, the sum of (i) accrued interest and any overdue interest (with interest thereon) at the applicable Note Rate on the Notes on such Distribution Date, (ii) the Investor Percentage of any Loss Amount for such Collection Period, and (iii) any unreimbursed Note Principal Loss Amounts, together with interest thereon at the applicable Note Rates. In addition, to the extent not otherwise required to make any of the payments described under "Description of the Notes -- Distributions on the Notes --Distributions of Interest", monies on deposit in the Reserve Fund will be available to make payments to the Noteholders should Collections ultimately be insufficient to reduce the Class Note Balance of any Class of Notes to zero.

         The Reserve Fund will be created with an initial deposit by the Transferor of $__________ (the "Initial Deposit") (which amount will equal _____% of 99.8% of the Aggregate Net Investment Value as of the Cutoff Date). On each Distribution Date, the funds in the Reserve Fund will be supplemented by (i) certain Interest Collections, and (ii) in certain circumstances, the deposit of monies in respect of the related Collection Period remaining in the SUBI Collection Account after making all payments required to be made therefrom on such Distribution Date prior to such deposit, including monies that would otherwise be distributed or applied in respect of the Certificates, until the amount on deposit in the Reserve Fund equals the Reserve Fund Requirement.

         THE RESERVE FUND REQUIREMENT. The "Reserve Fund Requirement" with respect to any Distribution Date will equal the lesser of (i) $____________ (I.E., ____% of 99.8% of the Aggregate Net Investment Value as of the Cutoff
Date) and (ii) the Note Balance as of the related Distribution Date (after giving effect to reductions in the Note Balance on such Distribution Date). Notwithstanding the foregoing, as described under "Additional Document Provisions -- The Servicing Agreement -- Compliance with ERISA", in the event that the ERISA Compliance Test is not satisfied on any Determination Date, all Excess Interest Collections in respect of each Distribution Date thereafter will be deposited in the Reserve Fund until the Distribution Date following the Determination Date on which the ERISA Compliance Test has been satisfied. As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Reserve Fund Requirement.

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         "Current Contracts" will be all Contracts other than Charged-off,
Liquidated, Matured and Additional Loss Contracts. A "Liquidated Contract" will be a Contract that has been the subject of a Prepayment in full or otherwise has been paid in full. An "Additional Loss Contract" will be a Contract that has been sold or otherwise disposed of by the Servicer, acting on behalf of the Origination Trust, to pay an Additional Loss Amount.

         The Transferor may, from time to time after the date of this Prospectus, request each Rating Agency to approve a change in the manner by which the Reserve Fund is funded If each Rating Agency confirms to the Indenture Trustee to the effect that the use of any such new formula or change will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes, and the Transferor's counsel delivers an opinion as and to the extent required, as described under "Additional Document Provisions --Additional Agreement Provisions -- Amendment", then such new formula or change will be implemented and, to the extent necessary, the Agreement will be amended, without the consent of any Noteholder or Note Owner.

         WITHDRAWALS FROM THE RESERVE FUND. On each Distribution Date, the Indenture Trustee shall withdraw from the Reserve Fund, to the extent available, an amount equal to the Required Amount. The "Required Amount" will equal the lesser of (i) the amount on deposit in the Reserve Fund on the related Deposit Date after all deposits thereto and (ii) the amount, if any, by which (a) the full amount distributable on the related Distribution Date pursuant to clauses (i) through [(vi) and (viii) through (xiv)] in the first paragraph under "Description of the Notes -- Distributions on the Notes -- Distributions of Interest" exceeds (b) the sum of (1) the Investor Percentage of Interest Collections for the related Collection Period, and (2) any Released Amounts applied to cover such distributable amount on such Distribution Date.

         Monies on deposit in the Reserve Fund on a Distribution Date in excess of the Reserve Fund Requirement will be released to the Transferor. Income on investment amounts held in the Reserve Fund will be retained by the Servicer. Any such amounts received by the Servicer shall be free of any claim of the Trust, the Indenture Trustee or the Noteholders and shall not be available to the Indenture Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Noteholders, nor shall the Transferor be required to refund any amount properly received by it.

THE CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES

         As additional protection in the event that any lessee fails to maintain the minimum levels of automobile liability insurance required by the Contracts, AHFC maintains a primary contingent and excess automobile liability insurance policy with a $1 million limit for each accident and no annual or aggregate limit on the number of accidents covered. This insurance protects the Origination Trust from claims for bodily injury and property damage suffered by third persons caused by any vehicle owned by the Origination Trust and leased to a lessee. The insurance policy is subject to a $1 million per accident deductible payable by AHFC, with that deductible obligation supported by an irrevocable letter of credit in favor of the insurer. This insurance responds if, at the time of an accident, the insurance to be provided by the lessee in accordance with the Contract is not collectible or has inadequate limits to protect the Origination Trust. AHFC also maintains with other insurers substantial amounts of excess insurance coverage for which the Origination Trust is an additional named insured (together with the foregoing primary contingent and excess automobile liability insurance policy, the "Contingent and Excess Liability Insurance Policies"). The Contingent and Excess Liability Insurance Policies provide insurance coverage in excess of $10 million per occurrence.

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         To the extent that such insurance coverage was exhausted and damages were assessed against the Origination Trust, claims could be imposed against the Origination Trust Assets, including the SUBI Assets. In such event, investors in the Notes could incur a loss on their investment. However, the Origination Trust and the Origination Trustee will be additional named insureds under the Contingent and Excess Liability Insurance Policies and payments made thereunder will constitute SUBI Assets. To the extent that payments under the Contingent and Excess Liability Insurance Policies are made to third party claimants, they will reduce the Additional Loss Amounts that otherwise would be required to be paid out of the SUBI Assets. See "Risk Factors-Possible Liability as a Result of Lessees' Operation of Leased Vehicles", "Certain Legal Aspects of the Origination Trust and the SUBI-The SUBI" and "Certain Legal Aspects of the Contracts and the Leased Vehicles-Vicarious Tort Liability" for a discussion of related risks.

                  The Servicing Agreement will provide that so long as any Notes are outstanding, AHFC may not terminate or cause the termination of any Contingent and Excess Liability Insurance Policies unless, among other things, a replacement insurance policy providing a primary limit of $1 million per accident with no limit on the number of accidents covered, and additional excess limits providing a total of at least $10 million of coverage per accident, is obtained and each Rating Agency has delivered a letter to the Owner Trustee (as the holder of the SUBI Certificate) and the Indenture Trustee to the effect that the obtaining of any such replacement insurance will not cause its then-current rating of any Class of Notes to be qualified, reduced or withdrawn. The foregoing obligations of AHFC will survive any termination of AHFC as Servicer under the Servicing Agreement.

                         ADDITIONAL DOCUMENT PROVISIONS

THE INDENTURE

         EVENTS OF DEFAULT

         An "Indenture Event of Default" will be any of the following events:
(a) the Trust defaults in the payment of any interest or principal on any Note for a period of five Business Days after any such payment is due; (b) the Trust defaults in the observance or performance in any material respect of any other covenant or agreement made in the Indenture, or any representation or warranty of the Trust made in the Indenture was incorrect in any material respect as of the time made, which default materially and adversely affects the rights of the Noteholders and which continues uncured for a period of 60 days after written notice shall have been given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Holders of at least 25% of the Voting Interests of the Notes, voting together as a single class; or (c) certain events relating to the insolvency or bankruptcy of the Trust.

         If an Indenture Event of Default occurs and is continuing, then the Indenture Trustee or Noteholders representing in the aggregate not less than 25% of the Voting Interests of the Notes, voting together as a single class, may declare all the Notes to be immediately due and payable, by a notice in writing to the Trust (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the Notes will become immediately due and payable, except that upon an insolvency event with respect to the Trust, the Notes will become immediately due and payable automatically without the giving of any notice.

         At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, Noteholders representing in the aggregate more than 50% of the Voting Interests of the Notes, voting

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together as a single class, by written notice to the Trust and the Indenture
Trustee, may rescind and annul such declaration and its consequences under certain circumstances.

         After acceleration of the Notes, the Indenture Trustee may institute a proceeding to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the SUBI Interest (in accordance with the procedures described below) or elect to have the Trust maintain possession of the SUBI Interest and continue to apply collections as if there had been no declaration of acceleration.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if such Noteholders shall not have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, Noteholders representing in the aggregate more than 50% of the Voting Interests of the Notes, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes, voting together as a single class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

         No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Event of Default, (ii) Noteholders representing in the aggregate not less than 25% of the Voting Interests of the Notes, voting together as a single class, have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by more than 50% of the Voting Interests of the outstanding Notes, voting together as a single class.

         If an Indenture Event of Default occurs, the Indenture Trustee may, and, upon receipt of written instructions from Noteholders representing in the aggregate Voting Interests of not less than a majority of interest of the outstanding Class A Notes, voting together as a single class, or more than 50% of the Voting Interests of the outstanding Notes, voting together as a single class, shall (subject to its election to maintain possession of the SUBI Interest as described above), publish a notice stating that the Indenture Trustee intends to sell or dispose of the SUBI Interest and the SUBI Certificate and the other property of the Trust in a commercially reasonable manner. Following such publication, unless otherwise prohibited by applicable law, the Indenture Trustee will sell or otherwise dispose of the SUBI Interest, the SUBI Certificate and such other property in a commercially reasonable manner and on commercially reasonable terms; provided that such sale shall not be made without the consent of all the Noteholders if proceeds realized as a result of such sale would not be sufficient to discharge in full the amounts then due and unpaid upon the Notes for principal and interest. The net sale or disposition proceeds of the SUBI Interest, the SUBI Certificate and such other property will be distributed to the Noteholders in the priority provided for herein, and the principal portion of the Investor Percentage of such proceeds will be distributed first, on a pro rata basis, to the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders based on their respective Class Note Balances until the Class A-1, Class A-2, Class A-3 and Class A-4 Notes have been paid in full, and second, to the Class B Noteholders. If such proceeds, together with all amounts on deposit in the Accounts, the Reserve Fund, amounts otherwise payable to the Transferor in

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respect of the Certificates and, in the case of the Class A-4 Notes, certain amounts otherwise distributable in respect of the Class B Notes, are insufficient to pay the Note Balance of a Class of Notes, any unreimbursed Note Principal Loss Amount in respect of such Class of Notes and any accrued and unpaid interest thereon in full, the related Noteholders will suffer a corresponding loss.

         VOTING INTERESTS

         The "Voting Interests" of the (i) Class A Notes will be allocated among the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders or Note Owners, as the case may be, in accordance with their respective Class Note Balances, as the context may require, and (ii) Class B Notes will be allocated among the Class B Noteholders in accordance with the Class B Note Balance represented thereby. Notwithstanding the foregoing, in certain circumstances, any Class A Notes or Class B Notes, as the case may be, held or beneficially owned by the Transferor, AHFC or any of their respective affiliates shall be excluded from such determination.

         ANNUAL COMPLIANCE STATEMENT.

         The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT.

         The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

         SATISFACTION AND DISCHARGE OF INDENTURE.

         The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with Indenture Trustee of funds sufficient for the payment in full of all such Notes.

         NO PETITION

         The Indenture Trustee (or any co-trustee or separate trustee appointed pursuant to the Indenture) will agree not to institute, or join in, any bankruptcy or similar proceeding against the Trust until one year and one day after the payment of the Notes in full.

         GOVERNING LAW

         The Indenture will be governed by the laws of the State of New York.

ADDITIONAL AGREEMENT PROVISIONS

         Certain provisions of the Agreement are described under "Description of the Notes". The following summarizes certain additional provisions of the Agreement.

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         NO PETITION

         Each of the Indenture Trustee and the Owner Trustee will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, HFI, HTI, HTA LP, HTB LP, HTC LP, HTA LLC, HTB LLC and HTC LLC (collectively, the "Transferor Affiliates"), the Origination Trust or the Origination Trustee until one year and one day after the later of (i) payment of the Notes in full and (ii) final payment of all other financings involving interests in the Origination Trust (including the transaction described herein and all other transactions involving the UTI and each Other SUBI).

         THE OWNER TRUSTEE

         U.S. Bank will be the Owner Trustee under the Agreement. The Corporate Trust Office of the Owner Trustee is located at ________________________, _________, Wilmington, DE ____. _____________ is
not affiliated with AHFC or any of its affiliates.

         The Owner Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Owner Trustee. The Transferor may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by such successor Owner Trustee.

         GOVERNING LAW

         The Agreement will be governed by the laws of the State of Delaware.

THE SUBI TRUST AGREEMENT

         THE SUBI, THE OTHER SUBIS AND THE UTI

         HTA LP and HTB LP are the grantors and, as holders of the 99% UTI Interest and 1% UTI Interest, respectively, initial beneficiaries of the Origination Trust. In their capacity as grantors and beneficiaries, the UTI Beneficiaries will from time to time assign, transfer, grant and convey (or cause to be assigned, transferred, granted and conveyed) to the Origination Trust or the Origination Trustee on behalf of the Origination Trust, the Origination Trust Assets. HTA LP and HTB LP will hold the 99% UTI Certificate and the 1% UTI Certificate, respectively, which represent a beneficial interest in all Origination Trust Assets other than the SUBI Assets and the Other SUBI Assets. The UTI Beneficiaries may in the future pledge the UTI Certificates as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described herein. Each holder or pledgee of any UTI Interest and any interest in any Other SUBI will be required to expressly disclaim any interest in the Origination Trust Assets other than the UTI Assets or the Other SUBI Assets, respectively, and to fully subordinate any claims to such other Origination Trust Assets in the event that this disclaimer is not given effect. Except under the limited circumstances described under "Certain Legal Aspects of the Origination Trust and The SUBI -- The SUBI" and "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBI, The Other SUBIs and the UTI", the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBIs, and the Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments on, or pay expenses relating to, the SUBI, the UTI or any other SUBI.

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         Each Other SUBI will be created pursuant to a supplement to the
Origination Trust Agreement (each, an "Other SUBI Supplement") which will amend the Origination Trust Agreement only with respect to the Other SUBI to which it relates. The SUBI Supplement will amend the Origination Trust Agreement only as it relates to the SUBI and no Other SUBI Supplement will amend the Origination Trust Agreement as it relates to the SUBI.

         All Origination Trust Assets, including the SUBI Assets, will be owned by the Origination Trustee on behalf of the beneficiaries of the Origination Trust. The SUBI Assets will be segregated from the rest of the Origination Trust Assets on the books and records of the Origination Trustee and the Servicer and the holders of other beneficial interests in the Origination Trust (including the UTI and any Other SUBIs) will have no rights to the SUBI Assets. Liabilities of the Origination Trust shall be allocated to the SUBI Assets, the UTI Assets or Other SUBI Assets, respectively, if incurred with respect thereto, or will be allocated pro rata among all Origination Trust Assets if incurred with respect to the Origination Trust Assets generally.

         SPECIAL OBLIGATIONS OF HTA LP AND HTB LP AS UTI BENEFICIARIES AND GRANTORS

         The UTI Beneficiaries will be jointly and severally liable for all debts and obligations arising with respect to the Origination Trust Assets allocated to the UTI or the operation of the Origination Trust; provided, however, that their liability with respect to any pledge of any interest in the UTI and any assignee or pledgee of a SUBI or a SUBI Certificate or any Other SUBI or Other SUBI Certificate shall be as set forth in the financing documents relating thereto. To the extent the UTI Beneficiaries pay or suffer any liability or expense with respect to the Origination Trust Assets or the operation of the Origination Trust, the UTI Beneficiaries will be indemnified, defended and held harmless out of the assets of the Origination Trust against any such liability or expense (including reasonable attorneys' fees and expenses).

         ORIGINATION TRUSTEE DUTIES AND POWERS; FEES AND EXPENSES

         Pursuant to the SUBI Trust Agreement, the Origination Trustee will be required to, among other things, (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to carry out its duties as Origination Trustee, and
(ii) file (or cause to be filed) applications for certificates of title as are necessary and appropriate so as to cause the Origination Trust or the Origination Trustee on behalf of the Origination Trust to be recorded as the holder of legal title of record to the Leased Vehicles. In carrying out the foregoing duties, the Origination Trustee will be required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Origination Trustee may be replaced by the UTI Beneficiaries if it ceases to be qualified in accordance with the terms of the SUBI Trust Agreement, if certain representations and warranties made by the Origination Trustee in the SUBI Trust Agreement prove to have been materially incorrect when made, in certain events of bankruptcy or insolvency or at the discretion of the UTI Beneficiaries. Upon removal of the Origination Trustee, the UTI Beneficiaries will appoint a successor Origination Trustee. Any removal of the Origination Trustee will not be effective until a successor trustee has accepted its appointment. The Indenture Trustee, as pledgee of the SUBI Certificate, on behalf of the Noteholders may, or at the direction of Noteholders representing in the aggregate more than 50% of the Voting Interests of the Notes, voting together as a single class, will, exercise its powers under the SUBI Trust Agreement to cause the Origination Trustee to remove or replace the Trust Agent for a material breach of its obligations.

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         The Origination Trustee will make no representations as to the validity or sufficiency of the SUBI, the SUBI Certificate or the Retained SUBI Interest, or of any Contract, Leased Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiaries or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Origination Trust Assets of any funds paid in respect of the Origination Trust Assets, or the investment of any of such monies before such monies are deposited into the accounts relating to the SUBI, the Other SUBIs and the UTI. The Origination Trustee will not independently verify the Contracts or the Leased Vehicles. The duties of the Origination Trustee will generally be limited to the acceptance of assignments of lease contracts, the titling of the related leased vehicles in the name of the Origination Trust or the Origination Trustee on behalf of the Trust, the creation of the SUBI, the Other SUBIs and the UTI, the maintenance of the SUBI Collection Account and accounts relating to the Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Origination Trustee under the SUBI Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.

         The Origination Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiaries, the Servicer or by the holders of a majority in interest in the SUBI, unless such party or parties have offered to the Origination Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination shall be paid by the party or parties requesting such exercise or examination or, if paid by the Origination Trustee, shall be a reimbursable expense of the Origination Trustee.

         The Origination Trustee may enter from time to time into one or more agency agreements with such person or persons, including without limitation any affiliate of the Origination Trustee (each, a "Trust Agent"), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiaries. The Origination Trustee has engaged U.S. Bank as the initial Trust Agent. Pursuant to the SUBI Trust Agreement, the Trust Agent shall perform each and every obligation of the Origination Trustee under the SUBI Trust Agreement.

         The Origination Trustee shall be paid reasonable compensation and reimbursement of all reasonable expenses (including reasonable attorneys' fees) out of Origination Trust Assets. However, with regard to the SUBI Assets allocable to the SUBI Interest, this requirement is subject to the provisions regarding Capped Origination Trust Administrative Expenses described under "Description of the Notes -- Distributions on the Notes -- Distributions of Interest".

         INDEMNITY OF ORIGINATION TRUSTEE AND TRUST AGENTS

         The Origination Trustee and each Trust Agent will be indemnified and held harmless out of and to the extent of the Origination Trust Assets with respect to any loss, liability or expense, including reasonable attorneys' fees and expenses (collectively, "Indemnified Amounts"), arising out of or incurred in connection with (i) any of the Origination Trust Assets (including without limitation any Indemnified Amount relating to lease contracts or leased vehicles of the Origination Trust, any consumer leasing act violations, misrepresentations, deceptive and unfair trade practices and any other claims arising in connection with any lease, personal injury or property damage claims arising with respect to any such leased vehicle or any claim with respect to any tax arising with respect to any Origination Trust Asset) or

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(ii) the Origination Trustee's or the Trust Agent's acceptance or performance of the trusts and duties contained in the Agreement or any agency agreement. Notwithstanding the foregoing, neither the Origination Trustee nor any Trust Agent will be indemnified or held harmless out of the Origination Trust
Assets as to any Indemnified Amounts (i) for which AHFC shall be liable pursuant to the Servicing Agreement, (ii) incurred by reason of the Origination Trustee's or such Trust Agent's willful misfeasance, bad faith or negligence or (iii) incurred by reason of the Origination Trustee's or Trust Agent's breach of its respective representations and warranties pursuant to the SUBI Trust Agreement or the Servicing Agreement. Such indemnities may result in Additional Loss Amounts to the extent payable in respect of the SUBI Assets or allocated to the SUBI.

         TERMINATION

         The Origination Trust and the respective obligations and responsibilities of the UTI Beneficiaries and the Origination Trustee shall terminate upon the last to occur of (i) the payment to the UTI Beneficiaries and each permitted purchaser, assignee and pledgee of any of the UTI Beneficiaries' interests in the Origination Trust (including the Indenture Trustee, with respect to the SUBI Interest) of all amounts and obligations required to be paid to them, and the expiration or termination of all financings secured by the Origination Trust Assets by their respective terms and (ii) the maturity or liquidation and the disposition of all Origination Trust Assets and the disposition to or upon the order of the UTI Beneficiaries or any permitted purchaser, assignee or pledgee of all net proceeds thereof.

         NO PETITION

         Each of the parties to the Origination Trust Agreement will agree not to institute, or join in, any bankruptcy or similar proceeding against either UTI Beneficiary, the Transferor, any other Transferor Affiliate, the Origination Trust or the Origination Trustee, until one year and one day after final payment of all financings involving interests in the Origination Trust. Each pledgee or assignee of any UTI or other SUBI must give a similar non-petition covenant.

         OWNER TRUSTEE AND INDENTURE TRUSTEE AS THIRD-PARTY BENEFICIARIES

         As the holder of the SUBI Interest, the Owner Trustee, and as the pledgee of the SUBI Interest, the Indenture Trustee, will be third-party beneficiaries of the SUBI Trust Agreement. Therefore, the Owner Trustee or the Indenture Trustee may, and, upon the direction of Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes, voting together as a single class,, the Indenture Trustee will, exercise any right conferred by the SUBI Trust Agreement upon a holder or pledgee of any interest in the SUBI.

         GOVERNING LAW

         The SUBI Trust Agreement will be governed by the laws of the State of Delaware.

THE SERVICING AGREEMENT

         GENERAL

         Pursuant to the Servicing Agreement, the Servicer will perform on behalf of the Origination Trust all of the obligations of the lessor under the Contracts, including, but not limited to, collecting and processing payments, responding to inquiries of the lessees, investigating delinquencies, sending

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payment statements and reporting tax information to the lessees, collecting and remitting certain sales and use and other taxes to state and local governments and agencies, advancing certain licensing fees, payments of fines for citations and costs of disposition of Leased Vehicles related to Charged-off Contracts, Matured Contracts and Additional Loss Contracts and policing the Contracts, commencing legal proceedings to enforce a Contract on behalf of the Origination Trust, administering the Contracts, including accounting for collections and furnishing monthly and annual statements to the Origination Trustee with respect to distributions and generating federal income tax information. The Origination Trustee will furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out such servicing and administrative duties under the Servicing Agreement. The Indenture Trustee and the Owner Trustee will be third-party beneficiaries of the Servicing Agreement.

         CUSTODY OF CONTRACT DOCUMENTS AND CERTIFICATES OF TITLE

         To assure uniform quality in servicing the Contracts and AHFC's own portfolio of motor vehicle lease contracts and to reduce administrative costs, the Origination Trustee will appoint AHFC, as Servicer, to be its agent, bailee and custodian of the Contracts, the certificates of title relating to the Leased Vehicles and insurance policies and other documents relating to the Contracts, the related lessees and the Leased Vehicles. Such documents will not be physically segregated from other motor vehicle lease contracts, certificates of title and insurance policies and other documents relating to such lease contracts and leased vehicles of AHFC, or those which AHFC services for others, including those leased vehicles constituting Origination Trust Assets that are not evidenced by the SUBI. The accounting records and computer systems of AHFC will reflect the interests of the holders of interest in the SUBI in the Contracts and the Leased Vehicles and "protective" UCC financing statements reflecting certain interests in the Contracts and the Contract Rights will be filed, as more fully described under "Certain Legal Aspects of the Contracts and Leased Vehicles -- Back-up Security Interests". The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualification to act as a business trust and other periodic governmental filings, registration or approvals arising with respect to or required of the Origination Trustee or the Origination Trust.

         COLLECTIONS

         The Servicer will service, administer and collect all amounts due on or in respect of the Contracts. The Servicer will make reasonable efforts to collect all such amounts and, in a manner consistent with the Servicing Agreement, will be obligated to service the Contracts generally in accordance with the customary and usual procedures used by the Servicer in respect of lease contracts serviced by it for its own account.

         Consistent with its usual procedures, the Servicer may, in its discretion, extend the Maturity Date of any Contract by up to six months in the aggregate, provided that no Contract may be extended more than one time and that the new Maturity Date of any Contract so extended must not be later than the last day of the month in which the Maturity Date of the Contract with the latest maturity as of the Cutoff Date occurs. The amount of any Extension Fee received by the Servicer in connection with the extension of a Contract will be deposited into the SUBI Collection Account. The Servicing Agreement will provide that in the event that the Servicer extends a Contract in contravention of the foregoing, the Servicer will deposit into the SUBI Collection Account an amount equal to the Reallocation Payment in respect of such Contract on the Deposit Date relating to the Collection Period in which such extension was granted, at which time such Contracts and the related Leased Vehicles will no longer constitute

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SUBI Assets as they will be reallocated as UTI Assets, or in some cases, will be transferred to the Servicer. The Servicing Agreement will additionally require the Servicer to make an Advance in respect of each Contract that has been extended to the extent that such extension would reduce the amount of payments received in connection therewith relative to the originally scheduled Monthly Payments.

         NOTIFICATION OF LIENS AND CLAIMS

         The Servicer will be required to notify the Transferor (in the event that AHFC is not acting as the Servicer), the Indenture Trustee and the Origination Trustee as soon as practicable of all liens or claims of whatever kind made by a third party that would materially adversely affect the interests of, among others, the Transferor, the Origination Trust or any SUBI Asset (with respect to, among other things, any Contract or Leased Vehicle). Following its learning of any such lien or claim with respect to any Leased Vehicle (other than any Administrative Lien), the Servicer will take whatever actions it deems reasonably necessary to cause such lien or claim to be removed. See "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Structural Considerations."

         ADVANCES

         On each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, an advance in an amount equal to the aggregate Monthly Payments due but not received during the related Collection Period with respect to Contracts that are 31 days or more past due as of the end of the related Collection Period or Contracts in respect of which an extension has been made as described under " -- Collections" (collectively, an "Advance").

         Notwithstanding the foregoing, the Servicer will not be required to make an Advance to the extent that such Advance would constitute a Nonrecoverable Advance. A "Nonrecoverable Advance" will be any Advance that, in the reasonable judgment of the Servicer, may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. In making Advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the Contracts, rather than to guarantee or insure against losses. Accordingly, all Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Contract with respect to which an Advance has previously been made is subsequently received. In addition, the Servicer will be reimbursed for all Nonrecoverable Advances from collections on or in respect of the Contracts and Leased Vehicles in general.

         SECURITY DEPOSITS

         The Origination Trust's rights related to the Contracts will include all rights under the Contracts to the refundable security deposits paid by the lessees at the time of origination of the Contracts (the "Security Deposits"). As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees and will apply the proceeds of such Security Deposits in accordance with the terms of the Contracts, its customary and usual servicing procedures and applicable law. However, in the event that any Contract becomes a Charged-off Contract or the related Leased Vehicle is repossessed, the related Security Deposit will, to the extent provided by applicable law and such Contract, constitute Liquidation Proceeds. On the Deposit Date related to the Collection Period in which the Security Deposit becomes Liquidation Proceeds, the Servicer will deposit such amounts in the SUBI Collection Account. The Origination Trust may not have an interest in the Security Deposits that is enforceable against third parties until such time as they are deposited into the SUBI Collection Account. The Servicer will not be required to segregate Security Deposits from its own funds, and any

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income earned from any investment thereof by the Servicer shall be for the account of the Servicer as additional servicing compensation.

MONITORING LESSEES' INSURANCE ON LEASED VEHICLES

         AHFC uses a third party service provider (PDP Group of Hunt Valley, Maryland) to verify that each lessee's insurance coverage complies with the lease contract requirements. See "American Honda Finance Corporation-Insurance." Coverage documentation is obtained shortly after each lease inception and then monitored throughout the life of the lease to verify that insurance policies are renewed upon scheduled expiration. If a lessee fails to obtain or maintain the required insurance, the related lease contract will be in default. AHFC's practice in such a circumstance is to repossess the related leased vehicle rather than to obtain insurance on behalf of and at the expense of the related lessee.

                  In the event that automobile physical damage (comprehensive and collision) coverage was not obtained or maintained by a lessee, and insurance proceeds for the damage or loss of a leased vehicle are not collectible, the Servicing Agreement will require AHFC to promptly pay into the SUBI Collection Account all amounts as would otherwise have been recoverable as Insurance Proceeds. This obligation will survive any termination of AHFC as Servicer under the Servicing Agreement.

         REALIZATION UPON CHARGED-OFF CONTRACTS

         The Servicer will use commercially reasonable efforts to repossess and liquidate the Leased Vehicle relating to a Contract that comes into and continues in default and for which no satisfactory arrangements can be made for collection of delinquent payments (a "Defaulted Vehicle"). Such liquidation may be through repossession of such Defaulted Vehicle and disposition at a public or private sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights under any such Contract, sell the Defaulted Vehicle in accordance with the Contract and commence and prosecute any proceedings in connection with the Contract. In connection with any such repossession, the Servicer will follow its customary practices and procedures in respect of any such lease contracts serviced by it for its own account, and in any event in compliance with all applicable laws. The Servicer will be required to repair the Leased Vehicle only if it reasonably determines that the Liquidation Expenses will not exceed the expected Liquidation Proceeds. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Leased Vehicles related to Charged-off Contracts and other Contracts as to which a lessee has defaulted and the related Leased Vehicles, but will be entitled to reimbursement to the extent that such costs constitute Repossession Expenses or other Liquidation Expenses or Insurance Expenses. Proceeds from the sale or other disposition of repossessed Defaulted Vehicles will constitute Repossession Proceeds and will be deposited into the SUBI Collection Account. The Servicer will be entitled to reimbursement of all related Repossession Expenses from amounts on deposit in the SUBI Collection Account upon presentation to the Indenture Trustee of an officer's certificate of the Servicer (or may net such amounts prior to the deposit in the SUBI Collection Account) and Principal Collections in respect of a Collection Period will include all Net Repossession Proceeds collected during such Collection Period.

         "Insurance Expenses" are any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses and recoverable by the Servicer under the Servicing Agreement.

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

         MATURED LEASED VEHICLE INVENTORY

         Upon the scheduled maturity of a Contract, the related lessee has the option to acquire the related Leased Vehicle for an amount equal to its Residual Value plus any applicable taxes and all other incidental charges which may be due under such Contract. If the lessee chooses not to exercise this option but instead returns the Leased Vehicle, the originating Dealer will have the option to purchase such vehicle for the same price. If any such Leased Vehicle is returned to the Servicer, the Leased Vehicle will be placed in Matured Leased Vehicle Inventory, and the Servicer will use commercially reasonable efforts sell or otherwise dispose of the Leased Vehicle. See "American Honda Finance Corporation -- Methods of Vehicle Disposal"

         Principal Collections in respect of a Collection Period will include all Net Matured Leased Vehicle Proceeds collected during such Collection Period. The related Matured Leased Vehicle Proceeds will be deposited into the SUBI Collection Account; provided that the related Matured Leased Vehicle Expenses may be released from amounts on deposit in the SUBI Collection Account upon presentation of an officer's certificate by the Servicer or may be netted against Matured Lease Vehicle Proceeds prior to deposit in the SUBI Collection Account. The Servicer will also be entitled to reimbursement of certain payments made and expenses and charges incurred by it in the ordinary course of servicing the Contracts (including payments it makes on behalf of the related lessees in connection with the payment of taxes, vehicle registration, clearance of parking tickets and similar items) from Collections with respect to the related Contracts, separate payment thereof by the related lessees or from amounts realized upon the final disposition of the related Leased Vehicle. To the extent such amounts are not reimbursed prior to or at the final disposition of such Leased Vehicle but remain unpaid by the related lessee, such unreimbursed amounts, together with any unpaid Monthly Payments under the related Contract, will be treated as Matured Leased Vehicle Expenses or Liquidation Expenses and will reduce Net Matured Leased Vehicle Proceeds or Net Liquidation Proceeds, as the case may be.

         RECORDS, SERVICER DETERMINATIONS AND REPORTS

         The Servicer will retain or cause to be retained all data (including, without limitation, computerized records, operating software and related documentation) relating directly to or maintained in connection with the servicing of the Contracts. Upon the occurrence and continuance of a Servicer Termination Event and termination of the Servicer's obligations under the Servicer Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Contracts to a successor servicer.

         The Servicer will perform certain monitoring and reporting functions on behalf of the Transferor, the Indenture Trustee, the Owner Trustee, the Origination Trustee and the Noteholders, including the preparation and delivery to the Indenture Trustee, the Origination Trustee and each Rating Agency of a monthly certificate, on or before each Determination Date, setting forth all information necessary to make all distributions required in respect of the related Collection Period, and the preparation and delivery of monthly statements setting forth information described under "Description of the Notes -- Statements to Noteholders", and an annual officer's certificate specifying the occurrence and status of any Servicer Termination Event.

         EVIDENCE AS TO COMPLIANCE

         THE SERVICING AGREEMENT WILL PROVIDE THAT A FIRM OF INDEPENDENT ACCOUNTANTS WILL FURNISH TO THE INDENTURE TRUSTEE ON or before September 30 of each year, beginning September 30, 2000, a statement as

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

to compliance by the Servicer during the preceding twelve months ended March 31 (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts, the Servicer's accounting records and computer files with respect thereto and certain other matters.

         The Servicing Agreement will also provide for delivery to the Indenture Trustee, on or before September 30 of such year, beginning September 30, 1998, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended March 31 (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

         Copies of such statements and certificates may be obtained by Note Owners or Noteholders by a request in writing addressed to the Indenture Trustee at its Corporate Trust Office.

         COMPLIANCE WITH ERISA

         If the credit rating of AHFC becomes less than investment grade, then, on a quarterly basis, AHFC shall provide the Indenture Trustee and each Rating Agency with an officer's certificate stating that none of AHFC and its affiliates for purposes of ERISA (i) maintains an ERISA plan which, as of its last valuation date, had any unfunded current liability, (ii) anticipates that the value of the assets of any ERISA plan it maintains would not be sufficient to cover any current liability and (iii) is contemplating benefit improvements with respect to any plans then maintained or the establishment of any new ERISA plans, either of which would cause it to maintain an ERISA plan with unfunded current liability (the "ERISA Compliance Test"). In the event that AHFC does not timely make the foregoing certifications, all Excess Interest Collections in respect of each Distribution Date, after giving effect to all allocation and applications or payments required to be made therefrom on such Distribution Date, will be deposited into the Reserve Fund until the ERISA Compliance Test is satisfied. On the Distribution Date following the date on which such failure is cured, monies on deposit in the Reserve Fund in excess of the Reserve Fund Requirement shall be distributed to the Transferor.

         SERVICING COMPENSATION

         The Servicer will be entitled to compensation for the performance of its servicing obligations under the Servicing Agreement. The Servicer will be entitled to receive on each Distribution Date, a monthly fee (the "Servicing Fee") in respect of the related Collection Period equal to one-twelfth of the product of 1.00% and the Aggregate Net Investment Value as of the first day of such Collection Period (or, in the case of the first Distribution Date, as of the Cutoff Date); the portion of the Servicing Fee allocable to the SUBI Interest will be 99.8% thereof. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. So long as AHFC is the Servicer, it may, by notice to the Indenture Trustee and the Origination Trustee, on or before a Determination Date, elect to waive the Servicing Fee with respect to the related Collection Period, so long as AHFC believes that sufficient collections will be available from Interest Collections on one or more future Distribution Dates to pay such waived Servicing Fee, without interest. In such event, the Servicing Fee for such Collection Period shall be deemed to equal zero for all purposes of the Agreement and the Servicing Agreement.

         The Servicer will also be entitled to additional servicing compensation in the form of late fees and other administrative fees or similar charges paid with respect to the Contracts, and earnings from the

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investment of Security Deposits to the extent lawful and as provided in the
Contracts. See "Additional Document Provisions -- The Servicing Agreement -- Security Deposits". The Servicer will be entitled to retain any extension fees paid in connection with an extended Contract ("Extension Fees") or any applicable charge for excess mileage or excess wear and use ("Excess Mileage Fee"), and also will be entitled to retain any other payments (whether or not part of the fixed monthly payment) payable to the lessor representing a late payment fee or an allocation to the related lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge (collectively, the "Administrative Charge"). The Servicer will pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement, including the payment of Uncapped Administrative Expenses allocable to the SUBI Interest, and will not be entitled to reimbursement of such expenses except to the extent any such expenses constitute Insurance Expenses or Liquidation Expenses in respect of a Contract or Leased Vehicle or Reimbursable Servicer Expenses, or to the extent that Uncapped Administrative Expenses are reimbursed out of Interest Collections.

         "Reimbursable Servicer Expenses" are amounts advanced by the Servicer to pay costs or expenses associated with a proceeding in connection with defending or asserting the interest of the Origination Trust in any Origination Trust Asset, including the Contracts or the Leased Vehicles, and the amounts paid by the Servicer to the Origination Trustee or any Co-Trustee or Trust Agent as compensation or reimbursement pursuant to the SUBI Trust Agreement.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Contracts as an agent for the Origination Trustee under the Servicing Agreement, including collecting and processing payments, responding to inquiries of lessees on the Contracts, investigating delinquencies, sending payment statements and reporting tax information to lessees, paying costs of sale or other disposition of Leased Vehicles relating to defaulted Contracts and Leased Vehicles included in Matured Leased Vehicle Inventory, policing the SUBI Assets, administering the Contracts, making Advances, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions and generating federal income tax information.

         SERVICER PURCHASE OPTION

         In order to avoid excessive administrative expenses, the Servicer will have an option to purchase all of the assets of the Trust as described under "Description of the Notes -- Termination of the Trust; Redemption of the Notes."

         SERVICER RESIGNATION AND TERMINATION

         The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations under the Servicing Agreement. The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Servicing Agreement.

         The rights and obligations of the Servicer under the Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Termination Event. See "Additional Document Provisions -- The Servicing Agreement -- Rights Upon Servicer Termination Event".

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

         INDEMNIFICATION BY THE SERVICER

         The Servicer will indemnify the Origination Trustee, any Trust Agent or Co-Trustee and their respective agents for any and all liabilities, losses, damages and expenses that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement, provided that any such loss, liability, claim, damage or expense arose out of the Servicer's negligence, willful misconduct or bad faith in the performance of its duties under the Servicing Agreement.

         SERVICER TERMINATION EVENTS

         "Servicer Termination Events" under the Servicing Agreement with respect to the SUBI Assets will consist of, among other things: (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any required payment, which failure continues unremedied for five Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Indenture Trustee, the Origination Trustee or holders of Notes evidencing not less than 25% of the Voting Interests of the Notes, voting together as a single class;
(ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which failure materially and adversely affects the rights of holders of interests in the SUBI or the Noteholders and which continues unremedied for 90 days after written notice of such failure is given as described in clause
(i) above; (iii) failure by the Servicer to deliver to the Origination Trustee or the Indenture Trustee any report required to be delivered to the Origination Trustee or the Indenture Trustee pursuant to the Servicing Agreement within ten Business Days after the date such report is due; (iv) any representation, warranty or statement of the Servicer made in the Servicing Agreement or any other document relating to the Origination Trust to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect as of the time when the same shall be made which continues unremedied for 30 days after written notice of such failure is given as described in clause (i) above; (v) failure by the Servicer to maintain or pay when due the premium in respect of any Contingent and Excess Liability Insurance Policies; and (vi) a conservator, receiver or bankruptcy trustee is appointed for the Servicer relating to the occurrence of certain events relating to the insolvency or bankruptcy of the Servicer (each, a "Servicer Insolvency Event"). Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) for a period of ten Business Days, under clause (ii) for a period of 180 days, under clause (iii) for a period of 20 Business Days or under clause (iv) for a period of 60 days, shall not constitute a Servicer Termination Event if such failure or delay was caused by act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide to the Indenture Trustee, the Origination Trustee, the Transferor and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

         RIGHTS UPON SERVICER TERMINATION EVENT

         As long as a Servicer Termination Event remains unremedied, the Origination Trustee, upon the direction of the Indenture Trustee or Noteholders representing in the aggregate more than 50% of the Voting Interests of the Notes, voting together as a single class, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. In the event of such a termination affecting the SUBI Assets, the Origination Trust will be empowered to appoint a successor servicer pursuant to a servicing agreement containing substantially the same provisions as the

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Servicing Agreement with respect to the SUBI Assets. If a successor servicer is not appointed prior to the Servicer's termination or resignation, the Trust Agent will succeed to the rights, powers, responsibilities, duties and liabilities of the Servicer under the Servicing Agreement with respect to the SUBI Assets (excluding certain specific obligations listed in the Servicing Agreement). If the Trust Agent requests that the Origination Trust appoint a different successor servicer, the Origination Trust will appoint or petition a court of competent jurisdiction to appoint any established entity the regular business of which includes the servicing of motor vehicle lease contracts as a successor servicer with respect to the SUBI Assets.

         Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to the purchase of additional contracts or leased vehicles by the Origination Trust or with respect to making Advances. Any compensation payable to a successor servicer may not be in excess of that permitted the predecessor servicer unless the holders of the UTI, the SUBI and any Other SUBIs, as the case may be, bear such excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Termination Event other than such appointment has occurred, such trustee or official may have the power to prevent the Origination Trustee, the Indenture Trustee or such Noteholders from effecting a transfer of servicing. Notwithstanding the termination of the Servicer's rights and powers in such event, the Servicer will remain obligated to perform certain specific obligations listed in the Servicing Agreement and to reimburse the Trust Agent for any losses incurred in performing certain such obligations, and will be entitled to payment of certain amounts payable to it for services rendered prior to such termination.

         Noteholders representing in the aggregate more than 50% of the Voting Interests of the Notes, voting together as a single class, with the consent of the Origination Trustee and the Indenture Trustee (which consents shall not be unreasonably withheld), may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the SUBI Assets, other than a default in making any required deposits to or payments from an Account in accordance with the Servicing Agreement or in respect of a covenant or provision of the Servicing Agreement that cannot be modified or amended without the consent of each Noteholder (in which event the related waiver will require the approval of holders of all of the Notes). No such waiver will impair the rights of the Noteholders with respect to subsequent defaults.

         NO PETITION

         The Servicer will agree not to institute, or join in, any bankruptcy or similar proceeding against either UTI Beneficiary, the Origination Trust, the Origination Trustee, the Transferor or any other Transferor Affiliate until one year and one day after final payment of all financings involving interests in the Origination Trust.

         TERMINATION

         The Servicing Agreement shall terminate upon the earlier to occur of
(i) the dissolution of the Origination Trust, (ii) the discharge of the Servicer in accordance with its terms or (iii) the termination of the Agreement.

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         INDENTURE TRUSTEE AND OWNER TRUSTEE AS THIRD-PARTY BENEFICIARIES

         As the holder of the SUBI Interest, the Owner Trustee, and as the pledgee of the SUBI Interest, the Indenture Trustee, will be third-party beneficiaries of the Servicing Agreement.

         GOVERNING LAW

         The Servicing Agreement will be governed by the laws of the State of California.

AMENDMENT OF BASIC DOCUMENTS

         The Indenture, the Agreement, the SUBI Supplement, the Servicing Agreement and the other agreements and instruments relating to the transactions discussed herein (collectively, the "Basic Documents") may be amended by the respective parties thereto, without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that (i) any such action will not, in the good faith judgment of the parties, materially and adversely affect the interests of any Noteholder or (ii) the Origination Trustee and Indenture Trustee shall have been furnished with an opinion of counsel to the effect that such amendment will not adversely and materially affect the legal interest of any Noteholder.

         The Basic Documents may also be amended from time to time by the respective parties thereto (including with respect to changing the formula for determining the Reserve Fund Requirement, changing the remittance schedule for collection deposits in the Note Distribution Account, or changing the definition of Eligible Investments) if (i) the Indenture Trustee has been furnished with confirmation (written or oral) from each Rating Agency to the effect that such amendment would not cause its then-current rating on any Class of Notes to be qualified, reduced or withdrawn or (ii) the Indenture Trustee has received the consent of the holders of Notes evidencing more than 50% of the Voting Interests thereof, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of each Class of Noteholders; provided, however, that: (i) any amendment eliminating the Reserve Fund shall also require an opinion of the Transferor's counsel to the effect that, after such amendment, for federal income tax purposes the Trust will not be treated as an association taxable as a corporation, and the Notes will properly be characterized as indebtedness that is secured by the assets of the Trust; and
(ii) (a) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SUBI or the SUBI Certificate or distributions that shall be required to be made on any Class of Notes or the applicable Note Rate and (b) no amendment of any type shall reduce the percentage of the aggregate Voting Interests of the Notes of any Class required to consent to any such amendment, in each case without the consent of all Noteholders and Note Owners.

           CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST AND THE SUBI

THE ORIGINATION TRUST

         The Origination Trust was formed as a Delaware business trust in July 1997. The Origination Trust has made trust filings or obtained certificates of authority to transact business in certain states where, in the judgment of the Servicer, such action may be required. Because the Origination Trust has been registered as a business trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See "Risk Factors -- Possible Effects of an American Honda Finance Corporation or Honda Titling C

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L.P. Bankruptcy". As such, the Origination Trust may be subject to insolvency laws under the United States Bankruptcy Code or similar state laws ("Insolvency Laws"), and claims against the Origination Trust Assets could have priority over the beneficial interest therein represented by the SUBI.
In addition, claims of a third party against the Origination Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Origination Trust, such as the Indenture Trustee, as more fully described under "Security for the Notes -- The Contingent and Excess Liability
Insurance Policies" and "Certain Legal Aspects of the Contracts and Leased Vehicles -- Vicarious Tort Liability".

QUALIFICATION OF HVT, INC. AS FIDUCIARY

         State laws differ as to whether a corporate trustee that leases vehicles in that state, such as HVT, Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a State where such qualification is required differ by State, and could include penalties against HVT, Inc. and its directors and officers ranging from fines to the inability of HVT, Inc. to maintain action in the courts of that State.

         AHFC believes that HVT, Inc. does not exercise sufficient discretion in the performance of its duties under the SUBI Trust Agreement or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable State law. However, no assurance can be given that AHFC will prevail in this view. Because no State in which (i) this issue is uncertain, (ii) HVT, Inc. has not taken the actions necessary to qualify as a fiduciary and (iii) the consequences of such failure would be material represents a significant percentage of the value of the SUBI Assets, AHFC believes that the failure to be qualified as a fiduciary in any State where such qualification may ultimately be required will not materially and adversely affect the Noteholders. However, no assurance can be given in this regard.

STRUCTURAL CONSIDERATIONS

         Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Trust will not own directly the SUBI Assets. Instead, the Origination Trust will own the Origination Trust Assets, including the SUBI Assets, and the Origination Trustee will take action with respect thereto in the name of the Origination Trust on behalf of and as directed by the beneficiaries of the Origination Trust (I.E., the holders of the UTI Certificates, the SUBI Certificates or any Other SUBI Certificate). The Trust will own the assets of the Trust, the primary asset of which will be the SUBI Certificate evidencing a 99.8% beneficial interest in the SUBI Assets, and the Owner Trustee will take action with respect thereto in the name of the Trust and on behalf of the Noteholders and the Transferor. Beneficial interests in the Contracts and Leased Vehicles, rather than direct legal ownership thereof, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Leased Vehicles in the name of the transferee. The SUBI Assets will be segregated from the other Origination Trust Assets on the books and records maintained with respect thereto by the Servicer and/or the Origination Trustee. Except under the limited circumstances described below, neither the Servicer nor any holders of other beneficial interests in the Origination Trust will have rights in the SUBI Assets, and payments made on or in respect of any Origination Trust Assets other than the SUBI Assets will not be available to make payments on the Notes or to cover expenses of the Origination Trust allocable to the SUBI Assets.


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ALLOCATION OF ORIGINATION TRUST LIABILITIES

         Pursuant to the Origination Trust Agreement, the various liabilities of the Origination Trust will be allocated to and charged against (i) to the extent incurred specifically with respect thereto, the SUBI Assets, the Other SUBI Assets or the UTI Assets, respectively, or (ii) pro rata among the Origination Trust Assets if incurred with respect to the Origination Trust Assets generally. The Origination Trustee and the beneficiaries of the Origination Trust and their respective assignees and pledgees will be bound by the foregoing allocation. Thus, any liability to third parties arising from or in respect of a Contract or Leased Vehicle will be borne by the Trust as a holder of interests in the SUBI. If any such liability arises from or in respect of a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability unless such Other SUBI Assets or UTI Assets are insufficient to pay the liability. However, to the extent that there are no other assets from which to satisfy such liability, and such liability is owed to entities other than the Origination Trustee or other beneficiaries of the Origination Trust, the SUBI Assets may be used to satisfy such liabilities. Under such circumstances, investors in the Notes could incur a loss on their investment.

BACK-UP SECURITY INTEREST IN CERTAIN SUBI ASSETS

         The transfer of the SUBI Certificate by the Transferor to the Trust is intended to constitute a sale of the SUBI Certificate and of the beneficial interest in the SUBI Assets evidenced thereby, subject in each case to the rights of the Transferor as the holder of the Certificates. It is possible that a court could recharacterize (for accounting and general state law purposes) the transactions contemplated by the Origination Trust Agreement and SUBI Supplement as a financing secured by a pledge of the SUBI Certificate or the SUBI Assets rather than as a sale. In such an event, absent prior perfection of the prior perfection of a security interest by the Owner Trustee or the Indenture Trustee in the SUBI Assets, the holder of a perfected lien in one or more SUBI Assets would have priority over the respective interests of the Indenture Trustee and Owner Trustee in such SUBI Assets.

         Certain actions have been taken to ensure that, if the transfer of the SUBI were to be so recharacterized as a transfer to secure a loan, the Indenture Trustee would be deemed to have a perfected security interest in the SUBI Certificate (and the assets of the SUBI evidenced thereby) and in the Contracts and the rights thereunder susceptible of perfection by the filing of a financing statement under the UCC as in effect in the States of Delaware, Illinois and California. The SUBI Certificate will constitute a "financial asset" under the UCC and the Indenture Trustee will be deemed to have a perfected security interest therein (and the SUBI evidenced thereby) through its possession of the SUBI Certificate. The Contracts will not be stamped to reflect the Indenture Trustee's indirect interest therein. On or prior to the Closing Date, however, "protective" UCC-1 financing statements will be filed in California, Illinois and Delaware to perfect the Indenture Trustee's security interest. The "Contract Rights" are all rights relating to the Contracts and the proceeds thereof, including the documents evidencing such Contracts, Monthly Payments received or due on or after the related Cutoff Date, Security Deposits (to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as described herein and as provided for in the Contracts), Prepayments, Liquidation Proceeds and net Insurance Proceeds (to the extent constituting proceeds of the related Contract rather than proceeds of the related Leased Vehicle) received on or after the related Cutoff Date. However, no action will be taken to perfect the lien that the Indenture Trustee would be deemed to have in the Leased Vehicles in the event of such a recharacterization. Therefore, to the extent that a valid lien is imposed by a third party against a Leased Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Indenture Trustee in such Leased Vehicle. Although the Servicing Agreement will require the Servicer to contest all such liens and cause the removal of any liens that may be imposed,


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investors in the Notes could incur a loss on their investment if any such liens are imposed against the Leased Vehicles. See "Additional Document Provisions -- The Servicing Agreement -- Notification of Liens and Claims".

         Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Trust could be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets transferred by the Transferor to the Trust pursuant to the Agreement. See "Risk Factors -- Possible Effects of an American Honda Finance Corporation or Honda Titling C L.P. Bankruptcy."

THE SUBI

         The SUBI will be issued pursuant to the SUBI Trust Agreement and will evidence a beneficial interest in the SUBI Assets. The SUBI will not represent a direct interest in the SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the SUBI Assets. Under the allocation of Origination Trust liabilities described under "Additional Document Provisions --The SUBI Trust Agreement -- The SUBI, the Other SUBIs and the UTI", payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Notes or to cover expenses of the Origination Trust allocable to the SUBI Assets. Any liability to third parties arising from or in respect of a Contract or Leased Vehicle will be borne by the holders of interests in the SUBI (including the Trust). If any such liability arises from a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the Origination Trust Assets (including the SUBI Assets) will not be subject to such liability unless such Other SUBI Assets or UTI Assets are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy any such liability, to the extent that it is owed to entities other than the Origination Trustee and the beneficiaries of the Origination Trust, the other Origination Trust Assets, including the SUBI Assets, will be available to satisfy such liabilities. Under such circumstances, investors in the Notes could incur a loss on their investment.

         Similarly, to the extent that a third-party claim that otherwise would be allocable to an Other SUBI or UTI is satisfied out of the SUBI Assets rather than Other SUBI Assets or UTI Assets, and the claim exceeds the value of the portfolio to which it should be allocated, the Origination Trustee will not be able to reallocate the remaining Origination Trust Assets so that each portfolio will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, investors in the Notes could incur a loss on their investment.

         Because the Owner Trustee and the Indenture Trustee will not own directly or have a direct security interest in the SUBI Assets, including the Leased Vehicles, and since their respective interests therein generally will be an indirect beneficial ownership interest and a security interest in such indirect beneficial ownership interest, perfected liens of third-party creditors of the Origination Trust in one or more of such SUBI Assets will take priority over the interests of the Owner Trustee and the Indenture Trustee in such SUBI Assets. Therefore, a general creditor of the Origination Trust may obtain a lien on one or more such SUBI Assets regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Origination Trust Agreement. Potentially material examples of such liens could include tax liens arising against the Transferor or the Trust, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation (the "PBGC"), judgment liens arising from successful claims under federal and state consumer protection laws and Lemon Laws with respect to leases and leased vehicles included in the Origination Trust Assets and judgment liens arising from successful claims against the Origination Trust arising from the operation of the leased vehicles constituting Origination Trust Assets. See "Risk Factors -- Possible Liens Due to


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ERISA Liabilities" and "--Possible Liability as a Result of Lessees'
Operation of Leased Vehicles" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Vicarious Tort Liability" and " -- Consumer Protection Laws" for a further discussion of these risks.

         The Origination Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of one or more SUBI Assets rather than Other SUBI Assets or UTI Assets, as the case may be, the Origination Trustee will reallocate the remaining Origination Trust Assets (I.E., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Origination Trust Agreement as set forth under "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBI, the Other SUBIs and the UTI".

         The UTI Beneficiaries may pledge the UTI Assets as security for obligations to third-party lenders, and may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required expressly to disclaim any interest in the SUBI Assets, and to fully subordinate any claims to the SUBI Assets in the event that this disclaimer is not given effect. Although no assurance can be given, in the unlikely event of a bankruptcy of AHFC, the Transferor believes that the SUBI Assets would not be treated as part of AHFC's bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable.

         The Owner Trustee will generally be deemed to own the SUBI Certificate on behalf of the Trust and, through such ownership, to have an indirect beneficial ownership interest in the Contracts and the Leased Vehicles. If a court of competent jurisdiction were to recharacterize the sale of the SUBI Certificate and the SUBI Interest evidenced thereby to the Owner Trustee, the Owner Trustee (or, during the term of the Indenture, the Indenture Trustee) could instead be deemed to have a perfected security interest in the SUBI Certificate, but in no event would the Issuer or the Indenture Trustee be deemed to have a perfected security interest in the Leased Vehicles.

INSOLVENCY RELATED MATTERS

         Although no assurance can be given, the Transferor believes that in the unlikely event of a bankruptcy of AHFC, the SUBI Assets would not be treated as part of AHFC's bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI Certificates and Other SUBI Certificates should be enforceable. In addition, the Transferor has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by AHFC under any Insolvency Laws will result in consolidation of the assets and liabilities of the Origination Trust, HTA, LP, HTB LP, the Transferor or the Trust with those of AHFC. With respect to HTA LP, HTB LP and the Transferor, these steps include their creation as separate, special purpose limited partnerships of which HTA LLC, HTB LLC and HTC LLC, respectively, are the sole general partners, pursuant to limited partnership agreements containing certain limitations (including restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of their respective independent members and, in turn all of the directors of their respective independent members, including each independent director). With respect to HTI and HFI, these steps include their creation as separate, special purpose subsidiaries of AHFC pursuant to articles of incorporation containing certain limitations (including the requirement that each must have at all times at least two independent directors and restrictions on the nature of their respective businesses and on their ability to


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commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of their respective directors, including each independent director).

         If, however, (i) a court concluded that the assets and liabilities of the Origination Trust HTA LP, HTB LP, the Transferor or the Trust should be consolidated with those of AHFC in the event of the application of applicable Insolvency Laws to AHFC, (ii) a filing were made under any Insolvency Law by or against the Origination Trust, HTA LP, HTB LP, the Transferor or the Trust or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes and possible reductions in the amount of such payments could occur.

         Reallocation Payments made by AHFC in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred payments made by AHFC in respect of certain insurance policies required to be obtained and maintained by lessees pursuant to the Contracts, unreimbursed Advances made by AHFC, as Servicer, pursuant to the Servicing Agreement, and payments made by AHFC to the Transferor may be recoverable by AHFC as debtor-in-possession or by a creditor or a trustee in bankruptcy of AHFC as a preferential transfer from AHFC if such payments were made within one year prior to the filing of a bankruptcy case in respect of AHFC. In addition, the insolvency of AHFC could result in the replacement of AHFC as Servicer, which could result in a temporary interruption of payments on the Notes and Servicer Termination Event under the Servicing Agreement.

         On the Closing Date, O'Melveny & Myers LLP, special counsel to AHFC, HTA LP, HTB LP and the Transferor, will render an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if AHFC were to become a debtor in a case under the United States Bankruptcy Code, it would not be a proper exercise by a federal bankruptcy court of its equitable jurisdiction to disregard the separate legal forms so as to substantively consolidate the assets and liabilities of HTA LP, the Transferor or the Origination Trust with those of AHFC. In addition, on the Closing Date, O'Melveny & Myers LLP will render an opinion to the effect that (i) the transfer of the 99% interest in the SUBI Assets from HTA to the Transferor constitutes a sale of such 99% interest and related SUBI assets, and (ii) the transfer of the SUBI Certificate by the Transferor to the Trust constitutes a sale of the SUBI Certificate and the beneficial interest in the SUBI Assets evidenced thereby, subject in each case to the rights of the Transferor as the holder of the Certificates and the rights of the Indenture Trustee as pledgee of the SUBI Certificate, or if such transfer does not constitute a sale, then the Agreement creates a valid perfected security interest of the Owner Trustee in the Transferor's right, title and interest in the SUBI Certificate.

LEGAL PROCEEDINGS

         None of HTA LP, HTB LP or the Transferor is a party to any legal proceeding. AHFC [and the Origination Trust are parties] to, and are vigorously defending, numerous legal proceedings, all of which it believes constitute ordinary routine litigation incidental to the business and activities conducted by AHFC. and the Origination Trust. Certain of the actions naming AHFC [and/or the Origination Trust] are or purport to be class action suits. In the opinion of management of AHFC, the amount of ultimate liability on pending claims and actions as of the date of this Prospectus should not have a material adverse effect on its condition, financial or otherwise, or on the Origination Trust, the Origination Trust Assets or the SUBI. However, there can be no assurances in this regard.


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       CERTAIN LEGAL ASPECTS OF THE CONTRACTS AND THE LEASED VEHICLES

BACK-UP SECURITY INTERESTS

         The Contracts are "chattel paper" as defined in the UCC. Pursuant to the California UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Origination Trust and the Transferor may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction in which the principal place of business of the Transferor is located (I.E., the California Secretary of State). On or prior to the Closing Date, "protective" UCC-1 financing statements will be filed in California, Delaware and Illinois to effect this perfection. The Indenture Trustee's back-up security interest in the Contracts could be subordinate to the interest of certain other parties who take possession of the Contracts before the filings described above have been completed. Specifically, the Indenture Trustee's security interest in a Contract could be subordinate to the rights of a purchaser of such Contract who takes possession thereof without knowledge or actual notice of the Indenture Trustee's security interest. The Contracts will not be stamped to reflect the foregoing back-up security arrangements.

         Various liens could be imposed upon all or part of the SUBI Assets (including the Leased Vehicles) that, by operation of law, would take priority over the Indenture Trustee's interest therein. Such liens could include tax liens arising against the Transferor or the Trust, mechanic's, repairmen's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Leased Vehicle, liens arising under various state and federal criminal statutes and certain liens of the PBGC in respect of certain unfunded pension liabilities of the Transferor and its affiliates. Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Trust could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets transferred by the Transferor to the Trust pursuant to the Agreement.

VICARIOUS TORT LIABILITY

         Although the Origination Trust will own the Leased Vehicles and the Trust will have a beneficial interest therein evidenced by the SUBI, the Leased Vehicles will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable State law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability to such an injured party. However, the laws of many States either do not permit such suits, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some States, such as New York, where liability is joint and several).

         For example, in California, where the largest concentration of Contracts were originated, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner's permission. The owner's liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator's property if the operator is within the jurisdiction of the court.


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         In contrast to California and many other states, under New York law, the holder of title of a motor vehicle, including a titling trust as lessor, may be considered an "owner" and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. In New York, there is no limit on an owner's liability. Recently, in TAUGHRIN V. RODRIGUEZ AND FORD MOTOR CREDIT COMPANY, 677 N.Y.S. 2d 861 (Oct. 2, 1998), the Supreme Court of New York ruled that a finance company acting as an agent for a titling trust may be considered an "owner" of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. The court's ruling in TAUGHRIN was in the context of the denial of a summary judgment motion brought by defendant Ford Motor Credit Company to dismiss the case. As a result of the rulings in New York, losses could arise if lawsuits are brought against either the Origination Trust or American Honda Finance Corporation, as agent of the Origination Trust, in connection with the negligent use or operation of any leased vehicles which are part of the Origination Trust.

         The Origination Trust's insurance coverage is substantial. However, in the event that all applicable insurance coverage was exhausted (including the coverage provided by the Contingent and Excess Liability Insurance Policies) and damages in respect of vicarious liability were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust, including the Leased Vehicles and in certain circumstances with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset. However, such claims would not take priority over any SUBI Assets to the extent that, in certain limited circumstances, the Indenture Trustee has a prior perfected security interest therein (such as with respect to the Contracts). If any such claims were imposed against the assets of the Origination Trust, investors in the Notes could incur a loss on their investment. See "Certain Legal Aspects of the Origination Trust and the SUBI -- Back-up Security Interest in Certain SUBI Assets".

REPOSSESSION OF LEASED VEHICLES

         In the event that a default by a lessee has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice (although in certain states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess such leased vehicle.

         After the Servicer has repossessed a Leased Vehicle, it may provide the lessee with a period of time within which to cure the default under the related Contract. If by the end of such period the default has not been cured, the Servicer will attempt to sell the Leased Vehicle. The Net Repossession Proceeds therefrom may be less than the remaining amounts due under the Contract at the time of default by the lessee.

DEFICIENCY JUDGMENTS

         The proceeds of sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease contract. While


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some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease contract, a deficiency judgment can be sought in those states that do not prohibit directly or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion thereof.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including the amount and type of all payments due at the time of origination of the lease, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments and manner of their calculation, the circumstances under which the lessee may terminate the lease prior to the end of the lease term, the capitalized cost of the vehicle and a warning regarding possible charges for early termination. A number of states have adopted Article 2A of the UCC which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Origination Trust as a "co-lessor" of the lease contract and may also apply to the Trust as holder of the SUBI Certificate. The failure to comply with such consumer protection laws may give rise to liabilities on the part of the Servicer, the Origination Trust and the Origination Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Origination Trust and the Origination Trustee may be subject to set-off as a result of such noncompliance.

         Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

         Many states have adopted laws (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a lessee could compel the Origination Trust to terminate the related Contract and refund all or a portion of payments that previously have been paid. Although the Origination Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Origination Trust to terminate the related Contract, such Contract will be deemed to be a Liquidated Contract and amounts received thereafter on or in respect of such Contract will constitute Liquidation Proceeds. As noted below, AHFC will represent and warrant to the Owner Trustee and the

Indenture Trustee as of the Cutoff Date that none of the Leased Vehicles is out of compliance with any law, including a Lemon Law. Nevertheless, there can be no assurance that one or more Leased Vehicles will not become subject to return (and the related Contract terminated) in the future under a Lemon Law.

         Representations and warranties will be made in the Servicing Agreement that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any Contract, has certain material adverse effects and is not timely cured, AHFC will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of such Contract into the SUBI Collection Account unless the breach is cured in all material respects. See "Description of the Notes -- Reallocation Payments" and "The Contracts --Representations, Warranties and Covenants" for further information regarding the foregoing representations and warranties and the Servicer's obligations with respect thereto.

OTHER LIMITATIONS

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of a lessor to enforce its rights under a motor vehicle lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease contract is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.

                   MATERIAL INCOME TAX CONSIDERATIONS

FEDERAL TAXATION

         GENERAL

         Set forth below is a discussion representing the opinion of O'Melveny & Myers LLP, special federal income tax counsel ("Federal Tax Counsel") to the Transferor, as to material federal income tax consequences to holders of the Notes who are original owners and who hold the Notes as capital assets under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not purport to be complete or to deal with all aspects of federal income taxation or any aspects of state or local taxation that may be relevant to Noteholders or Note Owners in light of their particular circumstances, nor to certain types of Noteholders or Note Owners subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, tax-exempt organizations, and broker-dealers). This discussion is based upon present provisions of the Code, the Treasury regulations promulgated thereunder and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, which change may be retroactive. The parties do not intend to seek a ruling from the Internal Revenue Service (the "IRS") on any of the issues discussed below. Moreover, there can be no assurance that if such a ruling were sought, the IRS would rule favorably. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. Prospective investors should consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership or disposition of the Notes, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

         CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         The Transferor, the Owner Trustee, each Noteholder, and each Note Owner (by acquiring a beneficial interest in a Note) will express in the Agreement and in the Indenture their intent that, for federal, state and local income and franchise tax purposes, the Notes will be indebtedness, secured by the assets of the Trust. The Transferor and the Owner Trustee, by entering into the Agreement and the Indenture, and each Noteholder and each Note Owner, by acquiring a beneficial interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

         In general, the characterization of a transaction for federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Notes are issued is consistent with the treatment of the Notes as debt for federal income tax purposes. The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property depends upon numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Federal Tax Counsel is of the opinion that, for federal income tax purposes the characterization of the Notes should be governed by the substance of the transaction and accordingly, (i) the Trust will not be treated as an association taxable as a corporation and (ii) the Notes will properly be characterized as indebtedness that is secured by the Trust assets. However, the opinion of Federal Tax Counsel is not binding on the Internal Revenue Service ("IRS") and no asurrance can be given that such characterization will prevail. Contrary characterizations that could be asserted by the IRS are described under" -Possible Alternative Treatment of the Notes" below.

FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES NOTEHOLDERS

         The discussion set forth below applies to "U.S. Holders." A "U.S. Holder" is a Noteholder who is : (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders.

         TAXATION OF INTEREST AND DISCOUNT INCOME

         Assuming that the Notes are debt obligations for federal income tax purposes, interest generally will be taxable as ordinary income for federal income tax purposes when received by U.S. Holders utilizing the cash method of accounting and when accrued by U.S. Holders utilizing the accrual method of accounting. Interest received on the Notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

         ORIGINAL ISSUE DISCOUNT. Under regulations issued with respect to the original issue discount ("OID") provisions of the Code, the Notes will be deemed to have been issued with OID in an amount equal to the excess of the "stated redemption price at maturity" of the Class A-1, Class A-2, Class A-3, Class A-4 or Class B Notes, as the case may be (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified stated interest" payable prior to or at maturity), over their issue price (determined as described below). Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Class A-1, Class A-2, Class A-3, Class A-4 or Class B Notes, as the case may be. Under the OID provisions of the Code, interest will only be treated as qualified stated interest if it is "unconditionally payable". Interest will be treated as "unconditionally payable" only if Noteholders have reasonable remedies to compel payment of interest deficiencies (E.G., default and acceleration rights). Because Noteholders will not be entitled to penalty payments of interest on interest deficiencies, and Noteholders will have no default and acceleration rights in the event of interest shortfalls, interest paid on the Notes may not be treated by the IRS as qualified stated interest, and, in such event, would be treated as OID. A U.S. Holder must include OID in gross income (as ordinary interest income) over the term of the related Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income, regardless of the U.S. Holder's method of accounting. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Note is the first price at which a substantial amount of Notes are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Notes is sold for cash on or prior to the Closing Date, the issue price of such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Note also includes the amount paid by a U.S. Holder for accrued interest that relates to a period prior to the issue date of the Note.

         Under the DE MINIMIS rule, OID on a Note will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Note multiplied by the weighted average maturity of the Note. U.S. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Note is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The U.S. Holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a U.S. Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period.

         If a U.S. Holder purchases a Note issued with OID at an "acquisition premium" (I.E., at a price in excess of the adjusted issue price of the Note, but less than or equal to the "stated redemption price at maturity"), the amount of OID includible in the income of such U.S. Holder for each taxable year will be reduced by that portion of the acquisition premium properly allocable to such year.

         Although the matter is not entirely clear, the Transferor currently intends to report all stated interest on the Notes as qualified stated interest and not as OID.

         MARKET DISCOUNT. U.S. Holders should be aware that the resale of a Note may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Note at a market discount (I.E., at a price below its "adjusted issue price"), gain on the sale or other disposition of a Note, and partial principal payments on the Notes, will be treated as ordinary interest income to the extent of accrued market discount. A U.S. Holder may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method. The market discount rules also provide that a U.S. Holder who acquires a Note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the Notes.

         PREMIUM. A U.S. Holder who purchases a Note for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the U.S. Holder may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the related Note. If the U.S. Holder does not make such an election, the premium paid for the Note generally will be included in the tax basis of the Note in determining the gain or loss on its disposition.

         Each U.S. Holder should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

         SALES OF NOTES

         In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the U.S. Holder's tax basis in the Note (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments, other than qualified stated interest payments, received with respect to such Note). Subject to the market discount rules discussed above and to the more than one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided that the Note was held as a capital asset. The federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20%. Moreover, capital losses generally may be used only to offset capital gains.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

         The following information describes the United States federal income tax treatment of investors that are not U.S. Holders ("Foreign Investors") if the Notes are treated as debt.

         The Code and Treasury regulations generally subject interest paid to a Foreign Investor that is not effectively connnected with a trade or business carried on by the Foreign Investor in the United States to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a

Foreign Investor. The Notes will be issued in registered form; therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to interest payments on the Notes.

         In order to avoid withholding tax on interest payments on the Notes under the portfolio debt exemption, the withholding agent must receive from the Note Owner an executed IRS Form W-8 (or a statement substantially similar in form to IRS Form W-8) signed under penalty of perjury by the Note Owner stating that the Note Owner is a Foreign Investor and providing such Note Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

         A Note Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note, provided that (i) such gain is not effectively connected with a trade or business carried on by the Note Owner in the United States, (ii) in the case of a Note Owner that is an individual, such Note Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

BACKUP WITHHOLDING

         A Note Owner may be subject to a backup withholding at the rate of 31% with respect to interest paid on the Notes if the Note Owner, upon issuance, fails to supply the Trustee or his broker with such Note Owner's taxpayer identification number, fails to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or his broker with a certified statement, signed under penalty of perjury, that such Note Owner is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Note Owner setting forth the amount of interest paid on the Notes and the amount of tax withheld thereon.

NEW WITHHOLDING REGULATIONS

         On October 6, 1997, the Treasury Department issued regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES

         Although, as described above, it is the opinion of Federal Tax Counsel that the Notes will properly be characterized as debt for federal income tax purposes, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization shall prevail. If the IRS were to contend successfully that the Notes did not represent debt for federal income tax purposes, certain adverse tax consequences to the Trust and the Noteholders would result. For example, the Trust would likely be considered a "publicly-traded partnership," and as a result treated for U.S. tax purposes as an association taxed as a corporation. In addtion, income to certain tax-exempt entities (including pension funds) generally would be "unrelated business taxable income", and income to foreign holders generally would be subject to United States withholding tax and reporting requirements. While AHFC strongly believes that any challenge by the IRS, if made, would be unsuccessful, there can be no assurance of this result. Prospective investors are advised to consult with their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

         Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans (each a "Benefit Plan").
Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Also, similar restrictions may apply under state law with respect to employee benefit plans not subject to ERISA.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions to treatment as plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Transferor believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

         However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could give rise to a prohibited transaction if the Trust, the Indenture Trustee, the Owner Trustee, the Origination Trustee, the Transferor or AHFC is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from substantial portions of the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

         Due to the complexities of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of a Benefit Plan considering the purchase of Notes consult with its counsel regarding whether the assets of the Trust would be considered plan assets, and the applicability of the prohibited transaction provisions of ERISA and the Code (and in the case of an employee benefit plan not subject to ERISA, any similar State law) to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.


                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an Underwriting Agreement dated __________, 1999 (the "Underwriting Agreement"), the underwriters named below (the "Underwriters"), for whom Credit Suisse First Boston Corporation is acting as representative (the "Representative"), have severally but not jointly agreed to purchase from the Transferor the following respective principal amounts of Notes:

                                                 Class A-1       Class A-2      Class A-3      Class A-4      Class B
 Underwriter                                       Notes           Notes          Notes          Notes          Notes
 -----------                                     ---------       ---------      ---------      ---------      --------
Credit Suisse First Boston Corporation......     $               $              $              $              $
 ............................................
 ............................................
 ............................................   --------------  -------------  -------------  -------------  ------------
         Total..............................   $               $              $              $              $
                                               ==============  =============  =============  =============  ============

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent that the Underwriters will be obligated to purchase all the Notes if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

         The Transferor has been advised by the Representative that the Underwriters propose to offer the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes the Class A-4 Notes and the Class B Notes to the public initially at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less the concessions and reallowance discounts set forth below.

Class                                             Selling Concession                    Reallowance Discount
-----                                             ------------------                    --------------------
Class A-1 Notes.....................                       %                                      %
Class A-2 Notes.....................                       %                                      %
Class A-3 Notes.....................                       %                                      %
Class A-4 Notes.....................                       %                                      %
Class B Notes.......................                       %                                      %

         After the initial public offering, the public offering price and selling concessions and reallowance discounts to dealers may be changed by the Underwriters.

         The Transferor and AHFC have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or contribute to payments which the Underwriters may be required to make in respect thereof.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discounted at any time.

         It is expected that delivery of the Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof will be required, by virtue of the fact that the Notes initially will settle five business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date hereof should consult their own advisor.

         Until the distribution of the Notes is complete, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         Neither the Transferor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Transferor nor any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         There is currently no market for the Notes. The Underwriters expect, but will not be obligated, to make a market in each Class of Notes. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will provide the related Noteholders with liquidity of investment or will continue for the life of the related Notes.

         Certain of the Underwriters and their affiliates engage in transactions with and perform services for AHFC and affiliates of AHFC in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with AHFC and affiliates of AHFC.

         Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

                              RATINGS OF THE NOTES

         It is a condition of issuance that at least two nationally recognized rating agencies (the "Rating Agencies") rate the Class A-1 Notes in the highest short-term rating category, the Class A-2 Notes the Class A-3 Notes and the Class A-4 Notes in the highest long-term rating category and the Class B Notes at least "____" or its equivalent. The ratings of the Notes will be based primarily upon the value of the Contracts, the Reserve Fund and the terms of the Certificates (and the Class A Notes also on the terms of the Class B Notes). There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating with respect to any Class of Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such Class of Notes.

         The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the related Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of each Class of Notes addresses the likelihood of the payment of principal of and interest on such Notes pursuant to their terms.

         There can be no assurance as to whether any rating agency other than a Rating Agency will rate the Notes, or, if one does, what rating will be assigned by such other rating agency. A rating on any Class of Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to such Notes by the Rating Agencies.

                                  LEGAL MATTERS

         Certain legal matters relating to the Notes, including federal income tax matters, will be passed upon for the Transferor by O'Melveny & Myers LLP, Los Angeles, California. Stroock & Stroock & Lavan LLP, New York, New York will act as counsel for the Underwriters.

                              AVAILABLE INFORMATION

         The Transferor, as originator of the Trust, HTA LP and HTB LP, as originators of the Origination Trust, the Origination Trust, as issuer of the SUBI, and the Trust, as issuer of the Notes, have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement, of which this Prospectus is a part, under the Securities Act, with respect to the Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

                           FORWARD LOOKING STATEMENTS

         Information under the heading "American Honda Finance Corporation-Year 2000" contains various "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which represent AHFC's expectations or beliefs concerning future events, including the following: that completion of the assessment of networks, personal computers and computerized systems and validation phases on all computerized systems in connection with year 2000 issues is expected by fiscal year end 1999; that the total cost associated with required year 2000 issues is not expected to have a material impact on AHFC's condition, financial and otherwise, and that completion of the contingency plan relating to year 2000 issues is expected by the end of fiscal year 1999.

         AHFC cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation: the failure of AHFC's plan to resolve timely year 2000 issues due to non-performance by outside contractors, the failure of third parties to remediate their year 2000 issues or other factors and the failure of AHFC to develop an adequate contingency plan relating to year 2000 issues. Results actually achieved thus may differ materially from expected results included in these statements.

                                 INDEX OF TERMS

         Set forth below is a list of the capitalized terms used in this Prospectus and the pages on which the definitions of such terms may be found.

Term                                              Page
----                                              ----

1% UTI Interest....................................17
99% UTI Interest...................................17
ABS................................................40
Accounts...........................................54
Additional Loss Amounts............................47
Additional Loss Contract...........................67
Administrative Charge..............................80
Administrative Lien................................22
Advance............................................76
Aggregate Net Investment Value.....................33
Agreement..........................................18
AHFC...............................................17
AHMC...............................................23
AHSCC..............................................23
Allocation Percentage..............................48
banking organization...............................60
Basic Documents....................................83
Basic Servicing Agreement..........................17
Benefit Plan.......................................97
BONY...............................................18
Capped Contingent and Excess Liability Premiums....51
Capped Origination Trust Administrative Expenses...51
Capped Owner Trustee Administrative Expenses.......51
Cede...............................................44
Cedelbank..........................................59
Cedelbank Participants.............................60
Certificate Balance................................46
Certificate Distribution Account...................56
Certificate Interest Carryover Shortfall...........51
Certificate Principal Loss Amount..................50
Certificate Rate...................................45
Certificateholders.................................45
Certificates.......................................18
Charged-off Amount.................................47
Charged-off Contract...............................47
chattel paper......................................89
Class..............................................17
Class A Note Balance...............................46
Class A Noteholders................................45
Class A Notes......................................17
Class A Percentage.................................53
Class A-1 Interest Carryover Shortfall.............51

Class A-1 Note Principal Loss Amount...............50
Class A-1 Note Rate................................45
Class A-1 Noteholders..............................45
Class A-1 Notes....................................17
Class A-2 Interest Carryover Shortfall.............51
Class A-2 Note Principal Loss Amount...............50
Class A-2 Note Rate................................45
Class A-2 Noteholders..............................45
Class A-2 Notes....................................17
Class A-3 Interest Carryover Shortfall.............51
Class A-3 Note Principal Loss Amount...............50
Class A-3 Note Rate................................45
Class A-3 Noteholders..............................45
Class A-3 Notes....................................17
Class A-4 Interest Carryover Shortfall.............51
Class A-4 Note Principal Loss Amount...............50
Class A-4 Note Rate................................45
Class A-4 Noteholders..............................45
Class A-4 Notes....................................17
Class B Interest Carryover Shortfall...............51
Class B Note Principal Carryover Shortfall.........51
Class B Note Principal Loss Amount.................50
Class B Note Rate..................................45
Class B Noteholders................................45
Class B Percentage.................................53
Class Note Balance.................................46
Class B Notes......................................17
clearing agency....................................60
clearing corporation...............................60
Closing Date.......................................18
Code...............................................92
Collection Period..................................33
Collections........................................52
Commission.........................................60
Contingent and Excess Liability Insurance Policies.68
Contracts..........................................19
Cooperative........................................62
Co-Trustee.........................................18
Covered Loss Amounts...............................52
Current Contracts..................................67
Cutoff Date........................................19
daily portions.....................................94

                                      103

Dealer Agreements..................................17
Dealers............................................17
Defaulted Vehicle..................................77
Definitive Notes...................................45
Depositaries.......................................60
Determination Date.................................48
Discounted Contract................................33
Discounted Principal Balance.......................33
Distribution Date..................................45
DTC................................................44
DTC Participants...................................60
DTC Services.......................................64
DTC Systems........................................64
Early Termination Charge...........................34
ERISA..............................................97
ERISA Compliance Test..............................79
Euroclear..........................................59
Euroclear Operator.................................62
Euroclear Participants.............................60
Excess Interest Collections........................50
Excess Mileage Fee.................................80
Exchange Act.......................................60
Extension Fees.....................................80
Federal Tax Counsel................................92
Final Scheduled Distribution Date..................46
financial asset....................................85
Foreign Investor...................................95
Foreign Investors..................................95
Global Securities...................................1
HCFI...............................................23
HFI................................................22
HTA LLC............................................21
HTA LP.............................................17
HTB LLC............................................21
HTB LP.............................................17
HTC LLC............................................22
HTI................................................21
Indemnified Amounts................................74
Indemnified Parties.................................1
Indenture..........................................17
Indenture Event of Default.........................69
Indenture Trustee..................................18
independent members................................88
Indirect DTC Participants..........................60
Industry...........................................64
Initial Class A Note Balance.......................17
Initial Class A-1 Note Balance.....................17
Initial Class A-2 Note Balance.....................17
Initial Class A-3 Note Balance.....................17
Initial Class A-4 Note Balance.....................17
Initial Class B Note Balance.......................17
Initial Deposit....................................67
Initial Note Balance...............................17

Insolvency Laws....................................84
Insurance Expenses.................................78
Insurance Policy...................................21
Insurance Proceeds.................................54
Interest Collections...............................53
Investor Percentage................................47
IRS................................................93
Lease Rate.........................................33
Leased Vehicles....................................19
Lemon Law..........................................92
Liquidated Contract................................67
Liquidation Expenses...............................55
Liquidation Proceeds...............................54
Loss Amounts.......................................52
Matured Contract...................................33
Matured Leased Vehicle Expenses....................54
Matured Leased Vehicle Inventory...................33
Matured Leased Vehicle Proceeds....................54
Maturity Date......................................35
MBPO Program.......................................27
Monthly Payments...................................33
Monthly Remittance Conditions......................55
motor vehicles.....................................21
Net Insurance Proceeds.............................53
Net Liquidation Proceeds...........................53
Net Matured Leased Vehicle Proceeds................53
Net Repossession Proceeds..........................53
New Regulations....................................96
Nonrecoverable Advance.............................77
Note Balance.......................................46
Note Distribution Account..........................56
Note Factor........................................44
Note Owner.........................................44
Note Principal Loss Amount.........................52
Note Rates.........................................45
Note Register......................................65
Noteholders........................................45
Notes..............................................17
OID................................................93
Omnibus Proxy......................................62
Origination Trust..................................17
Origination Trust Agreement........................19
Origination Trust Assets...........................21
Origination Trustee................................19
Other SUBI Assets..................................20
Other SUBI Certificates............................20
Other SUBI Supplement..............................72
Other SUBIs........................................17
Outstanding Principal Balance......................33
Owner Trustee......................................18
Participants.......................................59
Payahead Account...................................56
Payahead Credit....................................54

                                      104

PBGC...............................................87
Prepayment.........................................54
Prepayment Assumption..............................40
Principal Allocation...............................52
Principal Collections..............................52
protective.........................................76
PTCE...............................................97
qualified stated interest..........................93
Rating Agencies...................................100
Realized Value.....................................34
Reallocation Payment...............................38
Record Date........................................45
Registration Statement.............................44
Regulation.........................................97
Reimbursable Servicer Expenses.....................80
Released Amounts...................................48
Repossession Expenses..............................54
Repossession Proceeds..............................54
Representative.....................................98
Required Amount....................................67
Required Deposit Ratings...........................56
Reserve Fund.......................................66
Reserve Fund Requirement...........................67
Residual Value.....................................33
Residual Value Loss Amount.........................48
Retained SUBI Certificate..........................19
Retained SUBI Interest.............................19
Schedule of Contracts and Leased Vehicles..........37
Securities Act.....................................99
Security Deposits..................................77
Servicer...........................................17

Servicer Insolvency Event..........................82
Servicer Letter of Credit..........................55
Servicer Reimbursement.............................56
Servicer Termination Events........................81
Servicing Agreement................................17
Servicing Fee......................................80
Servicing Supplement...............................17
SUBI...............................................17
SUBI Assets........................................19
SUBI Certificate...................................19
SUBI Collection Account............................54
SUBI Interest......................................17
SUBI Supplement....................................19
SUBI Trust Agreement...............................19
Terms and Conditions...............................63
Transferor.........................................17
Transferor Affiliates..............................71
Trust..............................................17
Trust Agent........................................19
U.S. Bank..........................................18
U.S. Person.........................................4
UCC................................................60
Uncapped Administrative Expenses...................52
Uncovered Loss Amounts.............................52
Underwriters.......................................98
Underwriting Agreement.............................98
UTI................................................17
UTI Assets.........................................20
UTI Beneficiaries..................................17
UTI Certificates...................................20
Voting Interests...................................70

                                                                        ANNEX I


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

         SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         TRADING BETWEEN CEDELBANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CEDELBANK OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

         Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

         Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

                  EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent.

                  EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                $
                                 ----------------
                          Honda Auto Lease Trust 1999-A
                               Motor Vehicle Lease
                               Asset Backed Notes



                              Honda Titling C L.P.
                                  (Transferor)

                       American Honda Finance Corporation
                                   (Servicer)


                      $_____________ _____% Class A-1 Notes
                      $_____________ _____% Class A-2 Notes
                      $_____________ _____% Class A-3 Notes
                      $_____________ _____% Class A-4 Notes
                      $________________ ____% Class B Notes


                                   PROSPECTUS


                           Credit Suisse First Boston

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:

SEC registration fee.......................................................            $278
Legal fees and expenses....................................................              *
Accounting fees and expenses...............................................              *
Blue sky fees and expenses.................................................              *
Rating agency fees.........................................................              *
Trustee's fees and expenses................................................              *
Printing...................................................................              *
Miscellaneous..............................................................              *
                                                                                     --------
   Total...................................................................             $*
                                                                                     ========

------------------------
* To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

         Pursuant to the Agreement of Limited Partnership of Honda Titling C L.P. (the "Transferor"), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Honda Titling C LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such Indemnified Party's activities on behalf of the Transferor or in furtherance of the interest of the Transferor, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such Indemnified Party.

         Pursuant to the Agreement of Limited Partnership of Honda Titling A L.P. ("HTA LP"), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Honda Titling A LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "HTA LP Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such HTA LP Indemnified Party's activities on behalf of HTA LP or in furtherance of the interest of HTA LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such HTA LP Indemnified Party.

         Pursuant to the Agreement of Limited Partnership of Honda Titling B L.P. ("HTB LP"), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Honda Titling B LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "HTB LP Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such HTB LP Indemnified Party's activities on behalf of HTB LP or in furtherance of the interest of HTB LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such HTB LP Indemnified Party.

         Reference is also made to the Underwriting Agreement among the Transferor and Credit Suisse First Boston Corporation and the other underwriters named therein (see Exhibit 1.1), which provides for indemnification by the Transferor in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         a.       Exhibits:

      1.1   Form of Underwriting Agreement.*

      3.1   Agreement of Limited Partnership of Honda Titling C L.P. dated as of
            February 1, 1999, between American Honda Finance Corporation and
            Honda Titling C LLC.*

      3.2 Limited Liability Company Agreement of Honda Titling C LLC, dated as of February 1, 1999, between American Honda Finance Corporation and
            Honda Funding Inc.*

      3.3   Certificate of Incorporation of Honda Funding Inc.*

      3.4   Bylaws of Honda Funding Inc.*

      3.5   Agreement of Limited Partnership of Honda Titling A L.P, dated as of
            July 1, 1997, between Honda Titling A LLC and American Honda Finance
            Corporation.*

      3.6 Limited Liability Company Agreement of Honda Titling A LLC., dated as of July 1, 1997, between American Honda Finance Corporation and
            Honda Titling Inc. *

      3.7   Agreement of Limited Partnership of Honda Titling B L.P, dated as of
            July 1, 1997, between Honda Titling B LLC and American Honda Finance
            Corporation.*

      3.8 Limited Liability Company Agreement of Honda Titling B LLC., dated as of July 1, 1997, between American Honda Finance Corporation and
            Honda Titling Inc.*

      3.9   Certificate of Incorporation of Honda Titling Inc.*

      3.10  Bylaws of Honda Funding Inc.*

      3.11  Form of Securitization Trust Agreement, among Honda Titling C L.P.,
            U.S. Bank National Association, as Owner Trustee, Wilmington Trust
            Company, as Co-Trustee and The Bank of New York, as Indenture
            Trustee (including form of Certificates).*

      3.12  Form of Indenture, between Honda Auto Lease Trust 1999-A and Bank of
            New York, as Indenture Trustee (including form of Class A Notes).*

      5.1   Opinion of O'Melveny & Myers LLP with respect to legality.*

      8.1   Opinion of O'Melveny & Myers LLP with respect to tax matters.*

      10.1 Second Amended and Restated Trust and Servicing Agreement, dated as of April 1, 1998, among American Honda Finance Corporation, Honda
            Titling A L.P., Honda Titling B L.P., HVT, Inc., Delaware Trust
            Capital Management, Inc. and U.S. Bank National Association.*

                                      II-2

            HVT, Inc., Delaware Trust Capital Management, Inc. and U.S. Bank
            National Association*

      10.2 Form of Supplement 1999-A to the Second Amended and Restated Trust and Servicing Agreement, among American Honda Finance Corporation,
            Honda Titling A L.P., Honda Titling B L.P., HVT, Inc., Delaware
            Trust Capital Management Inc. and U.S. Bank National Association.*

      10.3  Servicing Agreement, dated as of April 1, 1998, among Honda Lease
            Trust, Honda Titling A L.P., Honda Titling B L.P., and American
            Honda Finance Corporation.*

      10.3  Form of Supplement 1999-A to Servicing Agreement, among Honda Lease
            Trust, Honda Titling A L.P., Honda Titling B L.P and American Honda
            Finance Corporation.*

      23.1  Consent of O'Melveny & Myers LLP (included as part of Exhibit 5.1).*

      23.2  Consent of O'Melveny & Myers LLP (included as part of Exhibit 8.1).*

      24.1  Power of Attorney (included on page II-10).

      25.1  Form of T-1 of The Bank of New York.*

------------------------

         * To be filed by amendment.

b.       Financial Statement Schedules:

         Not applicable.

ITEM 17.  UNDERTAKINGS.

         Each undersigned Registrant hereby undertakes as follows:

         (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

         (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that the paragraphs (d)(i) and (d)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by any registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (e) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (f) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 11th day of February 1999.

                                  HONDA TITLING C L.P., a Delaware limited partnership

                                  By:      HONDA TITLING C LLC, a Delaware
                                           limited liability company, its
                                           general partner



                                  By:      HONDA FUNDING INC., a Delaware
                                           corporation, its manager



                                  By:   /s/  Y. Kohama
                                     ----------------------------------------
                                             Y. Kohama
                                             President

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 11th day of February 1999.

                          HONDA TITLING B L.P., a Delaware limited partnership

                          By: HONDA TITLING B LLC, a Delaware limited liability company, its general partner

                          By: HONDA TITLING INC., a Delaware corporation, its manager


                          By:            /s/  Y. Kohama
                             ------------------------------------------------
                                             Y. Kohama
                                             President

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 11th day of February 1999.

                          HONDA TITLING A L.P., a Delaware limited partnership

                          By: HONDA TITLING A LLC, a Delaware limited liability company, its general partner

                          By: HONDA TITLING INC., a Delaware corporation, its manager


                          By:         /s/ Y. Kohama
                             -------------------------------------------------
                                          Y. Kohama
                                          President

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 11th day of February 1999.

                          HONDA AUTO LEASE TRUST 1999-A,
                          a Delaware business trust

                          By: HONDA TITLING C L.P., a Delaware limited partnership, solely as originator of Honda Auto Lease Trust 1999-A

                          By: HONDA TITLING C LLC, a Delaware limited liability company, its general partner

                          By: HONDA FUNDING INC., a Delaware corporation, its manager


                          By:       /s/ Y. Kohama
                             -----------------------------------------------
                                        Y. Kohama
                                        President

                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 11th day of February 1999.

                          HONDA LEASE TRUST, a Delaware business trust

                          By: HONDA TITLING A L.P., a Delaware limited partnership, solely as originator of the Honda Lease Trust

                          By: HONDA TITLING A LLC, a Delaware limited liability company, its general partner

                          By: HONDA TITLING INC., a Delaware corporation, its manager


                          By:      /s/  Y. Kohama
                              -----------------------------------------------
                                        Y. Kohama
                                        President


                          By: HONDA TITLING B L.P., a Delaware limited partnership, solely as originator of the Honda Lease Trust

                          By: HONDA TITLING B LLC, a Delaware limited liability company, its general partner

                          By: HONDA TITLING INC., a Delaware corporation, its manager


                          By:      /s/  Y. Kohama
                              -----------------------------------------------
                                        Y. Kohama
                                        President

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Y. Kohama and John I. Weisickle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments, including post-effective amendments to this Registration Statement, or any filing under Rule 462 related thereto, with the Securities and Exchange Commission, granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                   TITLE                           DATE
      ---------                                   -----                           ----

/s/ Y. Kohama      .     Director and President                           February 11, 1999
------------------------ of the Manager of the General Partner of Honda
    Y. Kohama            Titling C L.P., Honda Titling A L.P. and Honda
                         Titling B L.P.
                         (Principal Executive Officer)

/s/ John I. Weisickle  . Director, Treasurer and                          February 11, 1999
-----------------------  Secretary of the Manager of the General Partner
    John I. Weisickle    of Honda Titling C L.P., Honda Titling A L.P.
                         and Honda Titling B L.P. (Principal Financial
                         And Accounting Officer)

/s/ S. Imai .            Director of the Manager of the General Partner   February 11, 1999
-----------------------  of Honda Titling C L.P. , Honda Titling A L.P.
    S. Imai              and Honda Titling B L.P.

/s/ Scott J. Nelson .    Director of the Manager of the General Partner   February 11, 1999
-----------------------  of Honda Titling C L.P. , Honda Titling A L.P.
    Scott J. Nelson      and Honda Titling B L.P.

/s/ Scott J. Ulm .       Director of the Manager of the General Partner   February 11, 1999
-----------------------  of Honda Titling C L.P. , Honda Titling A L.P.
    Scott J. Ulm         and Honda Titling B L.P.

                                  EXHIBIT INDEX

      1.1   Form of Underwriting Agreement.*

      3.1   Agreement of Limited Partnership of Honda Titling C L.P. dated as of
            February 1, 1999, between American Honda Finance Corporation and
            Honda Titling C LLC.*

      3.2 Limited Liability Company Agreement of Honda Titling C LLC, dated as of February 1, 1999, between American Honda Finance Corporation and
            Honda Funding Inc.*

      3.3   Certificate of Incorporation of Honda Funding Inc.*

      3.4   Bylaws of Honda Funding Inc.*

      3.5   Agreement of Limited Partnership of Honda Titling A L.P, dated as of
            July 1, 1997, between Honda Titling A LLC and American Honda Finance
            Corporation.*

      3.6 Limited Liability Company Agreement of Honda Titling A LLC., dated as of July 1, 1997, between American Honda Finance Corporation and
            Honda Titling Inc. *

      3.7   Agreement of Limited Partnership of Honda Titling B L.P, dated as of
            July 1, 1997, between Honda Titling B LLC and American Honda Finance
            Corporation.*

      3.8 Limited Liability Company Agreement of Honda Titling B LLC., dated as of July 1, 1997, between American Honda Finance Corporation and
            Honda Titling Inc.*

      3.9   Certificate of Incorporation of Honda Titling Inc.*

      3.10  Bylaws of Honda Funding Inc.*

      3.11  Form of Securitization Trust Agreement, among Honda Titling C L.P.,
            U.S. Bank National Association, as Owner Trustee, Wilmington Trust
            Company, as Co-Trustee and The Bank of New York, as Indenture
            Trustee (including form of Certificates).*

      3.12  Form of Indenture, between Honda Auto Lease Trust 1999-A and Bank of
            New York, as Indenture Trustee (including form of Class A Notes).*

      5.1   Opinion of O'Melveny & Myers LLP with respect to legality.*

      8.1   Opinion of O'Melveny & Myers LLP with respect to tax matters.*

      10.1 Second Amended and Restated Trust and Servicing Agreement, dated as of April 1, 1998, among American Honda Finance Corporation, Honda
            Titling A L.P., Honda Titling B L.P., HVT, Inc., Delaware Trust
            Capital Management, Inc. and U.S. Bank National Association.*



            HVT, Inc., Delaware Trust Capital Management, Inc. and U.S. Bank
            National Association*

      10.2 Form of Supplement 1999-A to the Second Amended and Restated Trust and Servicing Agreement, among American Honda Finance Corporation,
            Honda Titling A L.P., Honda Titling B L.P., HVT, Inc., Delaware
            Trust Capital Management Inc. and U.S. Bank National Association.*

      10.3  Servicing Agreement, dated as of April 1, 1998, among Honda Lease
            Trust, Honda Titling A L.P., Honda Titling B L.P., and American
            Honda Finance Corporation.*

      10.3  Form of Supplement 1999-A to Servicing Agreement, among Honda Lease
            Trust, Honda Titling A L.P., Honda Titling B L.P and American Honda
            Finance Corporation.*

      23.1  Consent of O'Melveny & Myers LLP (included as part of Exhibit 5.1).*

      23.2  Consent of O'Melveny & Myers LLP (included as part of Exhibit 8.1).*

      24.1  Power of Attorney (included on page II-10).

      25.1  Form of T-1 of The Bank of New York.*

-------------
*  To be filed by amendment